UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Barings Capital Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	85-0654007
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (704) 805-7200 with copies to:

Harry Pangas

Dechert, LLP

1900 K Street NW

Washington, DC 200006

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class

Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

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EXPLANATORY NOTE

Barings Capital Investment Corporation is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis to permit it to file an election to be regulated as a business development company (a "BDC"), under the Investment Company Act of 1940, as amended (the “1940 Act”), to provide current public information to the investment community and to comply with applicable requirements for possible future quotations or listing of its securities on a national securities exchange or other public trading market.

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

•	the terms, “we,” “us,” “our” and the "Company" refers Barings Capital Investment Corporation

•	“Barings,” “Adviser” and our “Investment Adviser” refers to Barings LLC

•	“BBDC” refers to Barings BDC, Inc. a publicly-traded BDC which is also managed by the Investment Adviser; and

•	“stockholders” refers to holders of our common stock, par value $0.01 per share (the “Common Stock”)

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As a result, the Company is eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. See “Item 1. Business – JOBS Act.”

Upon the effective date of this Registration Statement, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The SEC maintains an Internet Website (http://www.sec.gov) that contains the reports mentioned in this section.

Investing in our shares may be considered speculative and involves a high degree of risk, including the following:

•	An investment in our shares is not suitable for you if you might need access to the money you invest in the foreseeable future.

•	You should not expect to be able to sell your shares regardless of how we perform.

•	If you are unable to sell your shares, you will be unable to reduce your exposure on any market downturn.

•	Shares of our common stock are not currently listed on an exchange and given that we have no current intention of pursuing any such listing, it is unlikely that a secondary trading market will develop for shares of our common stock. In addition, given that there is no guarantee on if or when the Company will be able to consummate the limited liquidity event described herein and the fact that the Company will not seek to wind down and/or liquidate and dissolve until seven years following the Initial Closing (as defined below), an investment in shares of our common stock is not suitable for you if you might need access to the money you invest in the foreseeable future.

•	Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

•	We will invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as "junk" have predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal. They will also be difficult to value and are illiquid.

FORWARD-LOOKING STATEMENTS

This Registration Statement on Form 10 contains forward-looking statements regarding the plans and objectives of management for future operations. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “target,” “goals,” “plan,” “forecast,” “project,” other variations on these words or comparable terminology, or the negative of these words. These forward-looking statements are based on assumptions that may be incorrect, and we cannot assure you that the projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including the factors discussed in Item 1A entitled "Risk Factors" in Part I of this Registration Statement and elsewhere in this Registration Statement. Other factors that could cause our actual results and financial condition to differ materially include, but are not limited to, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including with respect to changes from the impact of the COVID-19 pandemic; the length and duration of the COVID-19 outbreak in the United States as well as worldwide and the magnitude of the economic impact of that outbreak; the effect of the COVID-19 pandemic on our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives; the effect of the disruptions caused by the COVID-19 pandemic on our ability to continue to effectively manage our business and on the availability of equity and debt capital and our use of borrowed money to finance a portion of our investments; risks associated with possible disruption due to terrorism in our operations or the economy generally; and future changes in laws or regulations and conditions in our operating areas.

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We have based the forward-looking statements included in this Registration Statement on information available to us on the date of this Registration Statement, and we assume no obligation to update any such forward-looking statements, unless we are required to do so by applicable law. However, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the Securities and Exchange Commission, including subsequent amendments to this Registration Statement, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Item 1. Business.

The Company

We were formed on February 20, 2020 as a Maryland limited liability company and converted to a Maryland corporation on April 28, 2020. We are a newly formed, externally managed, non-diversified closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. In addition, we intend to elect to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), as of the Initial Drawdown Date (as defined below), and we expect to qualify as a RIC annually thereafter. As a BDC and a RIC, we must comply with certain regulatory requirements. See “Item 1. Business — Regulation as a Business Development Company” and “Item 1. Business — Material U.S. Federal Income Tax Considerations.”

We are conducting private offerings (the “Private Offering”) of our Common Stock to investors in reliance on exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”). At the closing of any Private Offering, each investor will make a capital commitment (a “Capital Commitment”) to purchase shares of our Common Stock pursuant to a subscription agreement entered into with us (a “Subscription Agreement”). Investors will be required to fund drawdowns (“Drawdowns”) to purchase shares of our Common Stock up to the amount of their respective Capital Commitments on an as-needed basis with a minimum of 10 calendar days’ prior notice to the investors (“Drawdown Notice”). As set forth in the Subscription Agreement, in the event that an investor fails to pay all or any portion of a Drawdown pursuant to a Drawdown Notice, and such default remains uncured for a period of ten calendar days (such investor, a “Defaulting Investor”), the Company will be permitted to pursue any remedies against the Defaulting Investor available under the Subscription Agreement or at law or at equity, including prohibiting the Defaulting Investor from purchasing additional shares of common stock or causing the Defaulting Investor to forfeit up to 25% of the Defaulting Investor’s shares of common stock to the other investors. We commenced our loan origination and investment activities contemporaneously with the Initial Closing (as defined below) of the Private Offering, which occurred in the third quarter of 2020 (the “Closing”). In connection with the Closing, we entered into subscription agreements for capital commitments to purchase up to $337.5 million of shares of our Common Stock. On July 13, 2020, we issued and sold 2,500,000 shares of our Common Stock for an aggregate purchase price of $50.0 million in connection with our first drawdown of capital under such subscription agreements.

Description of Business

We are a financial services company that will primarily lend to and invest in senior secured private debt investments in well-established middle-market businesses that operate across a wide range of industries. Barings’ existing SEC exemptive relief under Sections 17(d) and 57(i) of the 1940 Act and Rule 17d-1 thereunder, granted on October 19, 2017 (the "Exemptive Relief"), permits us and Barings’ affiliated private funds and SEC-registered funds to co-invest in Barings-originated loans, which allows Barings to implement its senior secured private debt investment strategy for us on an accelerated timeline.

We are externally managed by our Investment Adviser, Barings, an investment adviser that is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Investment Adviser will also provide the administrative services necessary for us to operate (in such capacity, the “Administrator”). The Administrator may enter into one or more agreements with third parties for them to provide certain administrative services to the Company. The Investment Adviser, a wholly-owned subsidiary of Massachusetts Mutual Life Insurance Company (“MassMutual”), is a leading global asset management firm, with over $338 billion in assets under management as of December 31, 2019.

Our investment objective is to provide consistently attractive returns. We will initially focus on investing in syndicated senior secured loans, bonds and other fixed income securities and transition our portfolio to senior secured private debt investments in well-established middle-market businesses that operate across a wide range of industries. Barings will employ fundamental credit analysis, and target investments in businesses with low levels of cyclicality (i.e., the risk of business cycles or other economic cycles adversely affecting them) and operating risk relative to other businesses in this market segment. The holding size of each position will generally be dependent upon a number of factors including total facility size, pricing and structure, and the number of other lenders in the facility. Barings has experience managing levered vehicles, both public and private, and will seek to enhance our returns through the use of leverage with a prudent approach that prioritizes capital preservation. Barings believes this strategy and approach offers attractive risk/return with lower volatility given the potential for fewer defaults and greater resilience through market cycles. A significant portion of our investments are expected to be rated below investment grade by rating agencies or, if unrated would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk” have predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal.

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We will initially focus on investing in syndicated senior secured loans, bonds and other fixed income. We expect to transition to investing in predominately senior secured private debt investments in well-established middle-market businesses that operate across a wide range of industries. Syndicated senior secured loans are either (i) marketed by investment banks, which are mandated to bring lenders together and underwrite the deal, to institutional investors or (ii) bought and sold by institutional investors in individually negotiated private transactions that function in many respects like an over-the-counter secondary market. On the other hand, senior secured private debt investments are negotiated directly with the borrower, rather than marketed by a third party or bought and sold in the secondary market. We believe senior secured private debt investments may offer higher returns and certain more favorable protections than syndicated senior secured loans. Fees generated in connection with our debt investments are recognized over the life of the loan using the effective interest method or, in some cases, recognized as earned. We currently intend to invest primarily in senior secured private debt investments that have terms of between five and seven years and bear interest between the London Interbank Offered Rate (“LIBOR”) (or an applicable successor rate) plus 450 basis points and LIBOR plus 650 basis points per annum. After we elect to be regulated as a BDC, at least 70% of our assets must be “qualifying assets” (measured at the time of investment), which principally include investments in eligible portfolio companies as defined in the 1940 Act. An eligible portfolio company is any issuer which is (i) organized under the laws of, and has its principal place of business in, the United States; (ii) is not an investment company or a company that would be an investment company but for certain exclusions under the 1940 Act; and (iii) satisfies any of the following: (a) does not have any class of securities that is traded on a national securities exchange, (b) has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million, (c) is controlled by a BDC, either alone or as part of a group acting together, and such BDC has an affiliated person who is a director of the company or (d) is a small and solvent company having total assets of not more than $4 million and capital and surplus of not more than $2 million. In addition, we will be permitted to and may invest up to 30% of our total assets opportunistically in “non-qualifying assets.” See “Item 1. Business — Regulation as a Business Development Company.” These opportunistic investments in non-qualifying assets may include but may not be limited to assets from the following asset classes: European Direct Lending, Structured Credit, Private Asset-Back Securities, High-Yield Investments, Special Situations, Real Estate Debt and/or Mortgage Securities.

The Investment Adviser

Our Investment Adviser, a wholly-owned subsidiary of MassMutual, is a leading global asset management firm and is registered with the SEC as an investment adviser under the Advisers Act. Barings’ primary investment capabilities include fixed income, private credit, real estate, equity, and alternative investments. Subject to the overall supervision of our board of directors (the “Board”), a majority of which is made up of directors that are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Company or the Investment Adviser (“Independent Directors”), Barings’ Global Private Finance Group (“Barings GPFG”) will manage our day-to-day operations, and provide investment advisory and management services to us. Barings GPFG is part of Barings’ approximately $250 billion Global Fixed Income Platform that invests in liquid, private and structured credit. Barings GPFG manages private funds and separately managed accounts, along with multiple public vehicles. The Investment Adviser intends to retain its indirect, wholly-owned subsidiary, Baring International Investment Limited (“BIIL”), as a sub-adviser to manage European investments for the Company. BIIL is an investment adviser registered with the SEC in the U.S. and the Financial Conduct Authority in the United Kingdom with its principal office located in London. As of December 31, 2019, BIIL had approximately $11.1 billion in assets under management.

Among other things, Barings will (i) determine the composition of our portfolio, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by us; (iii) execute, close, service and monitor the investments that we make; (iv) determine the securities and other assets that we will purchase, retain or sell; (v) perform due diligence on prospective portfolio companies and (vi) provide us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds.

Barings’ investment experience within the direct private credit market began in 1992 with the formal inception of its private finance business (now called the Global Private Finance Group), and has remained an integral part of Barings’ overall platform to date. Barings GPFG began with a primary focus on investments in North American subordinated debt and equity co-investments, but diversified over the years to expand its capabilities geographically and across all tranches of the capital structure of middle-market companies. As of December 31, 2019, Barings GPFG consisted of 75 investment professionals, located in six offices on four continents.

Included in Barings GPFG is Barings North American Private Finance Team (the “Investment Team”), which, as of December 31, 2019, consisted of 55 investment professionals located in three offices in the U.S. The Investment Team provides a full set of solutions to the North American middle market, including revolvers, first and second lien senior secured loans, unitranche structures, mezzanine debt and equity co-investments. The Investment Team averages over 18 years of industry experience at the Managing Director and Director level.

Barings GPFG is responsible for identifying investment opportunities, conducting research and due diligence on prospective investments, structuring our investments and monitoring and servicing our investments. In addition, Barings believes that it has best-in-class support personnel, including expertise in risk management, legal, accounting, tax, information technology and compliance, among others. We expect to benefit from the support provided by these personnel in our operations.

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Status under CFTC Rules

The Investment Adviser is registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator (“CPO”) and as a commodity trading advisor (“CTA”). In respect of the Company, however, the Investment Adviser relies on an exclusion from the definition of a CPO under CFTC Rule 4.5 because of the Company’s limited trading in commodity interests, and the Investment Adviser will operate the Company as if it were not registered as a CPO, so that unlike a registered CPO, with respect to the Company, the Investment Adviser is not required to deliver a Disclosure Document or an Annual Report (as those terms are used in the CFTC’s rules) to stockholders. Further, the Investment Adviser will rely on an exemption from registration as a CTA under CFTC Rule 4.14(a)(8) as it is registered with the SEC as an investment adviser and providing commodity trading advice to a CFTC Rule 4.5 commodity pool with respect to the Company.

Investment Committee

The Barings North American Private Finance investment committee (the “Investment Committee”) consists of six members: Eric Lloyd, Managing Director, Deputy Head of Global Markets and Head of Private Fixed Income; Terry Harris, Managing Director and Head of Global Portfolio Management; Ian Fowler, Managing Director, Fund Portfolio Manager and Co-Head of Global Private Finance; Adam Wheeler, Managing Director, Co-Head of Global Private Finance; Mark Flessner, Managing Director and Head of U.S. Senior Loan Portfolio Management; and Brian Baldwin, Managing Director. Collectively, this committee has over 150 years of industry experience, and each member averages approximately 26 years of industry experience. A majority of the votes cast at a meeting at which a majority of the members of the Investment Committee is present is required to approve all new investment decisions.

Eric Lloyd, Terry Harris, Ian Fowler and Adam Wheeler also sit on the European and Asia Pacific Investment Committees, affording them a unique relative value perspective across all of Barings’ investment geographies. Ian Fowler, Mark Flessner and Brian Baldwin have all worked together at prior firms including GE Capital, Freeport Financial and Harbour Group. Barings believes that the individual and shared experience of these six senior team members provides the Investment Committee with an appropriate balance of shared investment philosophy and difference of background and opinion.

Our Business Strategy

Investment Objective

We will seek attractive returns by generating current income primarily from directly-originated debt investments in middle-market companies located primarily in the United States. Our strategy includes the following components:

•	Leveraging Barings GPFG’s Origination and Portfolio Management Resources. Barings GPFG has over 75 investment professionals located in six different offices in the U.S., Europe, Australia/New Zealand and Asia. These regional investment teams have been working together in their respective regions for a number of years and have extensive experience advising, investing in and lending to companies across changing market cycles. In addition, the individual members of these teams have diverse investment backgrounds, with prior experience at investment banks, commercial banks, and privately and publicly held companies. We believe this diverse experience provides an in-depth understanding of the strategic, financial and operational challenges and opportunities of middle-market companies.

•	Utilizing Long-Standing Relationships to Source Investments. Barings GPFG has worked diligently over decades to build strategic relationships with private equity firms globally. Barings GPFG’s long history of providing consistent, predictable capital to middle-market sponsors, even in periods of market dislocation, has earned Barings a reputation as a reliable partner. Barings GPFG also maintains extensive personal relationships with entrepreneurs, financial sponsors, attorneys, accountants, investment bankers, commercial bankers and other non-bank providers of capital who refer prospective portfolio companies to it. These relationships historically have generated significant investment opportunities. We believe that this network of relationships will continue to produce attractive investment opportunities.

•	Focusing on the Middle-Market. We will primarily invest in middle-market transactions. These companies tend to be privately owned, often by a private equity sponsor, and are companies that typically generate annual Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) of $10.0 million to $75.0 million.

•	Providing One-Stop Customized Financing Solutions. Barings GPFG’s ability to commit to and originate larger hold positions (in excess of $200 million) in a given transaction is a differentiator to middle-market private equity sponsors. In today’s market, it has become increasingly important to have the ability to underwrite an entire transaction, providing financial sponsors with certainty of close. Barings GPFG offers a variety of financing structures and has the flexibility to structure investments to meet the needs of our portfolio companies.

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•	Applying Consistent Underwriting Policies and Active Portfolio Management. We believe robust due diligence on each investment is paramount due to the lack of an active secondary market. With limited ability to liquidate holdings, private credit investors must take a longer-term, “originate-to-hold” investment approach. Barings GPFG has implemented underwriting policies and procedures that are followed for each potential transaction. This consistent and proven fundamental underwriting process includes a thorough analysis of each potential portfolio company’s competitive position, financial performance, management team operating discipline, and growth potential and industry attractiveness, which Barings GPFG believes allows them to better assess the company’s prospects. After closing, Barings GPFG maintains ongoing access to both the sponsor and to portfolio company management in order to closely monitor investments and suggest or require remedial actions as needed to avoid a default.

•	Maintaining Portfolio Diversification. While we will focus our investments in middle-market companies, we will seek to invest across various industries. Barings GPFG will monitor our investment portfolio to ensure we have acceptable industry balance, using industry and market metrics as key indicators. By monitoring our investment portfolio for industry balance, we will seek to reduce the effects of economic downturns associated with any particular industry or market sector. Notwithstanding our intent to invest across a variety of industries, we may from time to time hold securities of a single portfolio company that comprise more than 5.0% of our total assets and/or more than 10.0% of the outstanding voting securities of the portfolio company. For that reason, we will be classified as a non-diversified management investment company under the 1940 Act.

Investments

Debt Investments

The terms of our debt investments will be tailored to the facts and circumstances of each transaction and prospective portfolio company, with a structure that seeks to protect lender rights and manage risk while creating incentives for the portfolio company to achieve its business plan. We will also seek to limit the downside risks of our investments by negotiating covenants that are designed to protect our investments while affording our portfolio companies flexibility in managing their businesses. Such restrictions may include affirmative and negative covenants, default penalties, lien protections, change of control provisions, put rights and a pledge of the operating companies’ stock which will provide us with additional exit options in downside scenarios. Other lending protections may include term loan amortization, excess cash flow sweeps (effectively additional term loan amortization), limitations on a company’s ability to make acquisitions, maximums on capital expenditures and limits on allowable dividends and distributions. Further, up front closing fees of typically 1-3% of the loan amount act effectively as pre-payment protection given the cost to a company to refinance early. Additionally, we will typically include call protection provisions effective for the first six to twelve months of an investment to enhance our potential total return.

We expect to invest in predominately senior secured private debt investments in well-established middle-market businesses that operate across a wide range of industries. We currently intend to invest primarily in loans that have terms of between five and seven years, and bear interest at rates ranging from LIBOR (or an applicable successor rate) plus 450 basis points to LIBOR plus 650 basis points per annum.

Equity Investments

On a limited basis, we may acquire equity interests in portfolio companies. In such cases, we will generally seek to structure our equity investments as non-control investments to provide us with customary minority rights.

Investment Criteria

We will utilize the following criteria and guidelines in evaluating investment opportunities. However, not all of these criteria and guidelines will be met in connection with each of our investments.

•	Established Companies with Positive Cash Flow. We will seek to invest in later-stage or mature companies with a proven history of generating positive cash flows. We will typically focus on companies with a history of profitability and trailing twelve-month Adjusted EBITDA ranging from $10.0 million to $75.0 million.

•	Experienced Management Teams. Based on our prior investment experience, we believe that a management team with significant experience with a portfolio company or relevant industry experience is essential to the long-term success of the portfolio company. We believe management teams with these attributes are more likely to manage the companies in a manner that protects our debt investment.

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•	Strong Competitive Position. We seek to invest in companies that have developed strong positions within their respective markets, are well positioned to capitalize on growth opportunities and compete in industries with barriers to entry. We also seek to invest in companies that exhibit a competitive advantage, which may help to protect their market position and profitability.

•	Varied Customer and Supplier Bases. We prefer to invest in companies that have varied customer and supplier bases. Companies with varied customer and supplier bases are generally better able to endure economic downturns, industry consolidation and shifting customer preferences.

•	Significant Invested Capital. We believe the existence of significant underlying equity value provides important support to investments. We will seek to identify portfolio companies that we believe have well-structured capital beyond the layer of the capital structure in which we invest.

Investment Process

Our investment origination and portfolio monitoring activities will be performed by Barings GPFG. Barings GPFG has an Investment Committee that will be responsible for all aspects of our investment process. The Investment Committee is comprised of six members. The investment process is designed to maximize risk-adjusted returns, minimize non-performing assets and avoid investment losses. In addition, the investment process is also designed to provide sponsors and prospective portfolio companies with efficient and predictable deal execution.

Origination

Barings GPFG’s origination process is summarized in the following chart:

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Investment Pre-Screen

The investment pre-screen process begins with a review of an offering memorandum or other high-level prospect information by an investment originator. A fundamental bottoms-up credit analysis is prepared and independent third-party research is gathered in addition to the information received from the sponsor. The investment group focuses on a prospective investment’s fundamentals, sponsor/source and proposed investment structure. This review may be followed by a discussion between the investment originator and an investment group head to identify investment opportunities that should be passed on, either because they fall outside of Barings GPFG’s stated investment strategy or offer an unacceptable risk-adjusted return. If the originator and investment group head agree that an investment opportunity is worth pursuing, a credit analyst assists the originator with preparation of a screening memorandum. The screening memorandum is discussed internally with the investment group head and other senior members of the investment group, and in certain instances, the investment group head may elect to review the screening memorandum with the Investment Committee prior to the preliminary investment proposal.

Preliminary Investment Proposal

Following the screening memorandum discussion, if the decision is made by the investment group head to pursue an investment opportunity, key pricing and structure terms may be communicated to the prospective borrower verbally or via a non-binding standard preliminary term sheet in order to determine whether the proposed terms are competitive.

Investment Approval

Upon acceptance by a sponsor/prospective borrower of preliminary key pricing and structure terms, the investment process continues with formal due diligence. The investment team attends meetings with the prospective portfolio company’s management, reviews historical and forecasted financial information and third-party diligence reports, conducts research to support preparation of proprietary financial models including both base case and downside scenarios, valuation analyses, and ultimately, an underwriting memorandum for review by the Investment Committee. A majority of the votes cast at a meeting at which a majority of the members of the Investment Committee is present is required to approve all new investment decisions.

Commitment Letter

For investments that require written confirmation of commitment, commitment letters must be approved by Barings GPFG’s internal legal team. Commitment letters include customary conditions as well as any conditions specified by the Investment Committee. Such conditions could include, but are not limited to, specific confirmatory due diligence, minimum pre-close Adjusted EBITDA, minimum capitalization, satisfactory documentation, satisfactory legal due diligence and absence of material adverse change. Unless specified by the Investment Committee as a condition to approval, commitment letters need not include final Investment Committee approval as a condition precedent.

Documentation

Once an investment opportunity has been approved, negotiation of definitive legal documents occurs, usually simultaneously with completion of any third-party confirmatory due diligence. Typically, legal documentation will be reviewed by Barings GPFG’s internal legal team or by outside legal counsel to ensure that our security interest can be perfected and that all other terms of the definitive loan documents are consistent with the terms approved by the Investment Committee.

Closing

A closing memorandum is provided to the Investment Committee. The closing memorandum addresses final investment structure and pricing terms, the sources and uses of funds, any variances from the original approved terms, an update related to the prospect’s financial performance and, if warranted, updates to internal financial models. The closing memorandum also addresses each of the specific conditions to the approval of the investment by the Investment Committee, including results of confirmatory due diligence with any exceptions or abnormalities highlighted, and includes an analysis of financial covenants with a comparison to the financial forecast prepared by management.

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Portfolio Management and Investment Monitoring

Our portfolio management and investment monitoring processes will be overseen by Barings GPFG. Barings GPFG’s portfolio management process is designed to maximize risk-adjusted returns and identify non-performing assets well in advance of potentially adverse events in order to mitigate investment losses. Key aspects of the Barings GPFG investment and portfolio management process include:

•	Culture of Risk Management. The investment team that approves an investment monitors the investment’s performance through repayment. We believe this practice encourages accountability by connecting investment team members with the long-term performance of the investment. This also allows us to leverage the underwriting process, namely the comprehensive understanding of the risk factors associated with the investment that an investment team develops during underwriting. In addition, we foster continuous interaction between investment teams and the Investment Committee. This frequent communication encourages the early escalation of issues to members of the Investment Committee to leverage their experience and expertise well in advance of potentially adverse events.

•	Ongoing Monitoring. Each portfolio company is assigned to an analyst who is responsible for the ongoing monitoring of the investment. Upon receipt of information (financial or otherwise) relating to an investment, a preliminary review is performed by the analyst in order to assess whether the information raises any issues that require urgent attention. Particular consideration is given to information which may impact the value of an asset. In the event that something material is identified, the analyst is responsible for notifying the relevant members of the deal team and Investment Committee.

•	Quarterly Portfolio Reviews. All investments are reviewed on at least a quarterly basis. The quarterly portfolio reviews provide a forum to evaluate the current status of each asset and identify any recent or long-term performance trends, either positive or negative, that may affect its current valuation.

•	Focus Credit List Reviews. Certain credits are deemed to be on the “Focus Credit List” and are reviewed on a more frequent basis. These reviews typically occur monthly but can occur more or less frequently based on situational factors and the availability of updated information from the applicable portfolio company. During these reviews, the investment team provides an update on the situation and discusses potential courses of action with the Investment Committee to ensure any mitigating steps are taken in a timely manner.

•	Sponsor Relationships. We intend to invest primarily in transactions backed by a private equity sponsor and when evaluating investment opportunities, we will take into account the strength of the sponsor (e.g., track record, sector expertise, strategy, governance, follow-on investment capacity and relationship with Barings GPFG). Having a strong relationship and staying in close contact with sponsors and management during not only the underwriting process but also throughout the life of the investment allows us to engage the sponsor and management early to address potential covenant breaks or other issues.

•	Robust Investment and Portfolio Management System. Barings’ investment and portfolio management system serves as the central repository of data used for investment management, including both company-level metrics (e.g., probability of default, EBITDA and geography) and asset-level metrics (e.g., price, spread/coupon and seniority). Barings GPFG portfolio management has established a required set of data that analysts must update quarterly, or more frequently when appropriate, in order to produce a one-page summary for each company, known as tearsheets, which are used during quarterly portfolio reviews.

Managerial Assistance

As a BDC, we will offer, and must provide upon request, managerial assistance to certain of our portfolio companies. This assistance typically involves, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. Barings will provide such services on our behalf to portfolio companies that request this assistance. We may receive fees for these services.

Exit Strategies/Refinancing

While we generally expect to exit most investments through the refinancing or repayment of our debt, Barings GPFG will typically assist our portfolio companies in developing and planning exit opportunities, including any sale or merger of our portfolio companies. Barings GPFG may also assist in the structure, timing, execution and transition of these exit strategies.

Competition

We compete for investments with a number of investment funds including public funds, private equity funds, other BDCs, as well as traditional financial services companies such as commercial banks and other sources of financing. Some of these entities have greater financial and managerial resources than we do. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider more investments and establish more relationships than we do. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC.

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We will use the expertise of the investment professionals of Barings to assess investment risks and determine appropriate pricing for our investments in portfolio companies. We believe the relationship we have with Barings will enable us to learn about, and compete for financing opportunities with companies in middle-market businesses that operate across a wide range of industries. For additional information concerning the competitive risks we face, see “Item 1A. Risk Factors – Risks Relating to Our Business and Structure - We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.”

Investment Advisory Agreement; Administration Agreement

Our day-to-day investment operations will be managed by Barings. Barings may hire additional investment professionals to provide services to us, based upon its needs. See “Item 1. Business – Our Business Strategy – Investment Advisory Agreement; Administration Agreement.”

We have entered into an investment advisory agreement with the Investment Adviser (the “Investment Advisory Agreement”), pursuant to which we will pay the Investment Adviser a base management fee and an incentive fee for its services. See “Item 1. Business – Our Business Strategy – Investment Advisory Agreement; Administration Agreement,” for a discussion of the base management fee and incentive fee payable by us to the Investment Adviser. Our base management fee is based on the value of our gross assets and, therefore, this fee will be higher when we incur debt or use leverage.

We have entered into an administration agreement with the Administrator (the “Administration Agreement”) pursuant to which the Administrator will provide the administrative services necessary for us to operate, and we will utilize the Administrator’s office facilities, equipment and recordkeeping services. Pursuant to the Administration Agreement, the Administrator will oversee our public reporting requirements and tax reporting and monitor our expenses and the performance of professional services rendered to us by others. The Administrator may also enter into one or more agreements with third parties to assist in the provision of administrative services to us. See “Item 1. Business – Our Business Strategy – Investment Advisory Agreement; Administration Agreement,” for a discussion of these arrangements. We will pay the fees associated with this and other outsourced arrangements on a direct basis without incremental profit to our Administrator.

We will reimburse the Administrator for its costs and expenses and our allocable portion of overhead incurred by it in performing its obligations under the Administration Agreement, including compensation paid to or compensatory distributions received by our officers (including our Chief Compliance Officer and Chief Financial Officer) and any of their respective staff who provide services to us, operations staff who provide services to us, and internal audit staff, if any, to the extent internal audit performs a role in our Sarbanes-Oxley internal control assessment. See “Item 1. Business – Our Business Strategy – Investment Advisory Agreement; Administration Agreement.” Our allocable portion of overhead will be determined by the Administrator, which expects to use various methodologies such as allocation based on the percentage of time certain individuals devote, on an estimated basis, to the business and affairs of the Company, and will be subject to oversight by the Board. Any third parties engaged by the Administrator for the provision of administrative services to us will be paid compensation for performing services to us under the relevant agreement with such third party.

Expenses

We do not currently have any employees and do not expect to have any employees. The Company’s day-to-day investment operations will be managed by Barings, and services necessary for the Company’s business, including the origination and administration of its investment portfolio, will be provided by individuals who are employees of Barings, as our Investment Adviser and Administrator, pursuant to the terms of the Investment Advisory Agreement and the Administration Agreement. The Company will reimburse the Administrator for its allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including its allocable portion of the cost of certain of the Company’s officers and their respective staffs, and the investment adviser for certain expenses under the Investment Advisory Agreement. We will bear our allocable portion of the compensation paid by Barings to our Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to our business affairs). We will bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (i) investment advisory fees, including management fees and incentive fees, to Barings, pursuant to the Investment Advisory Agreement; (ii) our allocable portion of overhead and other expenses incurred by Barings in performing its administrative obligations under the Administration Agreement, and (iii) all other expenses of its operations and transactions including, without limitation, those relating to:

•	our initial organization costs incurred prior to the commencement of our operations;

•	operating costs incurred prior to the commencement of our operations;

•	the cost of calculating our net asset value, including the cost of any third-party valuation services;

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•	the cost of effecting sales and repurchases of shares of our Common Stock and other securities, including, except as otherwise noted below, in connection with the Private Offering;

•	fees payable to third parties relating to making investments, including our Investment Advisor’s or its affiliates’ travel expenses, research costs and out-of-pocket fees and expenses associated with performing due diligence and reviews of prospective investments;

•	interest expense and other costs associated with our indebtedness;

•	transfer agent, dividend reinvestment plan administrator and custodial fees;

•	out-of-pocket fees and expenses associated with marketing efforts;

•	federal and state registration fees and any stock exchange listing fees;

•	U.S. federal, state and local taxes;

•	Independent Directors’ fees and expenses;

•	brokerage commissions and markups;

•	fidelity bond, directors’ and officers’ liability insurance and other insurance premiums;

•	direct costs, such as printing, mailing, long distance telephone and staff;

•	fees and expenses associated with independent audits and outside legal costs;

•	costs associated with our reporting and compliance obligations U.S. federal and state securities laws, including, the Securities Act, the Exchange Act and the 1940 Act; and

•	other expenses incurred by the Administrator or us in connection with administering our business, including payments under the Administration Agreement that will be based upon our allocable portion (subject to the review and approval of our Board) of overhead.

We have agreed to reimburse the Investment Adviser for initial organization costs and operating costs incurred prior to the commencement of our operations, including in connection with the Private Offering. In the event receipt of a formal commitment of external capital does not occur, all organization and offering costs will be borne by the Investment Adviser. As there has been no commitment of external capital to date, no such costs have been allocated to the Company.

We and Barings may engage one or more placement agents to assist with the placement of the Company’s shares. The Investment Adviser has agreed to pay all placement fees and related expenses to placement agents in connection with the Private Offering. The prospect of receiving placement fees or other compensation may provide placement agents and/or their salespersons with an incentive to favor sales of the shares of the Company over the sale of interests of other investments with respect to which the placement agent does not receive such additional compensation, or receives lower levels of additional compensation.

From time to time, Barings or its affiliates may pay third-party providers of goods or services. We will reimburse Barings or such affiliates thereof for any such amounts paid on our behalf. All of the foregoing expenses will ultimately be borne by our stockholders.

Dividend Reinvestment Plan

We have a dividend reinvestment plan (“DRIP”) that provides for reinvestment of our distributions on behalf of our stockholders, unless a stockholder elects to “opt-out” and receive such distribution in cash as provided below. As a result, if the Board authorizes, and we declare, a cash dividend, then our stockholders who have not “opted out” of our DRIP will have their cash dividends automatically reinvested in additional shares of our Common Stock, rather than receiving the cash dividends.

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No action will be required on the part of a registered stockholder to have his or her cash dividend reinvested in shares of our Common Stock. A registered stockholder may elect to receive an entire dividend in cash by notifying our investor relations department to request a change form, as described below. Such change form must be received by State Street Bank and Trust Company, the “Plan Administrator” and our transfer agent and registrar, no later than 10 business days prior to the distribution date fixed by the Board for such dividend. If such change form is received less than 10 business days prior to the distribution date fixed by the Board, then that dividend will be reinvested pursuant to the terms of the plan. The Plan Administrator will set up an account for shares acquired through the plan for each stockholder who has not elected to receive dividends in cash and hold such shares in non-certificated form. Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends in cash by notifying their broker or other financial intermediary of their election so long as their broker or other financial intermediary notifies the Plan Administrator of the same by submitting the change form.

The number of shares to be issued to a stockholder under the DRIP will be determined by dividing the total dollar amount of the distribution payable to such stockholder by the net asset value per share of our Common Stock, as of the last day of our fiscal quarter immediately preceding the date such distribution was declared.

There will be no charges to stockholders who participate in the DRIP. We will pay the Plan Administrator’s fees under the DRIP.

Stockholders who receive dividends in the form of stock generally are subject to the same federal, state and local tax consequences as are stockholders who elect to receive their dividends in cash. However, since a participating stockholder’s cash dividends will be reinvested, such stockholder will not receive cash with which to pay any applicable taxes on reinvested dividends. A stockholder’s basis for determining gain or loss upon the sale of stock received in a dividend from us will be equal to the total dollar amount of the dividend payable to the stockholder. Any stock received in a dividend will have a holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account. Common Stock received in a dividend may generate a wash sale if such stockholder sold out Common Stock at a realized loss within 30 days either before or after such dividend.

Participants may elect to receive their entire dividend in cash or to terminate their accounts under the plan by filling out a change form. To request a change form or for more information, please contact our investor relations department at 1-888-401-1088 or bdcinvestorrelations@barings.com.

We may terminate the DRIP upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any dividend by us. All correspondence concerning the plan should be directed to the Plan Administrator by mail at State Street Bank and Trust Company, One Heritage Drive, North Quincy, MA 02171.

The Private Offering

We have sold and intend to continue to sell shares of our Common Stock in private placements to investors in reliance on exemptions from the registration requirements of the Securities Act. Investors who acquire shares of our Common Stock are required to enter into separate Subscription Agreements. Each investor will make a capital commitment to purchase shares of our Common Stock pursuant to a Subscription Agreement. Investors will be required to make capital contributions to purchase shares of our Common Stock each time the Company delivers a Drawdown Notice, which will be delivered at least 10 calendar days prior to the initial required funding date (such initial funding date, the “Initial Closing”) and 10 calendar days prior to any subsequent required funding date, in an aggregate amount not to exceed their respective Capital Commitments. All purchases will generally be made pro rata, in accordance with the investors’ Capital Commitments, at a per-share price as determined by the Board (including a committee thereof). The Board or a committee thereof is required to make the determination that we are not selling shares of our Common Stock at a price below the then current net asset value of our Common Stock at the time at which the sale is made. The Board may set the per-share price above the net asset value per share based on a variety of factors, including, without limitation, the total amount of the Company’s organizational and other expenses. Upon the earlier to occur of (i) a Liquidity Event (as defined below) and (ii) the seven-year anniversary of the Initial Closing (the “Commitment Period”), investors will be released from any further obligation to purchase additional shares, subject to certain exceptions contained herein and in the Subscription Agreement. Prior to a Liquidity Event, no investor who participated in the Private Offering will be permitted to sell, assign, transfer or otherwise dispose of its shares or capital commitment unless the Company provides its prior written consent and the transfer is otherwise made in accordance with applicable law. If a Liquidity Event has not occurred by the expiration of the Commitment Period, the Board will use its best efforts to wind down and/or liquidate and dissolve the Company. A “Liquidity Event” means a corporate control transaction or similar event (which may include a transaction with an affiliated entity, including an affiliated BDC), such as a strategic sale of the Company or all or substantially all of our assets to, or a merger with, another entity, for consideration payable to stockholders of the Company of cash or publicly listed securities of such other entity (or a combination of cash and such publicly listed securities). The decision whether to pursue a Liquidity Event will be made at the discretion of the Board and with the requisite approval of our stockholders as required by Maryland law.

In addition to all legal remedies available to the Company, failure by an investor to purchase additional common stock when requested by the Company will (following a cure period of ten calendar days) result in such Defaulting Investor being subject to certain default provisions set forth in that investor’s Subscription Agreement, which may include causing the Defaulting Investor to forfeit up to 25% of the Defaulting Investor’s shares of common stock to the other investors. Defaulting Investors may also forfeit their right to participate in purchasing additional shares on any future drawdown date or otherwise participate in any future investments in the Company.

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Investment Advisory Agreement

Pursuant to the Investment Advisory Agreement, the Investment Adviser manages the Company’s day-to-day operations and provides the Company with investment advisory services. Among other things, the Investment Adviser (i) determines the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identifies, evaluates and negotiates the structure of the investments made by the Company; (iii) executes, closes, services and monitors the investments that the Company makes; (iv) determines the securities and other assets that the Company will purchase, retain or sell; (v) performs due diligence on prospective portfolio companies and (vi) provides the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

The Investment Advisory Agreement provides that, absent fraud, willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Investment Adviser, and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Investment Adviser (collectively, the “IA Indemnified Parties”), are entitled to indemnification from the Company for any damages, liabilities, costs, demands, charges, claims and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the IA Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of any actions or omissions or otherwise based upon the performance of any of the Investment Adviser’s duties or obligations under the Investment Advisory Agreement or otherwise as an investment adviser of the Company. The Adviser’s services under the Investment Advisory Agreement are not exclusive, and the Investment Adviser is generally free to furnish similar services to other entities so long as its performance under the Investment Advisory Agreement is not adversely affected.

Under the Investment Advisory Agreement, the Company pays the Investment Adviser (i) a base management fee and (ii) an incentive fee as compensation for the investment advisory and management services it provides the Company thereunder.

Base Management Fee

The base management fee will be calculated at an annual rate of 0.15% of our gross assets, including assets purchased with borrowed funds or other forms of leverage but excluding (i) cash and cash equivalents (as defined below) and (ii) net unsettled purchases and sales of investments. For services rendered under the Investment Advisory Agreement, the base management fee will be payable quarterly in arrears. The base management fee will be calculated based on the average value of our gross assets at the end of the two most recently completed calendar quarters (including the quarter for which such fees are being calculated) and appropriately adjusted for any share issuances or repurchases during the quarter. For our first quarter, the base management fee will be calculated based on the value of our gross assets as of such quarter-end. The base management fee for any partial quarter will be appropriately pro-rated. For purposes of the Investment Advisory Agreement, “cash equivalents” means U.S. government securities, money market fund investments, commercial paper instruments and other similar cash equivalent investments maturing within one year of purchase.

The Incentive Fee.

The incentive fee will consist of two parts: (i) an incentive fee based on pre-incentive fee net investment income (the “Income-Based Fee”) and (ii) an incentive fee based on capital gains (the “Capital Gains Fee”)—which are described in more detail below.

Income-Based Fee. The Income-Based Fee will be payable quarterly in arrears to the extent our Pre-Incentive Fee Net Investment Income (as defined below) for the most recently completed calendar quarter divided by our net assets as of the end of such calendar quarter (defined as total assets less indebtedness and before taking into account any Income-Based Fees and Capital Gains Fees payable during the calendar quarter, and appropriately adjusted for any share issuances or repurchases during the calendar quarter) (the “PIFNII Return”) exceeds the Hurdle Rate (as defined below) and is an amount less than or equal to the Incentive Fee Cap (as defined below). The Income-Based Fee will be calculated as follows:

(a) No Income-Based Fee in any calendar quarter in which the PIFNII Return does not exceed the Hurdle Rate;

(b) 25% of Pre-Incentive Fee Net Investment Income with respect to that portion of the PIFNII Return that exceeds the Hurdle Rate but is less than or equal to the Catch-Up Hurdle Rate (as defined below) for such calendar quarter, which is referred to as the “Catch-Up”. The Catch-Up is intended to provide the Investment Adviser with an Income-Based Fee equal to 12.5% of all of our Pre-Incentive Fee Net Investment Income if our PIFNII Return equals or exceeds the quarterly Catch-Up Hurdle Rate in any calendar quarter; plus

(c) 12.5% of all Pre-Incentive Fee Net Investment Income with respect to that portion of the PIFNII Return that exceeds the Catch-Up Hurdle Rate.

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The Income-Based Fee paid to the Investment Adviser will be subject to the Incentive Fee Cap.

(a) In any quarter that the Incentive Fee Cap is zero or a negative value, we will pay no Income-Based Fee to the Investment Adviser for such quarter.

(b) In any quarter that the Incentive Fee Cap for such quarter is a positive value but is less than the Income-Based Fee that is payable to the Investment Adviser for such quarter (before giving effect to the Incentive Fee Cap), we will pay an Income-Based Fee to the Investment Adviser equal to the Incentive Fee Cap for such quarter.

(c) In any quarter that the Incentive Fee Cap for such quarter is equal to or greater than the Income-Based Fee that is payable to the Investment Adviser for such quarter (before giving effect to the Incentive Fee Cap), we will pay an Income-Based Fee to the Investment Adviser equal to the Income-Based Fee calculated as described above for such quarter without regard to the Incentive Fee Cap.

For purposes of the calculation of the Income-Based Fee, the following terms have the following meaning:

•	“Hurdle Rate” for any calendar quarter means one fourth of the average daily Floating Rate over the applicable quarter.

•	“Floating Rate” means, initially, the three-month LIBOR; provided that if a Floating Rate Transition Event and its related Floating Rate Replacement Date have occurred with respect to LIBOR, then “Floating Rate” means the Replacement Rate. In the event that the Floating Rate is a negative value, then the Floating Rate shall be zero.

•	“Floating Rate Transition Event” means the occurrence of one or more of the following events with respect to the Floating Rate:

1.	a public statement or publication of information by or on behalf of the administrator of the Floating Rate announcing that the administrator has ceased or will cease to provide the Floating Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Floating Rate;

2.	a public statement or publication of information by the regulatory supervisor for the administrator of the Floating Rate, the central bank for the currency of the Floating Rate, an insolvency official with jurisdiction over the administrator for the Floating Rate, a resolution authority with jurisdiction over the administrator for the Floating Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Floating Rate, which states that the administrator of the Floating Rate has ceased or will cease to provide the Floating Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Floating Rate; or

3.	a public statement or publication of information by the regulatory supervisor for the administrator of the Floating Rate announcing that the Floating Rate is no longer representative.

•	“Floating Rate Replacement Date” means:

1.	in the case of clause (1) or (2) of the definition of “Floating Rate Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the relevant Floating Rate permanently or indefinitely ceases to provide such Floating Rate; or

2.	in the case of clause (3) of the definition of “Floating Rate Transition Event,” the date of the public statement or publication of information.

•	“Replacement Rate” means the first alternative set forth in the order below that can be determined as of the Floating Rate Replacement Date.

1.	the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment; and

2.	the sum of: (a) Compounded SOFR and (b) the applicable Benchmark Replacement Adjustment.

If a Replacement Rate is selected pursuant to clause (2) above, then each calendar quarter following such selection, if a redetermination of the Replacement Rate on such date would result in the selection of a Replacement Rate under clause (1) above, then (x) the Replacement Rate shall be redetermined on such date utilizing Term SOFR and (y) such redetermined Replacement Rate shall become the Floating Rate on or after such date. If redetermination of the Replacement Rate on such date as described in the preceding sentence would not result in the selection of a Replacement Rate under clause (1), then the Floating Rate shall remain the Replacement Rate as previously determined pursuant to clause (2) above.

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•	“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

•	“Compounded SOFR” means the compounded average of SOFR for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable for the applicable calendar quarter or compounded in advance) being established in accordance with the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR.

•	“SOFR” means with respect to any day means the Secured Overnight Financing Rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

•	“Corresponding Tenor” with respect to a Replacement Rate means a tenor (or observation period) having approximately the same length (disregarding business day adjustment) as the applicable tenor (or observation period) for the then-current Floating Rate.

•	“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the transition to the applicable Floating Rate.

•	“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

•	“Catch-Up Hurdle Rate” for any calendar quarter means a rate that is equal to 200% of the Hurdle Rate.

•	“Incentive Fee Cap” means for any calendar quarter an amount equal to (a) 12.5% of the Cumulative Net Return (as defined below) minus (b) the aggregate Income-Based Fee that was paid in respect of the period ending with the calendar quarter immediately preceding the most recently completed calendar quarter (or the portion thereof) included in the period for calculation of the Cumulative Net Return.

•	“Cumulative Net Return” means (x) the aggregate Pre-Incentive Fee Net Investment Income in respect of either (i) the trailing twelve calendar quarters ending with the calendar quarter in which the Income-Based Fee is calculated or (ii) prior to the end of the twelfth calendar quarter after the effective date of the Investment Advisory Agreement, the period from the effective date of the Investment Advisory Agreement through the last day of the calendar quarter for which the Income-Based Fee is calculated minus (y) any Net Capital Loss (as defined below), if any, in respect of the relevant period.

•	“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in such period and (ii) aggregate capital gains, whether realized or unrealized, in such period.

•	“Pre-Incentive Fee Net Investment Income” in respect of a period means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus operating expenses for the quarter (including the Base Management Fee, any expenses payable under the Administration Agreement, and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature such as market discount, OID, debt instruments with PIK interest, preferred stock with PIK dividends and zero-coupon securities, accrued income that we have not yet received in cash.

Capital Gains Fee. The Capital Gains Fee will be determined and payable in arrears as of the end of each calendar year (or upon a Liquidity Event or a termination of the Investment Advisory Agreement), and will equal 12.5% of our realized capital gains, if any, on a cumulative basis from inception through the end of the calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Fees. If such amount is zero or negative, then no Capital Gains Fee is payable for such year.

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Our Administrator

The Administrator will serve as our administrator. The principal executive offices of the Administrator are located at 300 South Tryon Street, Suite 2500 Charlotte, North Carolina 28202.

The Administrator may also enter into one or more agreements with third parties for them to provide certain administrative services to us.

Administration Agreement

Under the terms of the Administration Agreement, the Administrator performs (or oversees, or arranges for, the performance of) the administrative services necessary for the operation of the Company, including, but not limited to, office facilities, equipment, clerical, bookkeeping and record-keeping services at such office facilities and such other services as the Administrator, subject to review by the Board, from time to time, determines to be necessary or useful to perform its obligations under the Administration Agreement. The Administrator also, on behalf of the Company and subject to the Board’s approval, arranges for the services of, and oversees, custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable.

The Company is required to reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities under the Administration Agreement, or such lesser amount as may be agreed to in writing by the Company and the Administrator from time to time. If the Company and the Administrator agree to a reimbursement amount for any period which is less than the full amount otherwise permitted under the Administration Agreement, then the Administrator will not be entitled to recoup any difference thereof in any subsequent period or otherwise. The costs and expenses incurred by the Administrator on behalf of the Company under the Administration Agreement include, but are not limited to:

•	the allocable portion of the Administrator’s rent for the Company’s Chief Financial Officer and the Chief Compliance Officer and their respective staffs, which is based upon the allocable portion of the usage thereof by such personnel in connection with their performance of administrative services under the Administration Agreement;

•	the allocable portion of the salaries, bonuses, benefits and expenses of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs, which is based upon the allocable portion of the time spent by such personnel in connection with performing administrative services for the Company under the Administration Agreement;

•	the actual cost of goods and services used for the Company and obtained by the Administrator from entities not affiliated with the Company, which is reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles;

•	all fees, costs and expenses associated with the engagement of a sub-administrator, if any; and

•	costs associated with (a) the monitoring and preparation of regulatory reporting, including registration statements and amendments thereto, prospectus supplements, and tax reporting, (b) the coordination and oversight of service provider activities and the direct cost of such contractual matters related thereto and (c) the preparation of all financial statements and the coordination and oversight of audits, regulatory inquiries, certifications and sub-certifications.

Valuation Procedures

We have a valuation policy, as well as established and documented processes and methodologies for determining the fair values of portfolio company investments on a recurring (quarterly) basis in accordance with the 1940 Act and FASB ASC Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820. Our current valuation policy and processes were established by Barings and were approved by the Board.

Under ASC Topic 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between a willing buyer and a willing seller at the measurement date. For our portfolio securities, fair value is generally the amount that we might reasonably expect to receive upon the current sale of the security. The fair value measurement assumes that the sale occurs in the principal market for the security, or in the absence of a principal market, in the most advantageous market for the security. If no market for the security exists or if we do not have access to the principal market, the security should be valued based on the sale occurring in a hypothetical market.

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Under ASC Topic 820, there are three levels of valuation inputs, as follows:

Level 1 Inputs - include quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 Inputs - include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 Inputs - include inputs that are unobservable and significant to the fair value measurement.

A financial instrument is categorized within the ASC Topic 820 valuation hierarchy based upon the lowest level of input to the valuation process that is significant to the fair value measurement. For example, a Level 3 fair value measurement may include inputs that are observable (Levels 1 and 2) and unobservable (Level 3). Therefore, unrealized appreciation and depreciation related to such investments categorized as Level 3 investments within the tables below may include changes in fair value that are attributable to both observable inputs (Levels 1 and 2) and unobservable inputs (Level 3).

Our investment portfolio will include certain debt and equity instruments of privately held companies for which quoted prices or other inputs falling within the categories of Level 1 and Level 2 are generally not available. In such cases, we determine the fair value of our investments in good faith primarily using Level 3 inputs. In certain cases, quoted prices or other observable inputs exist, and if so, we assess the appropriateness of the use of these third-party quotes in determining fair value based on (i) our understanding of the level of actual transactions used by the broker to develop the quote and whether the quote was an indicative price or binding offer and (ii) the depth and consistency of broker quotes and the correlation of changes in broker quotes with underlying performance of the portfolio company.

There is no single standard for determining fair value in good faith, as fair value depends upon the specific circumstances of each individual investment. The recorded fair values of our Level 3 investments may differ significantly from fair values that would have been used had an active market for the securities existed. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned.

Investment Valuation Process

Barings has established a Pricing Committee that is, subject to the oversight of the Board, responsible for the approval, implementation and oversight of the processes and methodologies that relate to the pricing and valuation of assets we hold. Barings uses internal pricing models, in accordance with internal pricing procedures established by the Pricing Committee, to price an asset in the event an acceptable price cannot be obtained from an approved external source.

Barings reviews its valuation methodologies on an ongoing basis and updates are made accordingly to meet changes in the marketplace. Barings has established internal controls to ensure our valuation process is operating in an effective manner. Barings (1) maintains valuation and pricing procedures that describe the specific methodology used for valuation and (2) approves and documents exceptions and overrides of valuations. In addition, the Pricing Committee performs an annual review of valuation methodologies.

Our money market fund investments will generally be valued using Level 1 inputs and our syndicated senior secured loans will generally be valued using Level 2 inputs. Our senior secured, middle-market, private debt investments will generally be valued using Level 3 inputs. We expect to engage an independent valuation firm to perform certain limited procedures in connection with the valuation process. The Board is ultimately responsible for determining the fair value of our investments in good faith.

Investment Valuation Inputs and Techniques

Our valuation techniques are based upon both observable and unobservable pricing inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument. We will determine the estimated fair value of our loans and investments using primarily an income approach. Generally, a vendor is the preferred source of pricing a loan, however, to the extent the vendor price is unavailable or not relevant and reliable, we may use broker quotes. We attempt to maximize the use of observable inputs and minimize the use of unobservable inputs. The availability of observable inputs can vary from investment to investment and is affected by a wide variety of factors, including the type of security, whether the security is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the security.

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Market Approach

We will value our syndicated senior secured loans using values provided by independent pricing services that have been approved by Barings’ Pricing Committee. The prices received from these pricing service providers are based on yields or prices of securities of comparable quality, type, coupon and maturity and/or indications as to value from dealers and exchanges. We will seek to obtain two prices from the pricing services with one price representing the primary source and the other representing an independent control valuation. We will evaluate the prices obtained from brokers or independent pricing service providers based on available market information, including trading activity of the subject or similar securities, or by performing a comparable security analysis to ensure that fair values are reasonably estimated. We will also perform back-testing of valuation information obtained from independent pricing service providers and brokers against actual prices received in transactions. In addition to ongoing monitoring and back-testing, We will perform due diligence procedures surrounding independent pricing service providers to understand their methodology and controls to support their use in the valuation process.

Income Approach

We will generally utilize an Income Approach model in valuing our private debt investment portfolio, which will consist primarily of middle-market senior secured loans with floating reference rates. Under this approach, the fair value is determined using an internal index-based pricing model that takes into account both the movement in the spread of one or more performing credit indices as well as changes in the credit profile of the borrower. The implicit yield for each debt investment is calculated at the date the investment is made. This calculation takes into account the acquisition price (par less any upfront fee) and the relative maturity assumptions of the underlying asset. As of each balance sheet date, the implied yield for each investment is reassessed, taking into account changes in the discount margin of the baseline index, probabilities of default and any changes in the credit profile of the issuer of the security, such as fluctuations in operating levels and leverage. If there is an observable price available on a comparable security/issuer, it is used to calibrate the internal model. The implied yield used within the model is considered a significant unobservable input. As such, these assets are generally classified within Level 3. If the valuation process for a particular debt investment results in a value above par, the value is typically capped at the greater of the principal amount plus any prepayment penalty in effect or 100% of par on the basis that a market participant is likely unwilling to pay a greater amount than that at which the borrower could refinance.

Enterprise Value Waterfall Approach

In valuing equity securities, we will estimate fair value using an “Enterprise Value Waterfall” valuation model. We estimate the enterprise value of a portfolio company and then allocate the enterprise value to the portfolio company’s securities in order of their relative liquidation preference. In addition, the model assumes that any outstanding debt or other securities that are senior to our equity securities are required to be repaid at par. Generally, the waterfall proceeds flow from senior debt tranches of the capital structure to junior and subordinated debt, followed by each class or preferred stock and finally the common stock. Additionally, we may estimate the fair value of a debt security using the Enterprise Value Waterfall approach when we do not expect to receive full repayment.

To estimate the enterprise value of the portfolio company, we primarily use a valuation model based on a transaction multiple, which generally is the original transaction multiple, and measures of the portfolio company’s financial performance. In addition, we consider other factors, including but not limited to (i) offers from third parties to purchase the portfolio company, (ii) the implied value of recent investments in the equity securities of the portfolio company, (iii) publicly available information regarding recent sales of private companies in comparable transactions and (iv) when management believes there are comparable companies that are publicly traded, we perform a review of these publicly traded companies and the market multiple of their equity securities. For certain non-performing assets, we may utilize the liquidation or collateral value of the portfolio company’s assets in our estimation of enterprise value.

Regulation as a Business Development Company

The following is a general summary of the material regulatory provisions affecting BDCs. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

A BDC is regulated under the 1940 Act. A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. A BDC may use capital provided by its stockholders and from other sources to make long-term, private investments in businesses.

We may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC unless authorized by vote of a majority of the outstanding voting securities, as required by the 1940 Act. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company. We do not anticipate any substantial change in the nature of our business.

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As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements. A majority of our directors must be persons who are not interested persons, as that term is defined in the 1940 Act, of the Company or the Investment Adviser. Additionally, we will be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the BDC. Furthermore, as a BDC, we will be prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We are generally required to meet an asset coverage ratio, defined under the 1940 Act as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) to our outstanding senior securities, of at least 150% after each issuance of senior securities. In addition, while any senior securities remain outstanding (other than senior securities representing indebtedness issued in consideration of a privately arranged loan which is not intended to be publicly distributed), we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5.0% of the value of our total assets for temporary purposes without regard to asset coverage.

We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our directors who are not interested persons, as defined in Section 2(a)(19) of the 1940 Act, of the Company or the Investment Adviser. And, in some cases, such transaction will require prior approval by the SEC. As a BDC, we will generally be limited in our ability to invest in any portfolio company in which our Investment Adviser or any of its affiliates currently has an investment or to make any co-investments with our Investment Adviser or its affiliates without an exemptive order from the SEC, subject to certain exceptions.

We do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, we generally cannot acquire more than 3% of the voting stock of any investment company, invest more than 5% of the value of our total assets in the securities of one investment company or invest more than 10% of the value of our total assets in the securities of investment companies in the aggregate. The portion of our portfolio invested in securities issued by investment companies ordinarily will subject our stockholders to additional expenses. Our investment portfolio is also subject to diversification requirements by virtue of our intention to be a RIC for U.S. tax purposes and our intention to continue to operate in a manner so as to qualify for the tax treatment applicable to RICs.

In addition, investment companies registered under the 1940 Act and private funds that are excluded from the definition of “investment company” pursuant to either Section 3(c)(1) or 3(c)(7) of the 1940 Act may not acquire directly or through a controlled entity more than 3% of our total outstanding voting stock (measured at the time of the acquisition), unless the funds comply with an exemption under the 1940 Act. As a result, certain of our investors may hold a smaller position in our shares than if they were not subject to these restrictions.

We will generally not be able to issue and sell our Common Stock at a price below net asset value per share. We may, however, sell our Common Stock, or warrants, options or rights to acquire our Common Stock, at a price below the then-current net asset value of our Common Stock if our Board determines that such sale is in our best interests and the best interests of our stockholders, and our stockholders approve such sale. In addition, we may generally issue new shares of our Common Stock at a price below net asset value in rights offerings to existing stockholders, in payment of dividends and in certain other limited circumstances.

We will be periodically examined by the SEC for compliance with the 1940 Act.

As a BDC, we will be subject to certain risks and uncertainties. See “Item 1A. Risk Factors-Risks Relating to Our Business and Structure-Our investment portfolio will be recorded at fair value as determined in good faith by our Board of Directors and, as a result, there will be uncertainty as to the value of our portfolio investments.”

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Qualifying Assets

We may invest up to 30% of our portfolio opportunistically in “non-qualifying assets”, which will be driven primarily through opportunities sourced through the Investment Adviser. However, under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to our proposed business are the following:

1.	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act and rules adopted pursuant thereto as any issuer which:

a.	is organized under the laws of, and has its principal place of business in, the United States;

b.	is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

c.	satisfies any of the following:

i.	does not have any class of securities with respect to which a broker or dealer may extend margin credit;

ii.	is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company;

iii.	is a small and solvent company having total assets of not more than $4.0 million and capital and surplus of not less than $2.0 million;

iv.	does not have any class of securities listed on a national securities exchange; or

v.	has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250.0 million.

2.	Securities in companies that were eligible portfolio companies when we made our initial investment if certain other requirements are satisfied.

3.	Securities of any eligible portfolio company which we control.

4.	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance (other than conventional lending or financing arrangements).

5.	Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

6.	Securities received in exchange for or distributed on or with respect to securities described in (1) through (5) above, or pursuant to the exercise of warrants or rights relating to such securities.

7.	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2), (3) or (4) above.

If at any time less than 70% of our gross assets are comprised of qualifying assets, including as a result of an increase in the value of any non-qualifying assets or decrease in the value of any qualifying assets, we would generally not be permitted to acquire any additional non-qualifying assets, other than office furniture and equipment, interests in real estate and leasehold improvements and facilities maintained to conduct the business operations of the BDC, deferred organization and operating expenses, and other non-investment assets necessary and appropriate to its operations as a BDC, until such time as 70% of our then current gross assets were comprised of qualifying assets. We would not be required, however, to dispose of any non-qualifying assets in such circumstances.

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Managerial Assistance to Portfolio Companies

In order to count portfolio securities as qualifying assets for the purpose of the 70.0% test, we must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where we purchase such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available “significant managerial assistance” means, among other things, any arrangement whereby we, through our directors, officers or employees, offer to provide, and, if accepted, do so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company. Barings provides such managerial assistance on our behalf to portfolio companies that request this assistance. We may receive fees for these services.

Temporary Investments

Pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as temporary investments, so that 70.0% of our assets are qualifying assets. We may invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25.0% of our total assets constitute repurchase agreements from a single counterparty, we would not meet the asset diversification tests required to maintain our tax treatment as a RIC for U.S. federal income tax purposes. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our management team will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Code of Ethics

We and Barings have adopted a code of ethics (the “Global Code of Ethics Policy”) and corporate governance guidelines, which collectively cover ethics and business conduct. These documents apply to our and Barings’ directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and any person performing similar functions, and establish procedures for personal investments and restrict certain personal securities transactions. Personnel subject to the Global Code of Ethics Policy and corporate governance guidelines may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements.

Compliance Policies and Procedures

We and Barings have adopted and implemented written policies and procedures reasonably designed to prevent violation of the U.S. federal securities laws, and are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation, and to designate a chief compliance officer to be responsible for administering such policies and procedures. Michael Cowart serves as our Chief Compliance Officer.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect us. For example:

•	pursuant to Rule 13a-14 of the Exchange Act, our President and Chief Financial Officer must certify the accuracy of the financial statements contained in our periodic reports;

•	pursuant to Item 307 of Regulation S-K, our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•	pursuant to Rule 13a-15 of the Exchange Act, our management will have to prepare an annual report regarding its assessment of our internal control over financial reporting after we have been subject to the reporting requirements of the Exchange Act for a specified period of time; and

•	pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

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Proxy Voting Policies and Procedures

We delegate our proxy voting responsibilities to Barings. Barings votes proxies relating to our portfolio securities in a manner which we believe will be in the best interest of our stockholders. Barings reviews on a case-by-case basis each proposal submitted to a stockholder vote to determine its impact on the portfolio securities held by us. Although Barings generally votes against proposals that may have a negative impact on our portfolio securities, they may vote for such a proposal if there exists compelling long-term reasons to do so.

The proxy voting decisions of Barings are made by the investment professionals who are responsible for monitoring each of its clients’ investments. To ensure that their vote is not the product of a conflict of interest, Barings requires that: (i) anyone involved in the decision making process disclose to our chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (ii) employees involved in the decision making process or vote administration are prohibited from revealing how we intend to vote on a proposal in order to reduce any attempted influence from interested parties.

Stockholders may, without charge, obtain information regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202 or by contacting our investor relations department at 1-888-401-1088 or bdcinvestorrelations@barings.com.

Privacy Principles

We look to protect nonpublic personal data and provides a copy of its privacy policy to stockholders regardless of whether they are natural persons. Our privacy policy summarized below is intended to be compliant with the requirements of the data protection laws (“Relevant Data Protection Laws”) applicable to the particular personal data at issue, including, federal and state regulations as applied to the Company.

From time to time nonpublic personal information of our stockholders may be collected (either directly from stockholders, from personnel of stockholders or advisers of stockholders or from non-affiliated sources) as required for legitimate business purposes. The following are sources of information collected:

1.	Subscription Agreements, investor questionnaires and other forms, which may include a stockholder’s name, address, social security number and personally identifiable financial information;

2.	Account History, including information about a stockholder’s shares, such as capital contributions, share purchases and sales and distributions from the Company;

3.	Transactions with the Company, including information the Company receives and maintains relating to securities transactions with and through the Company; and

4.	Correspondence, written, telephonic or electronic, between stockholders and the Company, the Investment Adviser, any of the Investment Adviser’s affiliates or any of the Company’s service providers.

In addition to the sources listed above, the Company and the Investment Adviser and its affiliates may also collect this information from their respective internet web sites, if applicable.

The Company may share all of the information that we collect, as described above, with our Investment Adviser and its affiliates in order to service stockholder accounts or provide stockholders with information about other products and services offered by the Company or the Investment Adviser or its affiliates that may be of interest to them.

In addition, the Company may disclose all of the information that it collects about stockholders to certain third parties who are not affiliated with the Company or the Investment Adviser or its affiliates under one or more of the following circumstances:

1.	As Authorized - if a stockholder requests or authorizes disclosure of the information.

2.	As Required by Law - for example, to cooperate with regulators or law enforcement authorities.

3.	To enable us to carry out the obligations hereunder - for example, sharing information with third-parties that maintain, process or service Company or stockholder accounts or financial products and services or who effect, administer or enforce Company or stockholder transactions is permitted. Among other activities, the Company and its Investment Adviser and its affiliates may share information with persons acting in an administrative, representative or fiduciary capacity on the Company’s or a stockholder’s behalf. The Company believes that sharing of information for these purposes is commercially reasonable to provide stockholders with necessary or useful services with respect to their accounts.

The Company and the Investment Adviser and its affiliates restrict access to nonpublic personal information about stockholders internally to those of their respective employees and agents who need to know the information to enable them to provide services to the stockholders. The Company and the Investment Adviser and its affiliates maintain physical, electronic and procedural safeguards to guard stockholder’s nonpublic personal information.

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Personal data may be transferred to a jurisdiction outside the country or jurisdiction in which you are resident or located and, if so, this will be done using a legitimate transfer mechanism such as the Investment Adviser’s internal Intra Group Data Transfer Agreement or a similar acceptable transfer mechanism such as the EU Model Clauses (i.e. Standard Contract Clauses (SCCs)), data processing agreement or as otherwise required or permitted by Relevant Data Protection Laws.

Subject to Relevant Data Protection Laws, transfers to other countries or jurisdictions may be permitted if the country or jurisdiction in question: (i) is in respect of personal data subject to the General Data Protection Regulation (GDPR), in the European Economic Area (EEA), or on the European Commission's list of countries providing ‘adequate protection’ for personal data (which may include U.S. companies that have voluntarily signed up to the EU-U.S. or Swiss-U.S. Privacy Shield); or (ii) has in place data protection laws which are substantially similar to, or serve the same purposes as, those in the country or jurisdiction you are resident or located, or otherwise deemed by the relevant authorities as providing ‘adequate protection’.

However, some transfers may be to countries or jurisdictions that do not have equivalent protections and, in that case, the Company and the Investment Adviser (as applicable) shall use reasonable efforts to implement contractual protections for the personal data, as required based on the legitimate transfer mechanism used.

Where you are in the EEA, further information in relation to specific international transfers can be obtained by contacting the Investment Adviser’s Data Privacy Manager at DPM@Barings.com.

JOBS Act

We currently are, and expect to remain, an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), until the earliest of:

•	the last day of our fiscal year in which the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement;

•	the end of the fiscal year in which our total annual gross revenues first equal or exceed $1.07 billion;

•	the date on which we have, during the prior three-year period, issued more than $1.0 billion in non-convertible debt; and

•	the last day of a fiscal year in which we (1) have an aggregate worldwide market value of shares of our common stock held by non-affiliates of $700.0 million or more, computed at the end of each fiscal year as of the last business day of our most recently completed second fiscal quarter and (2) have been an Exchange Act reporting company for at least one year (and filed at least one annual report under the Exchange Act).

Under the JOBS Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting, until such time as we cease to be an emerging growth company and become an accelerated filer as defined in Rule 12b-2 under the Exchange Act. This may increase the risk that material weaknesses or other deficiencies in our internal control over financial reporting go undetected.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to take advantage of the extended transition period.

Reporting Obligations

We will furnish our stockholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. Upon the effectiveness of this Registration Statement under the Exchange Act, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the Exchange Act. Stockholders and the public may view materials we file with the SEC on its website (http://www.sec.gov).

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Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our shares. This summary does not purport to be a complete description of the income tax considerations applicable to us or to investors in such an investment. For example, we have not described tax consequences that we assume to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, financial institutions, U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar, persons who mark-to-market our shares and persons who hold our shares as part of a “straddle,” “hedge” or “conversion” transaction. This summary assumes that investors hold shares of our Common Stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this Memorandum and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

For purposes of our discussion, a “U.S. stockholder” means a beneficial owner of shares of our Common Stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

For purposes of our discussion, a “Non-U.S. stockholder” means a beneficial owner of shares of our Common Stock that is neither a U.S. stockholder nor a partnership (including an entity treated as a partnership for U.S. federal income tax purposes).

If an entity treated as a partnership for U.S. federal income tax purposes (a “partnership”) holds shares of our Common Stock, the tax treatment of a partner or member of the partnership will generally depend upon the status of the partner or member and the activities of the partnership. A prospective stockholder that is a partner or member in a partnership holding shares of our Common Stock should consult his, her or its tax advisors with respect to the purchase, ownership and disposition of shares of our Common Stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any changes in the tax laws.

Election to be Taxed as a RIC

We intend to elect to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on any income or gains that we timely distribute as dividends to our stockholders. Rather, dividends we distribute generally will be taxable to our stockholders, and any net operating losses, foreign tax credits and other of our tax attributes generally will not pass through to our stockholders, subject to special rules for certain items such as net capital gains and qualified dividend income we recognize. See “-Taxation of U.S. Stockholders” and “-Taxation of Non-U.S. Stockholders,” below.

To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to qualify as a RIC, we must timely distribute dividends to our stockholders of an amount generally at least equal to 90% of the sum of our (i) investment company taxable income (“ICTI”), (which includes, among other items, dividends, interest and the excess of any net realized short-term capital gains over net realized long-term capital losses and other taxable income (other than any net capital gain), reduced by deductible expenses) determined without regard to the deduction for dividends and distributions paid and (ii) net tax-exempt interest income (which is the excess of our gross tax-exempt interest income over certain disallowed deductions), (the “Annual Distribution Requirement”). We intend to distribute annually all or substantially all of such income. Generally, if we fail to meet this Annual Distribution Requirement for any taxable year, we will fail to qualify as a RIC for such taxable year. To the extent we meet the Annual Distribution Requirement for a taxable year, but retain our net capital gains for investment or any ICTI, we are subject to U.S. federal income tax on such retained capital gains and investment company taxable income. We may choose to retain our net capital gains for investment or any investment company taxable income, and pay the associated corporate-level U.S. federal income tax, including the 4% U.S. federal excise tax described below.

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Taxation as a RIC

If we qualify as a RIC and satisfy the Annual Distribution Requirement, then we will not be subject to U.S. federal income tax on the portion of our ICTI and net capital gain (generally, net long-term capital gain in excess of net short-term capital loss) that we timely distribute (or are deemed to timely distribute) as dividends to our stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to our stockholders.

We generally will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income or gains in respect of any calendar year unless we distribute dividends in a timely manner to our stockholders of an amount at least equal to the sum of (1) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of our capital gain net income (adjusted for certain ordinary losses) generally for the one-year period ending October 31 in such calendar year and (3) any net ordinary income and capital gain net income recognized, but not distributed, in preceding years (the “Excise Tax Avoidance Requirement”). Any distribution declared by us during October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been paid by us, as well as received by our U.S. stockholders, on December 31 of the calendar year in which the distribution was declared. We will not be subject to the U.S. federal excise tax on amounts on which we are required to pay U.S. federal income tax (such as retained net capital gains). Depending upon the level of taxable income earned in a taxable year, we may choose to carry forward taxable income for distribution in the following taxable year and pay the applicable U.S. federal excise tax.

We may incur the 4% nondeductible U.S. federal excise tax in the future on a portion of our income and capital gains. While we intend to distribute income and capital gains to minimize exposure to 4% nondeductible U.S. federal excise tax, we may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we generally will be liable for 4% nondeductible U.S. federal excise tax only on the amount by which we do not meet the Excise Tax Avoidance Requirement. We generally will endeavor in each taxable year to avoid any material U.S. federal excise tax on our earnings.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

•	qualify and have in effect an election to be treated as a BDC under the 1940 Act at all times during each taxable year;

•	derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, other income derived with respect to our business of investing in stock, securities or currencies, or net income derived from an interest in a “qualified publicly traded partnership,” or “QPTP,” hereinafter the “90% Gross Income Test”; and

•	diversify our holdings so that at the end of each quarter of the taxable year:

•	at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

•	no more than 25% of the value of our assets is invested in (a) the securities, other than U.S. government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (b) the securities of one or more qualified publicly traded partnerships (the “Diversification Tests”).

In the case of a RIC that furnishes capital to development corporations, there is an exception relating to the Diversification Tests described above. This exception is available only to RICs which the SEC determines to be principally engaged in the furnishing of capital to other corporations which are principally engaged in the development or exploitation of inventions, technological improvements, new processes, or products not previously generally available (“SEC Certification”). We have not sought SEC Certification, but it is possible that we may seek SEC Certification in future years. If we receive SEC Certification, we generally will be entitled to include, in the computation of the 50% value of our assets (described above), the value of any securities of an issuer, whether or not we own more than 10% of the outstanding voting securities of the issuer, if the basis of the securities, when added to our basis of any other securities of the issuer that we own, does not exceed 5% of the value of our total assets.

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A RIC is limited in its ability to deduct expenses in excess of its ICTI (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If our expenses in a given taxable year exceed our ICTI, we may experience a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its stockholders. In addition, deductible expenses can be used only to offset ICTI, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its ICTI, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, we may for tax purposes have aggregate taxable income for several years that we are required to distribute and that is taxable to our stockholders even if such taxable income is greater than the net income we actually earn during those taxable years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, stockholders may receive a larger capital gain distribution than they would have received in the absence of such transactions.

For U.S. federal income tax purposes, we will include in our taxable income certain amounts that we have not yet received in cash. For example, if we hold debt obligations that are treated under applicable U.S. federal income tax rules as having OID (such as debt instruments with PIK interest or, in certain cases, that have increasing interest rates or are issued with warrants), we must include in our taxable income in each taxable year a portion of the OID that accrues over the life of the obligation, regardless of whether we receive cash representing such income in the same taxable year. We may also have to include in our taxable income other amounts that we have not yet received in cash, such as accruals on a contingent payment debt instrument or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Further, we may elect to amortize market discount on debt investments and currently include such amounts in our taxable income, instead of upon their sale or other disposition, as any failure to make such election would limit our ability to deduct interest expense for tax purposes. Because such OID or other amounts accrued will be included in our ICTI for the taxable year of accrual, we may be required to make distributions to our stockholders in order to satisfy the Annual Distribution Requirement and/or the Excise Tax Avoidance Requirement, even though we will have not received any corresponding cash payments. Accordingly, to enable us to make distributions to our stockholders that will be sufficient to enable us to satisfy the Annual Distribution Requirement, we may need to sell some of our assets at times and/or at prices that we would not consider advantageous, we may need to raise additional equity or debt capital or we may need to forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business). If we are unable to obtain cash from other sources to enable us to satisfy the Annual Distribution Requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes).

Because we expect to use debt financing, we may be prevented by financial covenants contained in our debt financing agreements from making distributions to our stockholders in certain circumstances. In addition, under the 1940 Act, we are generally not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Limits on our distributions to our stockholders may prevent us from satisfying the Annual Distribution Requirement and, therefore, may jeopardize our qualification for taxation as a RIC, or may cause us to be subject to the 4% nondeductible U.S. federal excise tax.

Although we do not presently expect to do so, we may borrow funds and sell assets in order to make distributions to our stockholders that are sufficient for us to satisfy the Annual Distribution Requirement. However, our ability to dispose of assets may be limited by (1) the illiquid nature of some of our investments and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous. Alternatively, although we currently do not intend to do so, to satisfy the Annual Distribution Requirement, we may declare a taxable dividend payable in our stock or cash at the election of each stockholder. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in shares of our Common Stock will generally be equal to the amount of cash that could have been received instead of our stock. See “-Taxation of Stockholders” below for a discussion of the tax consequences to stockholders upon receipt of such dividends.

Distributions we make to our stockholders may be made from our cash assets or by liquidation of our investments, if necessary. We may recognize gains or losses from such liquidations. In the event we recognize net capital gains from such transactions, you may receive a larger capital gain distribution than you would have received in the absence of such transactions.

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Failure to Qualify as a RIC

If we failed to satisfy the 90% Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, we might nevertheless continue to qualify as a RIC for such taxable year if certain relief provisions of the Code applied (which might, among other things, require us to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). If we failed to qualify for treatment as a RIC and such relief provisions did not apply to us, we would be subject to U.S. federal income tax on all of our taxable income at regular corporate U.S. federal income tax rates (and we also would be subject to any applicable state and local taxes), regardless of whether we make any distributions to our stockholders. We would not be able to deduct distributions to our stockholders, nor would distributions to our stockholders be required to be made for U.S. federal income tax purposes. Any distributions we make generally would be taxable to our U.S. stockholders as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the 20% maximum rate generally applicable to individuals and other non-corporate U.S. stockholders, to the extent of our current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. stockholders that are corporations for U.S. federal income tax purposes generally would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s adjusted tax basis, and any remaining distributions would be treated as a capital gain. In order to requalify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all of our previously undistributed earnings attributable to the period we failed to qualify as a RIC by the end of the first year that we intend to requalify as a RIC. If we fail to requalify as a RIC for a period greater than two taxable years, we may be subject to regular corporate-level U.S. federal income tax on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five years.

Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one taxable year prior to disqualification and that re-qualify as a RIC no later than the second consecutive taxable year following the non-qualifying taxable year, we could be subject to U.S. federal income tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized during the five-taxable year period after our requalification as a RIC, unless we made a special election to pay corporate-level U.S. federal income tax on such net built-in gains at the time of our requalification as a RIC. We may decide to be taxed as a regular corporation even if we would otherwise qualify as a RIC if we determine that treatment as a corporation for a particular taxable year would be in our best interests.

Our Investments - General

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (2) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (3) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (4) cause us to recognize income or gain without receipt of a corresponding cash payment, (5) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (6) adversely alter the characterization of certain complex financial transactions and (7) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that we will be eligible for any such tax elections or that any adverse effects of these provisions will be mitigated.

We may invest a portion of our net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for us. U.S. federal income tax rules are not entirely clear about issues such as when we may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. We intend to address these and other issues to the extent necessary in order to seek to ensure that we distribute sufficient income to avoid any material U.S. federal income or the 4% nondeductible U.S. federal excise tax.

A portfolio company in which we invest may face financial difficulties that require us to work-out, modify or otherwise restructure our investment in the portfolio company. Any such transaction could, depending upon the specific terms of the transaction, result in unusable capital losses and future non-cash income. Any such transaction could also result in our receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test or otherwise would not count toward satisfying the Diversification Tests. Furthermore, some of the income that we might otherwise earn, such as fees for providing managerial assistance, certain fees earned with respect to our investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, may not satisfy the 90% Income Test. To manage the risk that such income might disqualify us as a RIC for failure to satisfy the 90% Income Test, one or more subsidiary entities treated as U.S. corporations for entity-level income tax purposes may be employed to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be required to pay entity-level income tax on their earnings, which ultimately will reduce the yield to our stockholders on such fees and income.

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Gain or loss recognized by us from warrants or other securities acquired by us, as well as any loss attributable to the lapse of such warrants, generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long we held a particular warrant or security.

A portfolio company in which we invest may face financial difficulties that require us to work-out, modify or otherwise restructure our investment in the portfolio company. Any such transaction could, depending upon the specific terms of the transaction, result in unusable capital losses and future non-cash income. Any such transaction could also result in our receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test or otherwise would not count toward satisfying the Diversification Tests.

Our investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, our yield on those securities would be decreased. Stockholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by us.

If we acquire shares in a Passive Foreign Investment Company (“PFIC”), we may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if we distribute such income as a taxable dividend to our stockholders. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. If we invest in the shares of a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, we may be able to elect to mark our shares in a PFIC at the end of each taxable year to market; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases in such value included in our income. Our ability to make either election will depend on factors beyond our control, and are subject to restrictions which may limit the availability of the benefit of these elections. Under either election, we may be required to recognize in a taxable year income in excess of any distributions we receive from PFICs and any proceeds from dispositions of PFIC stock during that taxable year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we satisfy the Excise Tax Avoidance Requirement. See “-Taxation as a RIC” above.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency-denominated forward, futures and option contracts, as well as certain other financial instruments, and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Some of the income that we might otherwise earn, such as fees for providing managerial assistance, certain fees earned with respect to our investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, may not satisfy the 90% Income Test. To manage the risk that such income might disqualify us as a RIC for failure to satisfy the 90% Income Test, one or more subsidiary entities treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be required to pay U.S. federal income tax on their earnings, which ultimately will reduce the yield to our stockholders on such fees and income.

The remainder of this discussion assumes that we qualify as a RIC for each taxable year.

Taxation of U.S. Stockholders

The following discussion only applies to U.S. stockholders. Prospective stockholders that are not U.S. stockholders should refer to “-Taxation of Non-U.S. Stockholders” below.

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Distributions

Distributions by us (including distributions where stockholders can elect to receive cash or stock) generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our ICTI will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or stock. To the extent that such distributions paid by us to non-corporate U.S. stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a reduced maximum U.S. federal income tax rate of 20%. In this regard, it is anticipated that our distributions generally will not be attributable to dividends received by us and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of our net capital gain (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly designated by us as “capital gain dividends” will be taxable to U.S. stockholders as long-term capital gains (currently taxable at a maximum U.S. federal income tax rate of 20% in the case of non-corporate U.S. stockholders (including individuals)), regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. stockholder.

Stockholders receiving dividends or distributions in the form of additional shares of our Common Stock purchased in the market should be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the stockholders receiving cash dividends or distributions will receive, and should have a cost basis in the shares received equal to such amount. Stockholders receiving dividends in newly issued shares of our Common Stock will be treated as receiving a distribution equal to the value of the shares received, and should have a cost basis of such amount.

We may decide to retain some or all of our net capital gain for reinvestment, but designate the retained net capital gain as a “deemed distribution”. In that case, among other consequences, (i) we will pay tax on the retained amount, (ii) each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and (iii) the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. Because we expect to pay tax on any retained net capital gains at the regular corporate U.S. federal income tax rate, and because that rate is in excess of the maximum U.S. federal income tax rate currently payable by individuals (and other non-corporate U.S. stockholders) on long-term capital gains, the amount of tax that individuals (and other non-corporate U.S. stockholders) will be treated as having paid will exceed the tax they owe on the capital gain distribution. Such excess generally may be claimed as a credit against the U.S. stockholder’s other federal income tax obligations or may be refunded to the extent it exceeds the U.S. stockholder’s U.S. federal income tax liability. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for his, her or its common stock. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our ICTI as a “deemed distribution”.

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, under certain circumstances, we may elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, U.S. stockholders will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been received by our U.S. stockholders on December 31 of the calendar year in which the dividend was declared.

Although we currently do not intend to do so, we have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. For U.S. federal income tax purposes, the amount of the dividend paid in our Common Stock will generally be equal to the amount of cash that could have been received instead of our stock. This may result in our U.S. stockholders having to pay tax on such dividends, even if no cash is received.

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Until and unless we are treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) if either (i) shares of our Common Stock and our preferred stock (if any) collectively are held by at least 500 persons at all times during a taxable year, (ii) shares of our Common Stock are treated as regularly traded on an established securities market or (iii) shares of our Common Stock are continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act), for purposes of computing the taxable income of U.S. stockholders that are individuals, trusts or estates, (i) our earnings will be computed without taking into account such U.S. stockholders’ allocable shares of the management and incentive fees paid to our Investment Adviser and certain of our other expenses, (ii) each such U.S. stockholder will be treated as having received or accrued a dividend from us in the amount of such U.S. stockholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. stockholder will be treated as having paid or incurred such U.S. stockholder’s allocable share of these fees and expenses for the calendar year, and (iv) each such U.S. stockholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. stockholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. stockholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a U.S. stockholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. stockholder’s miscellaneous itemized deductions exceeds 2% of such U.S. stockholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.

Our U.S. stockholders will receive, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. stockholder’s taxable income for such calendar year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each calendar year’s distributions from us generally will be reported to the IRS (including the amount of any dividends that are Qualifying Dividends eligible for the 20% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and non-U.S. taxes depending on a U.S. stockholder’s particular situation.

Dispositions

A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of his, her or its shares of our Common Stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the Common Stock sold and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. stockholder has held his, her or its shares for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our Common Stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our Common Stock may be disallowed if other shares of our Common Stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, non-corporate U.S. stockholders (including individuals) currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in shares of our Common Stock. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. stockholders (including individuals) incurring net capital losses (i.e., capital losses in excess of capital gains) for a taxable year generally may deduct up to $3,000 of such losses against their ordinary income each taxable year; any net capital losses of a non-corporate U.S. stockholder (including an individual) in excess of $3,000 generally may be carried forward and used in subsequent taxable years as provided in the Code. Corporate U.S. stockholders generally may not deduct any net capital losses for a taxable year, but may carry back such capital losses for three taxable years or carry forward such capital losses for five taxable years.

The Code and the related U.S. Treasury Regulations require us to annually report the adjusted cost basis information of covered securities, which generally include shares of a RIC, to the IRS and to taxpayers. Stockholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Medicare Tax on Net Investment Income

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from us and net gains from redemptions or other taxable dispositions of our shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Tax Shelter Reporting Regulations

Under applicable Treasury regulations, if a U.S. stockholder recognizes a loss with respect to our Common Stock of $2 million or more for a non-corporate U.S. stockholder or $10 million or more for a corporate U.S. stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. stockholders should consult their own tax advisers to determine the applicability of these Treasury regulations in light of their individual circumstances.

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Backup Withholding

The relevant withholding agent may be required to withhold U.S. federal income tax (“backup withholding”), at a current rate of 24%, from any taxable distribution to a U.S. stockholder (other than a “C” corporation, a financial institution, or a stockholder that otherwise qualifies for an exemption) (1) that fails to provide a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies the withholding agent that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Backup withholding is not an additional tax, and any amount withheld under the backup withholding rules is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability, provided that proper information is timely provided to the IRS.

U.S. Taxation of Tax-Exempt U.S. Stockholders

A U.S. stockholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. stockholder of the activities we propose to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its stockholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. stockholder generally should not be subject to U.S. taxation solely as a result of the stockholder’s ownership of shares of common stock and receipt of dividends with respect to such shares. Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. stockholder. Therefore, a tax-exempt U.S. stockholder should not be treated as earning income from “debt-financed property” and dividends we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to tax- exempt investors could be adversely affected. In addition, special rules would apply if we were to invest in certain real estate investment trusts or other taxable mortgage pools, which we do not currently plan to do, that could result in a tax- exempt U.S. stockholder recognizing income that would be treated as UBTI.

Taxation of Non-U.S. Stockholders

The following discussion applies only to Non-U.S. stockholders. Whether an investment in shares of our Common Stock is appropriate for a Non-U.S. stockholder will depend upon that stockholder’s particular circumstances. An investment in shares of our Common Stock by a Non-U.S. stockholder may have adverse tax consequences to such Non-U.S. stockholder. Non-U.S. stockholders should consult their own tax advisers before investing in our Common Stock.

Distributions; Dispositions

Subject to the discussion below, distributions of our ICTI to a Non-U.S. stockholder that are not effectively connected with the Non-U.S. stockholder’s conduct of a trade or business within the United States will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) to the extent of our current or accumulated earnings and profits. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if a treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. stockholder), we will not be required to withhold U.S. federal tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.

Certain properly designated dividends are generally exempt from withholding of U.S. federal income tax where paid in respect of a RIC’s (i) “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC or the non-U.S. stockholder are at least a 10% stockholder, reduced by expenses that are allocable to such income) or (ii) “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain, other than short-term capital gains recognized on the disposition of U.S. real property interests, over the RIC’s long-term capital loss), as well as if certain other requirements are satisfied. Nevertheless, no assurance can be given as to whether any of our distributions will be eligible for this exemption from withholding of U.S. federal income tax or, if eligible, will be designated as such by us. Furthermore, in the case of shares of our stock held through an intermediary, the intermediary may have withheld U.S. federal income tax even if we designated the payment as an interest-related dividend or short-term capital gain dividend. Since our Common Stock will be subject to significant transfer restrictions, and an investment in our Common Stock will generally be illiquid, non-U.S. stockholders whose distributions on our Common Stock are subject to withholding of U.S. federal income tax may not be able to transfer their shares of our Common Stock easily or quickly or at all.

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Distributions of our ICTI to a Non-U.S. stockholder that are effectively connected with the Non-U.S. stockholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. stockholder), generally will not be subject to withholding of U.S. federal income tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions (to the extent of our current or accumulated earnings and profits) will be subject to U.S. federal income tax on a net basis at the rates and in the manner applicable to U.S. stockholders generally.

Actual or deemed distributions of our net capital gains, other than any net capital gains recognized on the disposition of U.S. real property interests, to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of our Common Stock, will not be subject to U.S. federal income tax or any withholding of such tax, unless (a) the distributions or gains, as the case may be, are effectively connected with the Non-U.S. stockholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. stockholder), in which case the distributions or gains will be subject to U.S. federal income tax on a net basis at the rates and in the manner applicable to U.S. stockholders generally or (b) the Non-U.S. stockholder is an individual who has been present in the United States for 183 days or more during the taxable year and satisfies certain other conditions, in which case, except as otherwise provided by an applicable income tax treaty, the distributions or gains, which may be offset by certain U.S.-source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. stockholder is not considered a resident alien under the Code.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For a corporate Non-U.S. stockholder, both distributions (actual or deemed) and gains realized upon the sale of our common stock that are effectively connected with the Non-U.S. stockholder’s conduct of a trade or business within the United States may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable income tax treaty).

Under the dividend reinvestment plan, our stockholders who have not “opted out” of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash distributions. If the distribution is a distribution of our ICTI and is not properly reported by us as a short-term capital gains dividend or interest-related dividend (assuming an extension of the exemption discussed above), the amount distributed (to the extent of our current and accumulated earnings and profits) will be subject to U.S. federal withholding tax as described above and only the net after-tax amount will be reinvested in our common stock. If the distribution is effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if a treaty applies, is attributable to a U.S. permanent establishment), generally the full amount of the distribution will be reinvested in the plan and will nevertheless be subject to U.S. federal income tax at the ordinary income rates applicable to U.S. persons. The Non-U.S. stockholder will have an adjusted basis in the additional common stock purchased through the plan equal to the amount reinvested. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the Non-U.S. stockholder’s account.

If we were unable to qualify for treatment as a RIC, any distributions by us would be treated as dividends to the extent of our current and accumulated earnings and profits. We would not be eligible to report any such dividends as interest-related dividends, short-term capital gain dividends, or capital gain dividends. As a result, any such dividend paid to a Non-U.S. stockholder that is not effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if an income tax treaty applies, attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States) would be subject to the 30% (or reduced applicable treaty rate) withholding tax discussed above regardless of the source of the income giving rise to such distribution. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Non-U.S. stockholder’s tax basis, and any remaining distributions would be treated as a gain from the sale of the Non-U.S. stockholder’s shares subject to taxation as discussed above. For the consequences to the Company for failing to qualify as a RIC, see “Failure to Qualify as a RIC” above.

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Backup Withholding

U.S. stockholders. Information returns are required to be filed with the IRS in connection with dividends on the common stock and proceeds received from a sale or other disposition of the common stock to a U.S. stockholder unless the U.S. stockholder is an exempt recipient. U.S. stockholders may also be subject to backup withholding on these payments in respect of the common stock unless such U.S. stockholder provides its taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules or provides proof of an applicable exemption.

Non-U.S. stockholders. Information returns are required to be filed with the IRS in connection with payment of dividends on the common stock to Non-U.S. stockholders. Unless a Non-U.S. stockholder complies with certification procedures to establish that it is not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of the common stock. A Non-U.S. stockholder who is a nonresident alien individual may be subject to information reporting and backup-withholding of U.S. federal income tax on dividends unless the Non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a U.S. stockholder’s or Non-U.S. stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

FACTA

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either: (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, FATCA also imposes a 30% withholding on payments to foreign entities that are not FFIs unless such foreign entities certify that they do not have a greater than 10% U.S. owner or provide the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. stockholder and the status of the intermediaries through which they hold their shares, Non-U.S. stockholders could be subject to this 30% withholding tax with respect to distributions on their shares. Under certain circumstances, a Non-U.S. stockholder might be eligible for refunds or credits of such taxes.

Item 1A. Risk Factors.

Investing in our securities involves a number of significant risks. In addition to the other information contained in this Registration Statement, you should consider carefully the following information before making an investment in our securities. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, our net asset value, the trading price of our Common Stock and the value of our other securities could decline, and you may lose all or part of your investment.

Risks Relating to our Business and Structure

No Operating History

We are a newly formed, externally managed, non-diversified, closed-end management investment company and have no operating history. As a result, we have limited financial information on which you can evaluate an investment in our company or our prior performance. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective and that the value of your investment could decline substantially or your investment could become worthless. To the extent required to comply with diversification requirements during the startup period, we will use funds to invest in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less, which we expect will earn yields substantially lower than the interest, dividend or other income that we anticipate receiving in respect of suitable portfolio investments. We may not be able to pay any significant dividends during his period, and any such dividends may be substantially lower than the dividends we expect to pay when our portfolio is fully invested.

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Inability to Meet Investment Objective or Investment Strategy

The Company is intended for long-term investors who can accept the risks associated with investing in potentially illiquid, privately negotiated (i) senior first lien, stretch senior, senior second lien, unitranche, (ii) mezzanine debt and other junior investments and (iii) secondary purchases of assets or portfolios that consist primarily of middle-market corporate debt. Our success depends on Barings’ ability to identify and select appropriate investment opportunities, as well as the Company’s ability to acquire those investments. There can be no assurance that the Company will achieve its investment or performance objectives or that Barings will be successful in identifying a sufficient number of suitable investment opportunities to fully deploy the Company’s committed capital. The possibility of partial or total loss of the Company’s capital exists, and prospective investors should not subscribe unless they can readily bear the consequences of a complete loss of their investment.

We are dependent upon Barings’ access to its investment professionals for our success.

We depend on the diligence, skill and network of business contacts of Barings’ investment professionals to source appropriate investments for us. We depend on members of Barings’ investment team to appropriately analyze our investments and Barings’ Investment Committee to approve and monitor our portfolio investments. Barings’ Investment Committee, together with the other members of its investment team, evaluate, negotiate, structure, close and monitor our investments. Our future success depends on the continued availability of the members of Barings’ Investment Committee and the other investment professionals available to Barings. We do not have employment agreements with these individuals or other key personnel of Barings, and we cannot provide any assurance that unforeseen business, medical, personal or other circumstances would not lead any such individual to terminate his or her relationship with Barings. If these individuals do not maintain their existing relationships with Barings and its affiliates or do not develop new relationships with other sources of investment opportunities, we may not be able to identify appropriate replacements or grow our investment portfolio. The loss of any member of Barings’ Investment Committee or of other investment professionals of Barings and its affiliates could limit our ability to achieve our investment objectives and operate as we anticipate, which could have a material adverse effect on our financial condition, results of operations and cash flows. We expect that Barings will evaluate, negotiate, structure, close and monitor our investments in accordance with the terms of the Investment Advisory Agreement. We can offer no assurance, however, that the investment professionals of Barings will continue to provide investment advice to us or that we will continue to have access to Barings’ investment professionals or its information and deal flow. Further, there can be no assurance that Barings will replicate its own historical success, and we caution you that our investment returns could be substantially lower than the returns achieved by other funds managed by Barings.

Our business model depends to a significant extent upon strong referral relationships, and our inability to maintain or develop these relationships, as well as the failure of these relationships to generate investment opportunities, could adversely affect our business.

We depend upon Barings and its affiliates’ relationships with sponsors, and we intend to rely to a significant extent upon these relationships to provide us with potential investment opportunities. If Barings or its affiliates fail to maintain such relationships, or to develop new relationships with other sponsors or sources of investment opportunities, we will not be able to grow our investment portfolio. In addition, individuals with whom the principals of Barings have relationships are not obligated to provide us with investment opportunities, and, therefore, we can offer no assurance that these relationships will generate investment opportunities for us in the future.

There are potential conflicts of interest, including the management of other investment funds and accounts by Barings, which could impact our investment returns.

Although we and the Investment Adviser have adopted a compliance program that includes conflicts of interest policies and procedures relating to, among other things, personal investment activities and allocation of investment opportunities, that are designed to mitigate the potential actual or perceived conflicts between us, on the one hand, and the Investment Adviser and its affiliates, on the other hand, it may not eliminate all potential conflicts. The executive officers that manage the Company and the members of Barings’ Investment Committee, as well as the other principals of Barings, manage other funds affiliated with Barings, including other closed-end investment companies as well as a separate BDC. In addition, Barings’ investment team has responsibilities for managing U.S. middle-market debt investments for certain other investment funds and accounts. Accordingly, they have obligations to investors in those entities, the fulfillment of which may not be in the best interests of, or may be adverse to the interests of, us or our stockholders. Certain of the other funds and accounts managed by Barings may provide for higher management or incentive fees, greater expense reimbursements or overhead allocations, or permit Barings and its affiliates to receive higher origination and other transaction fees, all of which may contribute to this conflict of interest and create an incentive for Barings to favor such other funds or accounts. In addition, Barings has a financial incentive to favor certain vehicles that it manages in which it holds assets in a principal capacity. Although the professional staff of Barings will devote as much time to our management as appropriate to enable Barings to perform its duties in accordance with the Investment Advisory Agreement, the investment professionals of Barings may have conflicts in allocating their time and services among us, on the one hand, and the other investment vehicles managed by Barings or one or more of its affiliates on the other hand.

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Barings may face conflicts in allocating investment opportunities between us and affiliated investment vehicles that have overlapping investment objectives with ours, including vehicles in which Barings holds proprietary assets. Although Barings will endeavor to allocate investment opportunities in a fair and equitable manner in accordance with its allocation policies and procedures, it is possible that, in the future, we may not be given the opportunity to participate in investments made by investment funds managed by Barings or an investment manager affiliated with Barings if such investment is prohibited by the Exemptive Relief or the 1940 Act, and there can be no assurance that we will be able to participate in all investment opportunities that are suitable to us.

Conflicts may also arise because portfolio decisions regarding our portfolio may benefit Barings’ affiliates. Barings’ affiliates may pursue or enforce rights with respect to one of our portfolio companies, and those activities may have an adverse effect on us.

Barings’ Investment Committee, Barings or its affiliates may, from time to time, possess material non-public information, limiting our investment discretion.

Principals of Barings and its affiliates and members of Barings’ Investment Committee may serve as directors of, or in a similar capacity with, companies in which we invest, the securities of which are purchased or sold on our behalf. In the event that material nonpublic information is obtained with respect to such companies, or we become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations, we could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have an adverse effect on us.

Our ability to enter into transactions with affiliates of Barings are restricted.

We and certain of our controlled affiliates are prohibited under the 1940 Act from knowingly participating in certain transactions with our upstream affiliates, or Barings and its affiliates, without the prior approval of our independent directors and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities is our upstream affiliate for purposes of the 1940 Act, and we are generally prohibited from buying or selling any security (other than our securities) from or to such affiliate, absent the prior approval of our independent directors. The 1940 Act also prohibits “joint” transactions with an upstream affiliate, or Barings or its affiliates, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of our independent directors. In addition, we and certain of our controlled affiliates will be prohibited from buying or selling any security from or to, or entering into joint transactions with, Barings and its affiliates, or any person who owns more than 25% of our voting securities or is otherwise deemed to control, be controlled by, or be under common control with us, absent the prior approval of the SEC through an exemptive order (other than in certain limited situations pursuant to current regulatory guidance as described below). The analysis of whether a particular transaction constitutes a joint transaction requires a review of the relevant facts and circumstances then existing.

As a BDC, we are required to comply with certain regulatory requirements. For example, we will generally not be permitted to make loans to companies controlled by Barings or other funds managed by Barings. We will also not be permitted to make any co-investments with Barings or its affiliates (including any fund managed by Barings or an investment adviser controlling, controlled by or under common control with Barings) without exemptive relief from the SEC, subject to certain exceptions. The Exemptive Relief that the SEC has granted to Barings permits certain present and future funds, including the Company, advised by Barings (or an investment adviser controlling, controlled by or under common control with Barings) to co-invest in suitable negotiated investments. Co-investments made under the Exemptive Relief are subject to compliance with the conditions and other requirements contained in the Exemptive Relief, which could limit our ability to participate in a co-investment transaction.

Third Party Involvement

We may invest alongside third parties through partnerships, joint ventures or other entities. Such investments may involve risks not present in investments where a third party is not involved, including the possibility that such third party may at any time have economic or business interests or goals which are inconsistent with those of the Company, or may be in a position to take action contrary to the investment objective of the Company. In addition, we may in certain circumstances be liable for actions of such third party.

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The fee structure under the Investment Advisory Agreement may induce Barings to pursue speculative investments and incur leverage, which may not be in the best interests of our stockholders.

The base management fee will be payable even if the value of your investment declines. The base management fee is calculated based on our gross assets, including assets purchased with borrowed funds or other forms of leverage (but excluding cash or cash equivalents). Accordingly, the base management fee is payable regardless of whether the value of our gross assets and/or your investment has decreased during the then-current quarter and creates an incentive for Barings to incur leverage, which may not be consistent with our stockholders’ interests.

The income-based fee payable to Barings is calculated based on a percentage of our return on invested capital. The income-based fee payable to Barings may create an incentive for Barings to make investments on our behalf that are risky or more speculative than would be the case in the absence of such a compensation arrangement. Unlike the base management fee, the income-based fee is payable only if the hurdle rate is achieved. Because the portfolio earns investment income on gross assets while the hurdle rate is based on invested capital, and because the use of leverage increases gross assets without any corresponding increase in invested capital, Barings may be incentivized to incur leverage to grow the portfolio, which will tend to enhance returns where our portfolio has positive returns and increase the chances that such hurdle rate is achieved. Conversely, the use of leverage may increase losses where our portfolio has negative returns, which would impair the value of our Common Stock.

In addition, Barings receives the capital gains fee based, in part, upon net capital gains realized on our investments. Unlike the income-based fee, there is no hurdle rate applicable to the capital gains fee. As a result, Barings may have a tendency to invest more capital in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which may not be in the best interests of our stockholders and could result in higher investment losses, particularly during economic downturns.

The structure of the income-based fee may allow the hurdle rate to be more easily achieved in future periods.

Pursuant to the Investment Advisory Agreement, the income-based fee is payable only if the hurdle rate is achieved. The hurdle rate is currently based on the three month-London Interbank Offered Rate (“LIBOR”). In the event LIBOR is discontinued, the hurdle rate will be based on the Secured Overnight Financing Rate (“SOFR”) plus a spread adjustment. On April 17, 2020, the compounded SOFR plus the anticipated spread adjustment was lower than LIBOR. If this situation persists with respect to SOFR when LIBOR is discontinued, it may make it easier for the hurdle rate to be achieved and may result in increased income-based fee payments by the Company to the Investment Adviser than in prior periods.

Barings’ liability is limited under the Investment Advisory Agreement, and we are required to indemnify Barings against certain liabilities, which may lead Barings to act in a riskier manner on our behalf than it would when acting for its own account.

Under the Investment Advisory Agreement, Barings does not assume any responsibility to us other than to render the services described in the Investment Advisory Agreement, and it is not responsible for any action of the Board in declining to follow Barings’ advice or recommendations. Pursuant to the Investment Advisory Agreement, Barings and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with Barings will not be liable to us for their acts under the Investment Advisory Agreement, absent fraud, willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties. We have agreed to indemnify, defend and protect Barings and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with Barings with respect to all damages, liabilities, costs and expenses arising out of or otherwise based upon the performance of any of the Barings’ duties or obligations under the Investment Advisory Agreement or otherwise as Barings for us, and not arising out of fraud, willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties under the Investment Advisory Agreement. These protections may lead Barings to act in a riskier manner when acting on our behalf than it would when acting for its own account.

We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.

A number of entities compete with us to make the types of investments that we make. We compete with public and private funds, commercial and investment banks, commercial financing companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of our competitors are substantially larger and some have considerably greater financial, technical and marketing resources than we do. For example, we believe some of our competitors may have access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or the source of income, asset diversification and distribution requirements we must satisfy to maintain our qualification as a RIC. The competitive pressures we face may have a material adverse effect on our business, financial condition, results of operations and cash flows. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we may not be able to identify and make investments that are consistent with our investment objective.

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With respect to the investments we make, we do not seek to compete based primarily on the interest rates we offer, and we believe that some of our competitors may make loans with interest rates that will be lower than the rates we offer. In the secondary market for acquiring existing loans, we compete generally on the basis of pricing terms. With respect to all investments, we may lose some investment opportunities if we do not match our competitors’ pricing, terms and structure. However, if we match our competitors’ pricing, terms and structure, we may experience decreased net interest income, lower yields and increased risk of credit loss. We may also compete for investment opportunities with accounts managed or sponsored by Barings or its affiliates. Although Barings allocates opportunities in accordance with its allocation policy, allocations to such other accounts will reduce the amount and frequency of opportunities available to us and may not be in the best interests of us and our securityholders. Moreover, the performance of investments will not be known at the time of allocation.

We will be subject to corporate-level U.S. federal income tax if we are unable to qualify and maintain our tax treatment as a regulated investment company under Subchapter M of the Code, which will adversely affect our results of operations and financial condition.

We intend to elect to be treated as a RIC under the Code, which generally will allow us to avoid being subject to corporate-level U.S. federal income tax. To obtain and maintain RIC tax treatment under the Code, we must meet the following annual distribution, income source and asset diversification requirements:

•	The Annual Distribution Requirement for a RIC will be satisfied if we distribute to our stockholders on an annual basis at least 90.0% of our net ordinary income and net short-term capital gain in excess of net long-term capital loss, or ICTI. We will be subject to a 4.0% nondeductible U.S. federal excise tax, however, to the extent that we do not satisfy certain additional minimum distribution requirements on a calendar year basis. Because we use debt financing, we are subject to certain asset coverage ratio requirements under the 1940 Act and are currently, and may in the future become, subject to certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the Annual Distribution Requirement. If we are unable to obtain cash from other sources, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

•	The income source requirement will be satisfied if we obtain at least 90.0% of our income for each year from distributions, interest, gains from the sale of stock or securities or similar sources.

•	The asset diversification requirement will be satisfied if we meet certain asset diversification requirements at the end of each quarter of our taxable year. To satisfy this requirement, at least 50.0% of the value of our assets must consist of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities provided such other securities of any one issuer do not represent more than 5.0% of the value of our assets or more than 10.0% of the outstanding voting securities of the issuer; and no more than 25.0% of the value of our assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC tax treatment. Because most of our investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to qualify for or maintain RIC tax treatment for any reason and are subject to corporate-level U.S. federal income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions. We may also be subject to certain U.S. federal excise taxes, as well as state, local and foreign taxes.

Possibility of the Need to Raise Additional Capital

We may need additional capital to fund new investments and grow our portfolio of investments once we have fully invested the net proceeds of this Private Offering. We intend to access the capital markets periodically to issue debt or equity securities or borrow from financial institutions in order to obtain such additional capital. Unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. A reduction in the availability of new capital could limit our ability to grow. In addition, we will be required to distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our stockholders to maintain our qualification as a RIC. As a result, these earnings will not be available to fund new investments. An inability on our part to access the capital markets successfully could limit our ability to grow our business and execute our business strategy fully and could decrease our earnings, if any, which would have an adverse effect on the value of our securities.

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We may not be able to pay distributions to our stockholders, our distributions may not grow over time, a portion of distributions paid to our stockholders may be a return of capital and investors in any debt securities we may issue may not receive all of the interest income to which they are entitled.

We intend to pay quarterly distributions to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions might be harmed by, among other things, the risk factors described in this Memorandum. In addition, the inability to satisfy the asset coverage test applicable to us as a BDC could, in the future, limit our ability to pay distributions. All distributions will be paid at the discretion of the Board and will depend on our earnings, our financial condition, maintenance of our RIC tax treatment, compliance with applicable BDC regulations, compliance with the covenants of the Credit Facilities and any debt securities we may issue and such other factors as the Board may deem relevant from time to time. We cannot assure you that we will pay distributions to our stockholders in the future.

The above-referenced restrictions on distributions may also inhibit our ability to make required interest payments to holders of any debt securities we may issue, which may cause a default under the terms of our debt agreements. Such a default could materially increase our cost of raising capital, as well as cause us to incur penalties under the terms of our debt agreements.

When we make quarterly distributions, we will be required to determine the extent to which such distributions are paid out of current or accumulated earnings and profits, recognized capital gain or capital. To the extent there is a return of capital, investors will be required to reduce their basis in our stock for U.S. federal income tax purposes, which may result in a higher tax liability when the shares are sold, even if they have not increased in value or have lost value.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For U.S. federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with contractual PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Investments structured with these features may represent a higher level of credit risk compared to investments generating income which must be paid in cash on a current basis. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to amortize market discounts and include such amounts in our taxable income in the current year, instead of upon disposition, as an election not to do so would limit our ability to deduct interest expenses for U.S. federal income tax purposes.

Because any original issue discount or other amounts accrued will be included in our ICTI for the year of the accrual, we may be required to make a distribution to our stockholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to obtain and maintain RIC tax treatment under the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise debt or additional equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

Because we intend to distribute substantially all of our income to our stockholders to maintain our tax treatment as a regulated investment company, we will continue to need additional capital to finance our growth, and regulations governing our operation as a business development company will affect our ability to, and the way in which we, raise additional capital and make distributions.

In order to satisfy the requirements applicable to a RIC, and to avoid payment of U.S. federal excise tax, we intend to distribute to our stockholders substantially all of our net ordinary income and net capital gain income except for certain net long-term capital gains recognized after we became a RIC, some or all of which we may retain, pay applicable U.S. federal income taxes with respect thereto and elect to treat as deemed distributions to our stockholders. As a BDC, we generally are required to meet a coverage ratio of total assets to total senior securities, which includes all of our borrowings and any preferred stock we may issue, of at least 150%. This requirement limits the amount that we may borrow and may prohibit us from making distributions. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments or sell additional securities and, depending on the nature of our leverage, to repay a portion of our indebtedness at a time when such sales may be disadvantageous. In addition, issuance of additional securities could dilute the percentage ownership of our current stockholders in us.

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While we expect to be able to borrow and to issue debt and additional equity securities, we cannot assure you that debt and equity financing will be available to us on favorable terms, or at all. If additional funds are not available to us, we could be forced to curtail or cease new investment activities, and our net asset value could decline. In addition, as a BDC, we generally are not permitted to issue equity securities priced below our then-current net asset value per share without stockholder approval.

Potential Adverse Tax Consequences as a Result of Not Being Treated as a “Publicly Offered Regulated Investment Company”

Until and unless we are treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) as a result of either (i) shares of our Common Stock and our preferred stock (if any) collectively are held by at least 500 persons at all times during a taxable year, (ii) shares of our Common Stock are treated as regularly traded on an established securities market or (iii) shares of our Common Stock are continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act), each U.S. stockholder that is an individual, trust or estate will be treated as having received a dividend from us in the amount of such U.S. stockholder’s allocable share of the management and incentive fees paid to our Investment Adviser and certain of our other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. stockholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. stockholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a U.S. stockholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. stockholder’s miscellaneous itemized deductions exceeds 2% of such U.S. stockholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.

Withholding of U.S. Federal Income Tax on Dividends for Non-U.S. Stockholders

Distributions by a BDC generally are treated as dividends for U.S. tax purposes, and will be subject to U.S. income or withholding tax unless the stockholder receiving the dividend qualifies for an exemption from U.S. tax, or the distribution is subject to one of the special look-through rules described below. Distributions paid out of net capital gains can qualify for a reduced rate of taxation in the hands of an individual U.S. stockholder, and an exemption from U.S. tax in the hands of a non-U.S. stockholder.

However, if designated by a RIC, dividend distributions by the RIC derived from certain interest income (such distributions, “interest-related dividends”) and certain net short-term capital gains (such distributions, “short-term capital gain dividends”) generally are exempt from U.S. withholding tax otherwise imposed on non-U.S. stockholders. Interest-related dividends are dividends that are attributable to “qualified net interest income” (i.e., “qualified interest income,” which generally consists of certain interest and OID on obligations “in registered form” as well as interest on bank deposits earned by a RIC, less allocable deductions) from sources within the United States. Short-term capital gain dividends are dividends that are attributable to net short-term capital gains, other than short-term capital gains recognized on the disposition of U.S. real property interests, earned by a RIC. However, no assurance can be given as to whether any of our distributions will be eligible for this exemption from U.S. withholding tax or, if eligible, will be designated as such by us. Furthermore, in the case of shares of our stock held through an intermediary, the intermediary may have withheld U.S. federal income tax even if we designated the payment as an interest-related dividend or short-term capital gain dividend. Since our Common Stock will be subject to significant transfer restrictions, and an investment in our Common Stock will generally be illiquid, non-U.S. stockholders whose distributions on our Common Stock are subject to U.S. withholding tax may not be able to transfer their shares of our Common Stock easily or quickly or at all.

A failure of any portion of our distributions to qualify for the exemption for interest-related dividends or short-term capital gain dividends would not affect the treatment of non-U.S. stockholders that qualify for an exemption from U.S. withholding tax on dividends by reason of their special status (for example, foreign government-related entities and certain pension funds resident in favorable treaty jurisdictions).

PIK Interest Payments

Certain of our debt investments may contain provisions providing for the payment of PIK interest. Because PIK interest results in an increase in the size of the loan balance of the underlying loan, the receipt by us of PIK interest will have the effect of increasing our assets under management. As a result, because the base management fee that we pay to the Investment Adviser is based on the value of our gross assets, the receipt by us of PIK interest will result in an increase in the amount of the base management fee payable by us. In addition, any such increase in a loan balance due to the receipt of PIK interest will cause such loan to accrue interest on the higher loan balance, which will result in an increase in our pre-incentive fee net investment income and, as a result, an increase in incentive fees that are payable by us to the Investment Adviser.

To the extent original issue discount instruments, such as zero coupon bonds and PIK loans, constitute a significant portion of the Company’s income, investors will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following: (a) the higher interest rates of PIK loans reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans; (b) PIK loans may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral; (c) market prices of zero-coupon or PIK securities are affected to a greater extent by interest rate changes and may be more volatile than securities that pay interest periodically and in cash, and PIKs are usually less volatile than zero-coupon bonds, but more volatile than cash pay securities; (d) because original issue discount income is accrued without any cash being received by the Company, required cash distributions may have to be paid from offering proceeds or the sale of Company assets without investors being given any notice of this fact; (e) the deferral of PIK interest increases the loan-to-value ratio, which is a measure of the riskiness of a loan; (f) even if the accounting conditions for income accrual are met, the borrower could still default when the Company’s actual payment is due at the maturity of the loan; and (g) original issue discount creates risk of non-refundable cash payments to our Investment Adviser based on non-cash accruals that may never be realized.

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Regulations governing our operation as a business development company will affect our ability to, and the way in which we raise additional capital.

Our business will require capital to operate and grow. We may acquire such additional capital from the following sources:

Senior Securities. In the future, we may issue debt securities or preferred stock, and/or borrow money from banks or other financial institutions (including borrowings under Credit Facilities), which we refer to collectively as “senior securities.” As a result of issuing senior securities, we will be exposed to additional risks, including, but not limited to, the following:

•	Under the provisions of the 1940 Act, we are permitted, as a BDC, to issue senior securities only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150% after each issuance of senior securities. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our debt at a time when such sales and/or repayments may be disadvantageous. Further we may not be permitted to declare a dividend or make any distribution to stockholders or repurchase shares until such time as we satisfy this test.

•	Any amounts that we use to service our debt or make payments on preferred stock will not be available for distributions to our stockholders.

•	It is likely that any securities or other indebtedness we may issue, and the Credit Facilities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, some of these securities or other indebtedness may be rated by rating agencies, and in obtaining a rating for such securities and other indebtedness, we may be required to abide by operating and investment guidelines that further restrict operating and financial flexibility.

•	We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities and other indebtedness.

•	Preferred stock or any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Stock, including separate voting rights and could delay or prevent a transaction or a change in control to the detriment of the holders of our Common Stock.

Additional Common Stock. Under the provisions of the 1940 Act, we are not generally able to issue and sell our Common Stock at a price below then-current net asset value per share. We may, however, sell our Common Stock or warrants, options or rights to acquire our Common Stock, at a price below the then-current net asset value per share of our Common Stock if the Board determines that such sale is in the best interests of us and our stockholders, and our stockholders approve such sale. We may also make rights offerings to our stockholders at prices per share less than the net asset value per share, subject to applicable requirements of the 1940 Act. If we raise additional funds by issuing more Common Stock or senior securities convertible into, or exchangeable for, our Common Stock, the percentage ownership of our stockholders at that time would decrease, and they may experience dilution. Moreover, we can offer no assurance that we will be able to issue and sell additional equity securities in the future on favorable terms, or at all.

Potential Default or Other Issues Under a Credit Facility

We intend to enter into one or more Credit Facilities following the completion of this offering. The closing of a Credit Facility is contingent on a number of conditions including, without limitation, the closing of this offering and the negotiation and execution of definitive documents relating to such Credit Facility. If we are successful in securing a Credit Facility, we intend to use borrowings under such Credit Facility to make additional investments and for other general corporate purposes. However, there can be no assurance that we will be able to close a Credit Facility or obtain other financing.

In the event we default under a Credit Facility or any other future borrowing facility, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such Credit Facility or such future borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under the relevant Credit Facility or such future borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows. As part of certain Credit Facilities, the right to make capital calls of stockholders may be pledged as collateral to the lender, which will be able to call for capital contributions upon the occurrence of an event of default under such Credit Facility. To the extent such an event of default does occur, stockholders could therefore be required to fund any shortfall up to their remaining capital commitments, without regard to the underlying value of their investment.

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Potential Limited Ability to Invest in Public Companies

To maintain our status as a BDC, we are not permitted to acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets (with certain limited exceptions). Subject to certain exceptions for follow-on investments and distressed companies, an investment in an issuer that has outstanding securities listed on a national securities exchange may be treated as a qualifying asset only if such issuer has a common equity market capitalization that is less than $250 million at the time of such investment.

Financing Investments with Borrowed Money

The use of leverage magnifies the potential for gain or loss on amounts invested. The use of leverage is generally considered a speculative investment technique and increases the risks associated with investing in our securities. However, we intend to borrow from, and may in the future issue debt securities to, banks, insurance companies and other lenders. Lenders of these funds will have fixed dollar claims on our assets that are superior to the claims of our Common Stockholders, and we would expect such lenders to seek recovery against our assets in the event of a default. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instruments we may enter into with lenders. In addition, under the terms of a Credit Facility and any borrowing facility or other debt instrument we may enter into, we are likely to be required to use the net proceeds of any investments that we sell to repay a portion of the amount borrowed under such facility or instrument before applying such net proceeds to any other uses. If the value of our assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not leveraged, thereby magnifying losses or eliminating our stake in a leveraged investment. Similarly, any decrease in our revenue or income will cause our net income to decline more sharply than it would have had we not borrowed. Such a decline would also negatively affect our ability to make dividend payments on our Common Stock or preferred stock. Our ability to service any debt will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures. Moreover, as we expect that the base management fee payable to the Investment Adviser will be payable based on the value of our gross assets, including those assets acquired through the use of leverage, the Investment Adviser will have a financial incentive to incur leverage, which may not be consistent with our stockholders’ interests. In addition, our Common Stockholders will bear the burden of any increase in our expenses as a result of our use of leverage, including interest expenses and any increase in the base management fee payable to the Investment Adviser.

As a BDC, we generally are required to meet a coverage ratio of total assets to total borrowings and other senior securities, which include all of our borrowings and any preferred stock that we may issue in the future, of at least 150%. If this ratio declines below 150%, we will not be able to incur additional debt and could be required to sell a portion of our investments to repay some debt when it is otherwise disadvantageous for us to do so. This could have a material adverse effect on our operations, and we may not be able to make distributions. The amount of leverage that we employ will depend on the Investment Adviser’s and our Board’s assessment of market and other factors at the time of any proposed borrowing. We cannot assure you that we will be able to obtain credit at all or on terms acceptable to us.

In addition, a Credit Facility will, and our future debt facilities may, impose financial and operating covenants that restrict our business activities, including limitations that hinder our ability to finance additional loans and investments or to make the distributions required to maintain our qualification as a RIC under the Code.

We are subject to risks associated with the current interest rate environment and, to the extent we use debt to finance our investments, changes in interest rates will affect our cost of capital and net investment income.

To the extent we borrow money or issue debt securities or preferred stock to make investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds or pay interest or dividends on such debt securities or preferred stock and the rate at which we invest these funds. A rise in the general level of interest rates typically leads to higher interest rates applicable to our debt investments, which may result in an increase of the amount of incentive fees payable to Barings. Also, an increase in interest rates available to investors could make an investment in our Common Stock less attractive if we are not able to increase our distribution rate, which could reduce the value of our Common Stock.

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In July 2017, the head of the United Kingdom Financial Conduct Authority announced the desire to phase out the use of LIBOR by the end of 2021. There is currently no definitive information regarding the future utilization of LIBOR or of any particular replacement rate. As such, the potential effect of any such event on our cost of capital and net investment income cannot yet be determined. In addition, any further changes or reforms to the determination or supervision of LIBOR may result in a sudden or prolonged increase or decrease in reported LIBOR, which could have an adverse impact on the market value for or value of any LIBOR-linked securities, loans, and other financial obligations or extensions of credit held by or due to us and could have a material adverse effect on our business, financial condition and results of operations.

Potential Limits Under a Credit Facility or Any Other Future Borrowing Facility

Each Credit Facility, and any future borrowing facility, may be backed by all or a portion of our loans and securities on which the lenders may have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, any security interests as well as negative covenants that a Credit Facility or any other borrowing facility may include may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under a Credit Facility or any other borrowing facility were to decrease, we would be required to secure additional assets in an amount equal to any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under the relevant Credit Facility or any other borrowing facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to pay dividends.

In addition, we expect that under a Credit Facility we will be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a Credit Facility or any other borrowing facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our revenues and, by delaying any cash payment allowed to us under the relevant Credit Facility or any other borrowing facility until the lenders have been paid in full, reduce our liquidity and cash flow and impair our ability to grow our business and maintain our qualification as a RIC.

We may invest in revolving credit facilities or make other similar financial commitments.

We may acquire or originate revolving credit facilities from time to time. Under a revolving credit facility, we may be required to fund amounts due in a shorter timeframe than the time in which we may be able to call capital from our investors. As a result, there is a risk that we may not have sufficient liquidity to fund all or a portion of the amounts due. While we may have a subscription line in place to bridge the gap in time between a borrower’s draw request under a revolving credit facility and the time at which we can call capital from our investors, there is no guarantee that we will be able to obtain such a subscription line. As a result, there can be no assurance that we will be able to meet our funding obligations under a revolving credit facility and that such failure will not have an adverse effect on us. Furthermore, there can be no assurance that a borrower will fully draw down on its available line of credit under a revolving credit line and, as a result, our returns could be adversely affected. We may also be obligated to fund amounts due under a revolving credit facility after the end of the Commitment Period.

Furthermore, the unfunded portion of our investments in revolving credit facilities and other financial commitments may represent a substantial portion of our assets. As a result, in certain circumstances, we may need to retain investment income, borrow funds or liquidate certain investments prematurely at potentially significant discounts to market value if we do not have sufficient liquid assets to meet these commitments; however, we will not borrow in excess of applicable limitations under the 1940 Act.

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Global capital markets could enter a period of severe disruption and instability or an economic recession. These conditions have historically affected and could again materially and adversely affect debt and equity capital markets in the United States and around the world and could impair our portfolio companies and harm our operating results.

The U.S. and global capital markets have in the past and may in the future experience periods of extreme volatility and disruption during economic downturns and recessions. Increases to budget deficits or direct and contingent sovereign debt may create concerns about the ability of certain nations to service their sovereign debt obligations, and risks resulting from any such debt crisis in Europe, the United States or elsewhere could have a detrimental impact on the global economy and the financial condition of financial institutions generally. Austerity measures that certain countries may agree to as part of any debt crisis or disruptions to major financial trading markets may adversely affect world economic conditions and have an adverse impact on our business and that of our portfolio companies.

In June 2016, the United Kingdom held a referendum in which voters approved an exit from the European Union. The United Kingdom formally left the European Union on January 31, 2020 and a transition period will apply until December 31, 2020. During the transition period, the United Kingdom will remain subject to European Union law while the terms of a new formal trade agreement are negotiated. The implications of the United Kingdom’s withdrawal from the European Union are unclear at present. There will likely continue to be considerable uncertainty as to the United Kingdom’s post-transition and post-withdrawal framework, in particular as to the arrangements which will apply to its relationships with the European Union and with other countries. This process and/or the uncertainty associated with it may adversely affect the return on investments economically tied to the United Kingdom or European Union (including investments made pursuant to the European Direct Lending strategy). This may be due to, among other things: (i) increased uncertainty and volatility in the United Kingdom, European Union and other financial markets; (ii) fluctuations in asset values; (iii) fluctuations in exchange rates; (iv) increased illiquidity of investments located, listed or traded within the United Kingdom, the European Union or elsewhere; (v) changes in the willingness or ability of financial and other counterparties to enter into transactions, or the price at which and terms on which they are prepared to transact; and/or (vi) changes in legal and regulatory regimes to which the Company’s investments are or become subject.

Market and economic disruptions, which may be caused by political trends and government actions in the United States or elsewhere, have in the past and may in the future affect the U.S. capital markets, which could adversely affect our business and that of our portfolio companies and the broader financial and credit markets, and reduce the availability of debt and equity capital for the market as a whole and to financial firms, in particular. At various times, such disruptions have resulted in, and may in the future result in, a lack of liquidity in parts of the debt capital markets, significant write-offs in the financial services sector and the repricing of credit risk. Such conditions may occur for a prolonged period of time and may materially worsen in the future, including as a result of U.S. government shutdowns or further downgrades to the U.S. government’s sovereign credit rating or the perceived credit worthiness of the United States or other large global economies. Unfavorable economic conditions, including future recessions, also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us.

Given the extreme volatility and dislocation that the capital markets have historically experienced, many BDCs have faced, and may in the future face, a challenging environment in which to raise capital. We may in the future have difficulty accessing debt and equity capital on attractive terms, or at all, and a severe disruption or instability in the global financial markets or deteriorations in credit and financing conditions may cause us to reduce the volume of the loans we originate and/or fund, adversely affect the value of our portfolio investments or otherwise have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, significant changes in the capital markets, including instances of extreme volatility and disruption, have had, and may in the future have, a negative effect on the valuations of our investments and on the potential for liquidity events involving our investments. An inability to raise capital, and any required sale of our investments for liquidity purposes, could have a material adverse impact on our business, financial condition or results of operations. We monitor developments and seek to manage our investments in a manner consistent with achieving our investment objective, but there can be no assurance that we will be successful in doing so, and we may not timely anticipate or manage existing, new or additional risks, contingencies or developments, including regulatory developments in the current or future market environment.

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Many of the portfolio companies in which we will make investments may be susceptible to economic slowdowns or recessions and may be unable to repay the loans we made to them during these periods. Therefore, our non-performing assets may increase and the value of our portfolio may decrease during these periods as we are required to record our investments at their current fair value. Adverse economic conditions also may decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our and our portfolio companies’ funding costs, limit our and our portfolio companies’ access to the capital markets or result in a decision by lenders not to extend credit to us or our portfolio companies. These events could prevent us from increasing investments and harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the portfolio company’s ability to meet its obligations under the debt that we hold. We may incur additional expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, if one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which we will actually provide significant managerial assistance to that portfolio company, a bankruptcy court might subordinate all or a portion of our claim to that of other creditors.

Investing a Sufficient Portion of Assets in Qualifying Assets

As a BDC, we may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets. See “Item 1. Business — Regulation as a Business Development Company.”

We believe that most of the investments that we may acquire in the future will constitute qualifying assets. However, we may be precluded from investing in what we believe to be attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If we do not invest a sufficient portion of our assets in qualifying assets, we could violate the 1940 Act provisions applicable to BDCs. As a result of such violation, specific rules under the 1940 Act could prevent us, for example, from making follow-on investments in existing portfolio companies (which could result in the dilution of our position) or could require us to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. If we need to dispose of such investments quickly, it could be difficult to dispose of such investments on favorable terms. We may not be able to find a buyer for such investments and, even if we do find a buyer, we may have to sell the investments at a substantial loss. Any such outcomes would have a material adverse effect on our business, financial condition, results of operations and cash flows.

If we do not maintain our status as a BDC, we would be subject to regulation as a registered closed-end investment company under the 1940 Act. As a registered closed-end investment company, we would be subject to substantially more regulatory restrictions under the 1940 Act which would significantly decrease our operating flexibility.

Our investment portfolio will be recorded at fair value as determined in good faith by our Board and, as a result, there will be uncertainty as to the value of our portfolio investments.

Under the 1940 Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined in good faith by the Board. Typically, there is not a public market for the securities of the privately held middle-market companies in which we will invest. As a result, we will value these securities quarterly at fair value as determined in good faith by the Board based on input from Barings, a nationally recognized independent adviser and our audit committee. See “Item 1. Business — Valuation Procedures.”

The determination of fair value and consequently, the amount of unrealized appreciation and depreciation in our portfolio, is to a certain degree dependent on subjective judgments. Certain factors that may be considered in determining the fair value of our investments include the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to comparable publicly-traded companies, discounted cash flows and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Due to this uncertainty, our fair value determinations may cause our net asset value on a given date to materially understate or overstate the value that we may ultimately realize upon the sale or disposition of one or more of our investments. As a result, investors purchasing our securities based on an overstated net asset value would pay a higher price than the value of our investments might warrant. Conversely, investors selling shares during a period in which the net asset value understates the value of our investments will receive a lower price for their shares than the value of our investments might warrant.

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We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability or inability to make investments in companies that meet our investment criteria, the interest rate payable on the debt securities we acquire, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

Potential Fluctuations in our Net Asset Value

Our net asset value may fluctuate over time and, consequently, you may pay a different price per share at subsequent closings than some other investors paid at earlier closings. The price per share of a subsequent closing may be above net asset value per share to take into account the amortization of organizational and offering expenses. Consequently, investors in subsequent closings may receive a different number shares for the same capital contribution that earlier investors made depending on the net asset value at the relevant time. In addition, if our net asset value has decreased between the Initial Closing and a subsequent closing date, the investors subscribing on the subsequent closing date will receive more shares of our Common Stock than they would have received had they subscribed in connection with the Initial Closing. Accordingly, stockholders who subscribed in the Initial Closing would have their percentage ownership interest in us diluted.

Changes to U.S. tariff and import/export regulations may have a negative effect on our portfolio companies and, in turn, harm us.

There has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. The current U.S. presidential administration, along with the U.S. Congress, has created significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and restrict our portfolio companies’ access to suppliers or customers and have a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact us.

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

We and our portfolio companies will be subject to regulation at the local, state and federal level. New legislation may be enacted or new interpretations, rulings or regulations could be adopted, including those governing the types of investments we are permitted to make, any of which could harm us and our stockholders, potentially with retroactive effect.

Additionally, any changes to the laws and regulations governing our operations relating to permitted investments may cause us to alter our investment strategy in order to avail ourselves of new or different opportunities. Such changes could result in material differences to the strategies and plans set forth in this Memorandum and may result in our investment focus shifting from the areas of expertise of our management team to other types of investments in which our management team may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.

Our Board may change our investment objectives, operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse.

The Board has the authority to modify or waive our current investment objectives, operating policies and strategies without prior notice and without stockholder approval (except as required by the 1940 Act). However, absent stockholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, net asset value, operating results and value of our stock. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment. Moreover, we will have significant flexibility in investing the net proceeds from this offering and any future offering and may use the net proceeds from such offerings in ways with which investors may not agree or for purposes other than those contemplated at the time of the offering.

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Barings is able to resign as our investment adviser and/or our administrator upon 90 days’ notice, and we may not be able to find a suitable replacement within that time, or at all, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

Pursuant to the Investment Advisory Agreement, Barings has the right to resign as our investment adviser upon 90 days’ written notice, whether a replacement has been found or not. Similarly, Barings’ has the right under the Administration Agreement to resign upon 90 days’ written notice, whether a replacement has been found or not. If Barings resigns, it may be difficult to find a replacement investment adviser or administrator, as applicable, or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 90 days, or at all. If a replacement is not found quickly, our business, results of operations and financial condition as well as our ability to pay distributions are likely to be adversely affected and the value of our shares may decline. In addition, the coordination of our internal management and investment or administrative activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by Barings. Even if a comparable service provider or individuals performing such services are retained, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may materially adversely affect our business, results of operations and financial condition.

We are highly dependent on information systems and systems failures or cyberattacks could significantly disrupt our business, which may, in turn, negatively affect the market price of our Common Stock and our ability to pay dividends and other distributions.

Our business depends on the communications and information systems of Barings, its affiliates and our other third-party service providers. These systems are subject to potential attacks, including through adverse events that threaten the confidentiality, integrity or availability of our information resources (i.e., cyber incidents). These attacks could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption and result in disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships, any of which could, in turn, have a material adverse effect on our operating results and negatively affect the market price of our securities and our ability to pay dividends and other distributions to our security holders. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those provided by Barings, its affiliates and other third-party service providers.

Terrorist attacks, acts of war, national disasters, outbreaks or pandemics may affect any market for our securities, impact the businesses in which we invest and harm our business, operating results and financial condition.

Terrorist acts, acts of war, national disasters, outbreaks or pandemics may disrupt our operations, as well as the operations of the businesses in which we invest. Such acts have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. For example, many countries have experienced outbreaks of infectious illnesses in recent decades, including swine flu, avian influenza, SARS and COVID-19. In December 2019, an initial outbreak of COVID-19 was reported in Hubei, China. Since then, a large and growing number of cases have been confirmed around the world. The COVID-19 outbreak has resulted in numerous deaths and the imposition of both local and more widespread “work from home” and other quarantine measures, border closures and other travel restrictions, causing social unrest and commercial disruption on a global scale. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic.

The ongoing spread of the COVID-19 has had, and will continue to have, a material adverse impact on local economies in the affected jurisdictions and also on the global economy, as cross border commercial activity and market sentiment are increasingly impacted by the outbreak and government and other measures seeking to contain its spread. With respect to U.S. and global credit markets and the economy in general, this outbreak has resulted in, and until fully resolved is likely to continue to result in, the following (among other things): (i) restrictions on travel and the temporary closure of many corporate offices, retail stores, and manufacturing facilities and factories, resulting in significant disruption to the business of many companies, including supply chains and demand, as well as layoffs of employees; (ii) increased draws by borrowers on revolving lines of credit; (iii) increased requests by borrowers for amendments or waivers of their credit agreements to avoid default, increased defaults by borrowers and/or increased difficulty in obtaining refinancing; (iv) volatility in credit markets, including greater volatility in pricing and spreads; and (v) rapidly evolving proposals and actions by state and federal governments to address the problems being experienced by markets, businesses and the economy in general, which may not adequately address the problems being facing such persons. In addition to these developments having adverse consequences in the businesses in which we invest, the operations of the Investment Adviser (including those relating to the Company) have been, and could continue to be, adversely impacted, including through quarantine measures and travel restrictions imposed on Barings personnel or service providers based or temporarily located in affected countries, or any related health issues of such personnel or service providers. Any of the foregoing events could materially and adversely affect the Company’s ability to source, manage and divest its investments and its ability to fulfill its investment objectives. Similar consequences could arise with respect to other comparable infectious diseases. Although it is impossible to predict the precise nature and consequences of these events, or of any political or policy decisions and regulatory changes occasioned by emerging events or uncertainty on applicable laws or regulations that impact us and our portfolio companies and investments, it is clear that these types of events are impacting and will, for at least some time, continue to impact us and our portfolio companies. Any potential impact to our results of operations will depend to a large extent on future developments and new information that could emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by authorities and other entities to contain the spread or treat its impact, all of which are beyond our control. These potential impacts, while uncertain, could adversely affect our and our portfolio companies’ operating results.

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In addition, future terrorist activities, military or security operations, or natural disasters could further weaken the domestic/global economies and create additional uncertainties, which may negatively impact the businesses in which we invest directly or indirectly and, in turn, could have a material adverse impact on our business, operating results and financial condition. Losses from terrorist attacks and natural disasters are generally uninsurable.

We are currently operating in a period of capital markets disruption and economic uncertainty.

The U.S. capital markets have experienced extreme volatility and disruption following the global outbreak of COVID-19 that began in December 2019. Some economists and major investment banks have expressed concern that the continued spread of the virus globally could lead to a world-wide economic downturn. Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. These and future market disruptions and/or illiquidity would be expected to have an adverse effect on our business, financial condition, results of operations and cash flows. Unfavorable economic conditions also would be expected to increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events have limited and could continue to limit our investment originations, limit our ability to grow and have a material negative impact on our operating results and the fair values of our debt and equity investments.

Sarbanes-Oxley Act Internal Controls

We will not be required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act until we have been subject to the reporting requirements of the Exchange Act for a specified period of time. Accordingly, our internal control over financial reporting may not meet all of the standards contemplated by Section 404 that we may eventually be required to meet. We will address our internal control over financial reporting and establish formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within our organization within the timeframe required by SEC rules.

Risks Related to our Investments

Our investments in portfolio companies may be risky, and we could lose all or part of our investment.

Our portfolio will consist primarily of senior secured private middle-market debt and equity investments. Investing in private and middle-market companies involves a number of significant risks. Among other things, these companies:

•	may have limited financial resources to meet future capital needs and thus may be unable to grow or meet their obligations under their debt instruments that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees from subsidiaries or affiliates of our portfolio companies that we may have obtained in connection with our investment, as well as a corresponding decrease in the value of the equity components of our investments;

•	may have shorter operating histories, narrower product lines, smaller market shares and/or more significant customer concentration than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•	are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

•	generally have less predictable operating results, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position; and

•	generally have less publicly available information about their businesses, operations and financial condition. We rely on the ability of Barings’ investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If Barings is unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose all or part of our investment.

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In addition, in the course of providing significant managerial assistance to certain of our portfolio companies, certain of our officers and directors or certain of Barings’ investment professionals may serve as directors on the boards of such companies. We or Barings may in the future be subject to litigation that arises out of our investments in these companies, and our officers and directors or Barings and/or its investment professionals may be named as defendants in such litigation, which could result in an expenditure of funds (through our indemnification of such officers and directors) and the diversion of our officers’, directors’ and Barings’ time and resources.

The lack of liquidity in our investments may adversely affect our business.

We generally invest in companies whose securities are not publicly traded, and whose securities may be subject to legal and other restrictions on resale, or are otherwise less liquid than publicly traded securities. The illiquidity of these investments may make it difficult for us to sell these investments when desired. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded these investments. Our investments may be subject to contractual or legal restrictions on resale or are otherwise illiquid because there may be no established trading market for certain investments. The illiquidity of certain of our investments may make it difficult for us to dispose of them at a favorable price, and, as a result, we may suffer losses.

Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation.

As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by the Board. As part of the valuation process, we may take into account the following types of factors, if relevant, in determining the fair value of our investments:

•	a comparison of the portfolio company’s securities to publicly traded securities;

•	the enterprise value of the portfolio company;

•	the nature and realizable value of any collateral;

•	the portfolio company’s ability to make payments and its earnings and discounted cash flow;

•	the markets in which the portfolio company does business; and

•	changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors.

When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation. We record decreases in the market values or fair values of our investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in our portfolio. The effect of all of these factors on our portfolio may reduce our net asset value by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.

Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments, in seeking to:

•	increase or maintain in whole or in part our position as a creditor or equity ownership percentage in a portfolio company;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	preserve or enhance the value of our investment.

We have discretion to make follow-on investments, subject to the availability of capital resources. Failure on our part to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful portfolio company. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our level of risk, because we prefer other opportunities or because of regulatory or other considerations. Our ability to make follow-on investments may also be limited by Barings’ allocation policy.

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Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies and such portfolio companies may not generate sufficient cash flow to service their debt obligations to us.

We will typically invest in senior debt and first lien notes, however, we may invest in the future, a portion of our capital in second lien and subordinated loans issued by our portfolio companies. Our portfolio companies may have, or be permitted to incur, other debt that ranks equally with, or senior to, the debt securities in which we invest. Such subordinated investments are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the obligor or in general economic conditions. If we make a subordinated investment in a portfolio company, the portfolio company may be highly leveraged, and its relatively high debt-to-equity ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments in respect of the securities in which we invest. These debt instruments would usually prohibit the portfolio companies from paying interest on or repaying our investments in the event of and during the continuance of a default under such debt. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of securities ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying senior creditors, the portfolio company may not have any remaining assets to use for repaying its obligation to us where we are junior creditor. In the case of debt ranking equally with debt securities in which we invest, we would have to share any distributions on an equal and ratable basis with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

Additionally, certain loans that we make to portfolio companies may be secured on a second priority basis by the same collateral securing senior secured debt of such companies. The first priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the portfolio company under the agreements governing the loans. The holders of obligations secured by first priority liens on the collateral will generally control the liquidation of, and be entitled to receive proceeds from, any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the loan obligations secured by the second priority liens, then we, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the portfolio company’s remaining assets, if any.

We may in the future make unsecured loans to portfolio companies, meaning that such loans will not benefit from any interest in collateral of such companies. Liens on a portfolio company’s collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured loan obligations after payment in full of all loans secured by collateral. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then our unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any.

The rights we may have with respect to the collateral securing any junior priority loans we make to our portfolio companies may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of senior debt. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens:

•	the ability to cause the commencement of enforcement proceedings against the collateral;

•	the ability to control the conduct of such proceedings;

•	the approval of amendments to collateral documents;

•	releases of liens on the collateral; and

•	waivers of past defaults under collateral documents.

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We may not have the ability to control or direct such actions, even if our rights as junior lenders are adversely affected.

There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.

Even though we plan to structure the majority of our investments as senior loans, if one of our portfolio companies were to go bankrupt, depending on the facts and circumstances and based upon principles of equitable subordination as defined by existing case law, a bankruptcy court could subordinate all or a portion of our claim to that of other creditors and transfer any lien securing such subordinated claim to the bankruptcy estate. The principles of equitable subordination defined by case law have generally indicated that a claim may be subordinated only if its holder is guilty of misconduct or where the senior loan is re-characterized as an equity investment and the senior lender has actually provided significant managerial assistance to the bankrupt debtor. We may also be subject to lender liability claims for actions taken by us with respect to a borrower’s business or instances where we exercise control over the borrower. It is possible that we could become subject to a lender’s liability claim, including as a result of actions taken in rendering managerial assistance or actions to compel and collect payments from the borrower outside the ordinary course of business.

Second priority liens on collateral securing loans that we make to our portfolio companies may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and us.

Certain loans that we will make are secured by a second priority security interest in the same collateral pledged by a portfolio company to secure senior debt owed by the portfolio company to commercial banks or other traditional lenders. Often the senior lender has procured covenants from the portfolio company prohibiting the incurrence of additional secured debt without the senior lender’s consent. Prior to and as a condition of permitting the portfolio company to borrow money from us secured by the same collateral pledged to the senior lender, the senior lender will require assurances that it will control the disposition of any collateral in the event of bankruptcy or other default. In many such cases, the senior lender will require us to enter into an “intercreditor agreement” prior to permitting the portfolio company to borrow from us. Typically the intercreditor agreements we are requested to execute expressly subordinate our debt instruments to those held by the senior lender and further provide that the senior lender shall control: (i) the commencement of foreclosure or other proceedings to liquidate and collect on the collateral; (ii) the nature, timing and conduct of foreclosure or other collection proceedings; (iii) the amendment of any collateral document; (iv) the release of the security interests in respect of any collateral and (v) the waiver of defaults under any security agreement. Because of the control we may cede to senior lenders under intercreditor agreements we may enter, we may be unable to realize the proceeds of any collateral securing some of our loans.

Finally, the value of the collateral securing our debt investment will ultimately depend on market and economic conditions, the availability of buyers and other factors. Therefore, there can be no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the loan obligations secured by our second priority liens after payment in full of all obligations secured by the senior lender’s first priority liens on the collateral. There is also a risk that such collateral securing our investments may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the portfolio company and market conditions. If such proceeds are not sufficient to repay amounts outstanding under the loan obligations secured by our second priority liens, then we, to the extent not repaid from the proceeds from the sale of the collateral, will only have an unsecured claim against the company’s remaining assets, if any.

Covenant-Lite Loans

A significant number of high yield loans in the market, in particular the broadly syndicated loan market, may consist of covenant-lite loans, or “Covenant-Lite Loans.” A significant portion of the loans in which the Company may invest or get exposure to through its investments may be deemed to be Covenant-Lite Loans and it is possible that such loans may comprise a majority of the Company’s portfolio. Such loans do not require the borrower to maintain debt service or other financial ratios and do not include terms which allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Ownership of Covenant-Lite Loans may expose the Company to different risks, including with respect to liquidity, price volatility, ability to restructure loans, credit risks and less protective loan documentation, than is the case with loans that contain financial maintenance covenants.

Our investments in foreign companies may involve significant risks in addition to the risks inherent in U.S. investments.

Our investment strategy contemplates potential investments in foreign companies. Investing in foreign companies may expose us to additional risk not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes (potentially at confiscatory levels), less liquid markets, less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

Although most of our investments will be U.S.-dollar denominated, our investments that are denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us.

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If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a business development company or be precluded from investing according to our current business strategy.

As a BDC, we may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70.0% of our total assets are qualifying assets.

We may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If we do not invest a sufficient portion of our assets in qualifying assets, we could lose our status as a BDC. If we fail to maintain our status as a BDC, we might be regulated as a closed-end investment company that is required to register under the 1940 Act, which would subject us to additional regulatory restrictions and significantly decrease our operating flexibility. In addition, any such failure could cause an event of default under our outstanding indebtedness. For these reasons, loss of BDC status likely would have a material adverse effect on our business, financial condition and results of operations. Similarly, these rules could prevent us from making follow-on investments in existing portfolio companies (which could result in the dilution of our position).

We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we have additional flexibility to focus our investments in a limited number of portfolio companies.

We are classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. To the extent that we assume large positions in the securities of a small number of issuers, our net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. Beyond our RIC asset diversification requirements under the Code, we do not have fixed guidelines for diversification, and our investments could be concentrated in relatively few portfolio companies.

We generally will not control our portfolio companies.

We do not expect to control most of our portfolio companies, even though we or Barings may have board representation or board observation rights, and our debt agreements may contain certain restrictive covenants. As a result, we are subject to the risk that a portfolio company in which we invest may make business decisions with which we disagree, and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors. Due to the lack of liquidity for our investments in non-traded companies, we may not be able to dispose of our interests in our portfolio companies as readily as we would like or at an appropriate valuation. As a result, a portfolio company may make decisions that could decrease the value of our portfolio holdings.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Many of our portfolio companies may be susceptible to economic downturns or recessions and may be unable to repay our loans during these periods. Therefore, during these periods our non-performing assets may increase and the value of these assets may decrease. Adverse economic conditions may also decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize our portfolio company’s ability to meet its obligations under the debt securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company.

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Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our return on equity.

We are subject to the risk that the investments we make in our portfolio companies may be repaid prior to maturity. When this occurs, we will generally reinvest these proceeds in temporary investments, pending their future investment in new portfolio companies. These temporary investments will typically have substantially lower yields than the debt being prepaid and we could experience significant delays in reinvesting these amounts. Any future investment in a new portfolio company may also be at lower yields than the debt that was repaid. As a result, our results of operations could be materially adversely affected if one or more of our portfolio companies elect to prepay amounts owed to us. Additionally, prepayments could negatively impact our return on equity, which could result in a decline in the market price of our securities.

Potential write-downs or losses with respect to portfolio investments existing and to be made in the future could adversely affect our results of operations, cash flows, dividend level, net asset value and stock price.

In light of current economic conditions, in the future, certain of our portfolio companies may be unable to service our debt investments on a timely basis. These conditions may also decrease the value of collateral securing some of our debt investments, as well as the value of our equity investments. As a result, the number of non-performing assets in our portfolio may increase, and the overall value of our portfolio may decrease, which could lead to financial losses in our portfolio and a decrease in our investment income, net investment income, dividends and assets.

Any unrealized losses we experience on our loan portfolio may be an indication of future realized losses, which could reduce our income available for distribution.

As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at the fair value as determined in good faith by the Board. Decreases in the market values or fair values of our investments will be recorded as unrealized depreciation. Any unrealized losses in our loan portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to us with respect to the affected loans. This could result in realized losses in the future and ultimately in reductions of our income available for distribution in future periods.

Defaults by our portfolio companies may harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.

Changes in interest rates may affect our cost of capital, the value of our investments and results of operations.

An increase in interest rates would make it more expensive to use debt to finance our investments. As a result, a significant increase in market interest rates could both reduce the value of our portfolio investments and increase our cost of capital, which would reduce our net investment income. Also, an increase in interest rates available to investors could make an investment in our Common Stock less attractive if we are not able to increase our distribution rate, a situation which could reduce the value of our Common Stock. Conversely, a decrease in interest rates may have an adverse impact on our returns by requiring us to seek lower yields on our debt investments and by increasing the risk that our portfolio companies will prepay our debt investments, resulting in the need to redeploy capital at potentially lower rates.

Our portfolio may be concentrated in a limited number of portfolio companies and industries, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

Our portfolio may be concentrated in a limited number of portfolio companies and industries. As a result, the aggregate returns we realize may be significantly and adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Additionally, while we are not targeting any specific industries, our investments may be concentrated in relatively few industries. For example, although we classify the industries of our portfolio companies by end-market (such as healthcare or business services) and not by the products or services (such as software) directed to those end-markets, many of our portfolio companies principally provide software products or services, which exposes us to downturns in that sector. As a result, a downturn in any particular industry in which we are invested could also significantly impact the aggregate returns we realize.

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We may not realize gains from our equity investments.

Certain investments that we have made in the past and may make in the future include equity securities. Investments in equity securities involve a number of significant risks, including the risk of further dilution as a result of additional issuances, inability to access additional capital and failure to pay current distributions. Investments in preferred securities involve special risks, such as the risk of deferred distributions, credit risk, illiquidity and limited voting rights. In addition, we may from time to time make non-control, equity co-investments in companies in conjunction with private equity sponsors. Our goal is ultimately to realize gains upon our disposition of such equity interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. We also may be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests.

Our investments in asset-backed securities are subject to additional risks.

Asset-backed securities often involve risks that are different from or more acute than risks associated with other types of debt instruments. For instance, asset-backed securities may be particularly sensitive to changes in prevailing interest rates. In addition, the underlying assets may be subject to prepayments that shorten the securities’ weighted average maturity and may lower their return. Asset-backed securities are also subject to risks associated with their structure and the nature of the assets underlying the security and the servicing of those assets. Payment of interest and repayment of principal on asset-backed securities is largely dependent upon the cash flows generated by the assets backing the securities. Certain asset-backed securities are supported by letters of credit, surety bonds or other credit enhancements. However, if many borrowers on the underlying assets default, losses could exceed the credit enhancement level and result in losses to investors, such as the Company. The values of asset-backed securities may be substantially dependent on the servicing of the underlying asset pools, and are therefore subject to risks associated with the negligence by, or defalcation of, their servicers. Furthermore, debtors may be entitled to the protection of a number of state and federal consumer credit laws with respect to the assets underlying these securities, which may give the debtor the right to avoid or reduce payment.

Risks Relating to This Offering

There is no public market for shares of our Common Stock, and we do not expect there to be a market for our shares.

There is no existing trading market for shares of our Common Stock, and no market for our shares may develop in the future. If developed, any such market may not be sustained. In the absence of a trading market, holders of shares of our Common Stock may be unable to liquidate an investment in our shares.

The shares of our Common Stock have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

There are restrictions on the ability of holders of our Common Stock to transfer shares in excess of the restrictions typically associated with a private placement of securities under Regulation D and other exemptions from registration under the Securities Act, and these additional restrictions could further limit the liquidity of an investment in shares of our Common Stock and the price at which holders may be able to sell the shares.

We are relying on an exemption from registration under the Securities Act and state securities laws in offering shares of our Common Stock our pursuant to the Subscription Agreements. As such, absent an effective registration statement covering our Common Stock, such shares may be resold only in transactions that are exempt from the registration requirements of the Securities Act and with our prior consent. Our Common Stock will have limited transferability which could delay, defer or prevent a transaction or a change of control of the company that might involve a premium price for our securities or otherwise be in the best interest of our stockholders.

Provisions of the Maryland General Corporation Law and our charter and bylaws could deter takeover attempts and have an adverse impact on the price of our Common Stock.

The Maryland General Corporation Law and our charter and bylaws contain provisions that may have the effect of discouraging, delaying or making difficult a change in control of our Company or the removal of our incumbent directors. Specifically, the Board has adopted a resolution explicitly subjecting us to the Maryland Business Combination Act under the Maryland General Corporation Law, which, subject to limitations, prohibits certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder and thereafter imposes fair price and/or supermajority voting requirements on these combinations. In addition, our charter classifies the Board in three classes serving staggered three-year terms and provides that a director may be removed only for cause by the vote of at least two-thirds of the votes entitled to be cast for the election of directors generally. In addition, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by our secretary to act upon any matter that may properly be considered at a meeting of stockholders only upon the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at the meeting.

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In addition, subject to the provisions of the 1940 Act, our charter permits the Board, without stockholder action, to authorize the issuance of shares of stock in one or more classes or series, including preferred stock. Subject to compliance with the 1940 Act, the Board may, without stockholder action, amend our charter from time to time to increase or decrease the number of shares of stock of any class or series that we have authority to issue. The existence of these provisions, among others, may have a negative impact on the price of our Common Stock and may discourage third-party bids for ownership of our company. These provisions may prevent any premiums being offered to you for shares of our Common Stock.

Item 2. Financial Information.

Management's Discussion and Analysis of Financial Condition and Results of Operations

The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Revenues

We plan to generate revenues in the form of interest income, primarily from our investments in debt securities, loan origination and other fees and dividend income. Fees generated in connection with our debt investments will be recognized over the life of the loan using the effective interest method or, in some cases, recognized as earned. Our senior secured private debt investments will generally have terms of between five and seven years. Our senior secured private debt investments generally will bear interest between LIBOR plus 450 basis points and LIBOR plus 650 basis points per annum. From time to time, certain of our investments may have a form of interest, referred to as payment-in-kind (“PIK”) interest, that is not paid currently but is instead accrued and added to the loan balance and paid at the end of the term.

Expenses

We do not currently have any employees and do not expect to have any employees. The Company’s day-to-day investment operations will be managed by Barings, and services necessary for the Company’s business, including the origination and administration of its investment portfolio, will be provided by individuals who are employees of Barings, as our Investment Adviser and Administrator, pursuant to the terms of the Investment Advisory Agreement and the Administration Agreement. The Company will reimburse the Administrator for its allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including its allocable portion of the cost of certain of the Company’s officers and their respective staffs, and the investment adviser for certain expenses under the Investment Advisory Agreement. We will bear our allocable portion of the compensation paid by Barings to our Chief Executive Officer, Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to our business affairs). We will bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (i) investment advisory fees, including management fees and incentive fees, to Barings, pursuant to the Investment Advisory Agreement; (ii) our allocable portion of overhead and other expenses incurred by Barings in performing its administrative obligations under the Administration Agreement, and (iii) all other expenses of its operations and transactions including, without limitation, those relating to:

•	our initial organization costs incurred prior to the commencement of our operations;

•	operating costs incurred prior to the commencement of our operations;

•	the cost of calculating our net asset value, including the cost of any third-party valuation services;

•	the cost of effecting sales and repurchases of shares of our Common Stock and other securities, including, except as otherwise noted below, in connection with the Private Offering;

•	fees payable to third parties relating to making investments, including our Investment Advisor’s or its affiliates’ travel expenses, research costs and out-of-pocket fees and expenses associated with performing due diligence and reviews of prospective investments;

•	interest expense and other costs associated with our indebtedness;

•	transfer agent, dividend reinvestment plan administrator and custodial fees;

•	out-of-pocket fees and expenses associated with marketing efforts;

•	federal and state registration fees and any stock exchange listing fees;

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•	U.S. federal, state and local taxes;

•	Independent Directors’ fees and expenses;

•	brokerage commissions and markups;

•	fidelity bond, directors’ and officers’ liability insurance and other insurance premiums;

•	direct costs, such as printing, mailing, long distance telephone and staff;

•	fees and expenses associated with independent audits and outside legal costs;

•	costs associated with our reporting and compliance obligations U.S. federal and state securities laws, including, the Securities Act, the Exchange Act and the 1940 Act; and

•	other expenses incurred by the Administrator or us in connection with administering our business, including payments under the Administration Agreement that will be based upon our allocable portion (subject to the review and approval of our Board) of overhead.

We have agreed to reimburse the Investment Adviser for initial organization costs and operating costs incurred prior to the commencement of our operations, including in connection with the Private Offering. In the event receipt of a formal commitment of external capital does not occur, all organization and offering costs will be borne by the Investment Adviser. As there has been no commitment of external capital to date, no such costs have been allocated to the Company.

The Company and Barings may engage one or more placement agents to assist with the placement of the Company’s shares. The Investment Adviser has agreed to pay all placement fees and related expenses to placement agents in connection with the Private Offering. The prospect of receiving placement fees or other compensation may provide placement agents and/or their salespersons with an incentive to favor sales of the shares of the Company over the sale of interests of other investments with respect to which the placement agent does not receive such additional compensation, or receives lower levels of additional compensation.

From time to time, Barings or its affiliates may pay third-party providers of goods or services. We will reimburse Barings or such affiliates thereof for any such amounts paid on our behalf. All of the foregoing expenses will ultimately be borne by our stockholders.

Financial Condition, Liquidity and Capital Resources

We intend to generate cash primarily from the net proceeds of any offering of shares of our Common Stock and from cash flows from interest and fees earned from our investments and principal repayments and proceeds from sales of our investments. Our primary use of cash will be investments in portfolio companies, payments of our expenses and payment of cash distributions to our stockholders.

Critical Accounting Policies

The preparation of our financial statements in accordance with U.S. GAAP will require management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods covered by such financial statements. We have identified investment valuation and revenue recognition as our most critical accounting estimates. On an on-going basis, we will evaluate our estimates, including those related to the matters described below. In addition to the discussion below, we will describe our critical accounting policies in the notes to our future financial statements.

Investment Valuation

The most significant estimate inherent in the preparation of our financial statements will be the valuation of investments and the related amounts of unrealized appreciation and depreciation of investments recorded. We have a valuation policy, as well as established and documented processes and methodologies for determining the fair values of portfolio company investments on a recurring (quarterly) basis in accordance with the 1940 Act and FASB ASC Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820. Our current valuation policy and processes were established by Barings and were approved by the Board.

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Under ASC Topic 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between a willing buyer and a willing seller at the measurement date. For our portfolio securities, fair value is generally the amount that we might reasonably expect to receive upon the current sale of the security. The fair value measurement assumes that the sale occurs in the principal market for the security, or in the absence of a principal market, in the most advantageous market for the security. If no market for the security exists or if we do not have access to the principal market, the security should be valued based on the sale occurring in a hypothetical market.

Under ASC Topic 820, there are three levels of valuation inputs, as follows:

Level 1 Inputs - include quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 Inputs - include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 Inputs - include inputs that are unobservable and significant to the fair value measurement.

A financial instrument is categorized within the ASC Topic 820 valuation hierarchy based upon the lowest level of input to the valuation process that is significant to the fair value measurement. For example, a Level 3 fair value measurement may include inputs that are observable (Levels 1 and 2) and unobservable (Level 3). Therefore, unrealized appreciation and depreciation related to such investments categorized as Level 3 investments within the tables below may include changes in fair value that are attributable to both observable inputs (Levels 1 and 2) and unobservable inputs (Level 3).

Our investment portfolio will include certain debt and equity instruments of privately held companies for which quoted prices or other inputs falling within the categories of Level 1 and Level 2 are generally not available. In such cases, we determine the fair value of our investments in good faith primarily using Level 3 inputs. In certain cases, quoted prices or other observable inputs exist, and if so, we assess the appropriateness of the use of these third-party quotes in determining fair value based on (i) our understanding of the level of actual transactions used by the broker to develop the quote and whether the quote was an indicative price or binding offer and (ii) the depth and consistency of broker quotes and the correlation of changes in broker quotes with underlying performance of the portfolio company.

There is no single standard for determining fair value in good faith, as fair value depends upon the specific circumstances of each individual investment. The recorded fair values of our Level 3 investments may differ significantly from fair values that would have been used had an active market for the securities existed. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned.

Investment Valuation Process

Barings has established a Pricing Committee that is, subject to the oversight of the Board, responsible for the approval, implementation and oversight of the processes and methodologies that relate to the pricing and valuation of assets we hold. Barings uses internal pricing models, in accordance with internal pricing procedures established by the Pricing Committee, to price an asset in the event an acceptable price cannot be obtained from an approved external source.

Barings reviews its valuation methodologies on an ongoing basis and updates are made accordingly to meet changes in the marketplace. Barings has established internal controls to ensure our valuation process is operating in an effective manner. Barings (1) maintains valuation and pricing procedures that describe the specific methodology used for valuation and (2) approves and documents exceptions and overrides of valuations. In addition, the Pricing Committee performs an annual review of valuation methodologies.

Our money market fund investments will generally be valued using Level 1 inputs and our syndicated senior secured loans will generally be valued using Level 2 inputs. Our senior secured, middle-market, private debt investments will generally be valued using Level 3 inputs. We expect to engage an independent valuation firm to perform certain limited procedures in connection with the valuation process. The Board is ultimately responsible for determining the fair value of our investments in good faith.

Investment Valuation Inputs and Techniques

Our valuation techniques are based upon both observable and unobservable pricing inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument. We will determine the estimated fair value of our loans and investments using primarily an income approach. Generally, a vendor is the preferred source of pricing a loan, however, to the extent the vendor price is unavailable or not relevant and reliable, we may use broker quotes. We attempt to maximize the use of observable inputs and minimize the use of unobservable inputs. The availability of observable inputs can vary from investment to investment and is affected by a wide variety of factors, including the type of security, whether the security is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the security.

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Market Approach

We will value our syndicated senior secured loans using values provided by independent pricing services that have been approved by Barings’ Pricing Committee. The prices received from these pricing service providers are based on yields or prices of securities of comparable quality, type, coupon and maturity and/or indications as to value from dealers and exchanges. We will seek to obtain two prices from the pricing services with one price representing the primary source and the other representing an independent control valuation. We will evaluate the prices obtained from brokers or independent pricing service providers based on available market information, including trading activity of the subject or similar securities, or by performing a comparable security analysis to ensure that fair values are reasonably estimated. We will also perform back-testing of valuation information obtained from independent pricing service providers and brokers against actual prices received in transactions. In addition to ongoing monitoring and back-testing, We will perform due diligence procedures surrounding independent pricing service providers to understand their methodology and controls to support their use in the valuation process.

Income Approach

We will generally utilize an Income Approach model in valuing our private debt investment portfolio, which will consist primarily of middle-market senior secured loans with floating reference rates. Under this approach, the fair value is determined using an internal index-based pricing model that takes into account both the movement in the spread of one or more performing credit indices as well as changes in the credit profile of the borrower. The implicit yield for each debt investment is calculated at the date the investment is made. This calculation takes into account the acquisition price (par less any upfront fee) and the relative maturity assumptions of the underlying asset. As of each balance sheet date, the implied yield for each investment is reassessed, taking into account changes in the discount margin of the baseline index, probabilities of default and any changes in the credit profile of the issuer of the security, such as fluctuations in operating levels and leverage. If there is an observable price available on a comparable security/issuer, it is used to calibrate the internal model. The implied yield used within the model is considered a significant unobservable input. As such, these assets are generally classified within Level 3. If the valuation process for a particular debt investment results in a value above par, the value is typically capped at the greater of the principal amount plus any prepayment penalty in effect or 100% of par on the basis that a market participant is likely unwilling to pay a greater amount than that at which the borrower could refinance.

Enterprise Value Waterfall Approach

In valuing equity securities, we will estimate fair value using an “Enterprise Value Waterfall” valuation model. We estimate the enterprise value of a portfolio company and then allocate the enterprise value to the portfolio company’s securities in order of their relative liquidation preference. In addition, the model assumes that any outstanding debt or other securities that are senior to our equity securities are required to be repaid at par. Generally, the waterfall proceeds flow from senior debt tranches of the capital structure to junior and subordinated debt, followed by each class or preferred stock and finally the common stock. Additionally, we may estimate the fair value of a debt security using the Enterprise Value Waterfall approach when we do not expect to receive full repayment.

To estimate the enterprise value of the portfolio company, we primarily use a valuation model based on a transaction multiple, which generally is the original transaction multiple, and measures of the portfolio company’s financial performance. In addition, we consider other factors, including but not limited to (i) offers from third parties to purchase the portfolio company, (ii) the implied value of recent investments in the equity securities of the portfolio company, (iii) publicly available information regarding recent sales of private companies in comparable transactions and (iv) when management believes there are comparable companies that are publicly traded, we perform a review of these publicly traded companies and the market multiple of their equity securities. For certain non-performing assets, we may utilize the liquidation or collateral value of the portfolio company’s assets in our estimation of enterprise value.

Revenue Recognition

Interest and Dividend Income

Interest income, including amortization of premium and accretion of discount, will be recorded on the accrual basis to the extent that such amounts are expected to be collected. Generally, when interest and/or principal payments on a loan become past due, or if we otherwise do not expect the borrower to be able to service its debt and other obligations, we will place the loan on non-accrual status and will generally cease recognizing interest income on that loan for financial reporting purposes until all principal and interest have been brought current through payment or due to a restructuring such that the interest income is deemed to be collectible. The cessation of recognition of such interest will negatively impact the reported fair value of the investment. We will write off any previously accrued and uncollected interest when it is determined that interest is no longer considered collectible. Dividend income will be recorded on the ex-dividend date.

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Fee Income

Origination, facility, commitment, consent and other advance fees received in connection with the origination of a loan, or Loan Origination Fees, will be recorded as deferred income and recognized as investment income over the term of the loan. Upon prepayment of a loan, any unamortized Loan Origination Fees will be recorded as investment income. In the general course of our business, we may receive certain fees from portfolio companies, which are non-recurring in nature. Such fees may include loan prepayment penalties, advisory, loan amendment and other fees, and will be recorded as investment income when earned.

Payment-in-Kind (PIK) Interest Income

We may have investments in our portfolio that contain a PIK interest provision. PIK interest, computed at the contractual rate specified in each loan agreement, will be periodically added to the principal balance of the loan, rather than being paid to us in cash, and will be recorded as interest income. Thus, the actual collection of PIK interest may be deferred until the time of debt principal repayment.

PIK interest, which is a non-cash source of income at the time of recognition, will be included in our taxable income and therefore may affect the amount we are required to distribute to our stockholders to maintain our tax treatment as a RIC for U.S. federal income tax purposes, even though we may not yet collected the cash. Generally, when current cash interest and/or principal payments on a loan become past due, or if we otherwise do not expect the borrower to be able to service its debt and other obligations, we will place the loan on non-accrual status and will generally cease recognizing PIK interest income on that loan for financial reporting purposes until all principal and interest have been brought current through payment or due to a restructuring such that the interest income is deemed to be collectible. We will write off any previously accrued and uncollected PIK interest when it is determined that the PIK interest is no longer collectible.

Contractual Obligations

As of August 4, 2020, we did not have any significant contractual payment obligations.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.

In connection with the Closing, we entered into subscription agreements for capital commitments to purchase up to $337.5 million of shares of our Common Stock. On July 13, 2020, we issued and sold 2,500,000 shares of our Common Stock for an aggregate purchase price of $50.0 million in connection with our first drawdown of capital under such subscription agreements. As of July 21, 2020, we had used approximately $20.4 million of the proceeds from such shares issuance to purchase the following syndicated senior secured loans:

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Barings Capital Investment Corporation

Investments as of July 21, 2020

Portfolio Company	Industry	Type of Investment	Principal Amount	Cost
Non–Control / Non–Affiliate Investments:
Acrisure, LLC	Property & Casualty Insurance	First Lien Senior Secured Term Loan (LIBOR + 3.5%, 3.7% Cash, Acquired 07/20, Due 02/27)	$666,667	$641,667
			666,667	641,667
Apex Tool Group, LLC	Industrial Machinery	First Lien Senior Secured Term Loan (LIBOR + 5.25%, 6.5% Cash, Acquired 07/20, Due 08/24)	583,333	530,833
			583,333	530,833
AssuredPartners, Inc.	Security & Alarm Services	First Lien Senior Secured Term Loan (LIBOR + 3.5%, 3.7% Cash, Acquired 07/20, Due 02/27)	666,667	648,334
			666,667	648,334
Banff Parent Inc.	IT Consulting & Other Services	First Lien Senior Secured Term Loan (LIBOR + 4.25%, 4.3% Cash, Acquired 07/20, Due 10/25)	667,667	650,975
			667,667	650,975
CenturyLink, Inc.	Wireless Telecommunication Services	First Lien Senior Secured Term Loan (LIBOR + 2.25%, 2.4% Cash, Acquired 07/20, Due 03/27)	666,667	641,667
			666,667	641,667
Clear Channel Outdoor Holdings, Inc.	Broadcasting	First Lien Senior Secured Term Loan (LIBOR + 3.5%, 4.3% Cash, Acquired 07/20, Due 08/26)	666,667	615,000
			666,667	615,000
Confie Seguros Holding II Co.	Insurance Brokers	First Lien Senior Secured Term Loan (LIBOR + 4.75%, 6.3% Cash, Acquired 07/20, Due 04/22)	500,000	445,000
			500,000	445,000
Consolidated Energy Limited	Agricultural Products	First Lien Senior Secured Term Loan (LIBOR + 2.5%, 2.7% Cash, Acquired 07/20, Due 05/25)	583,333	536,666
			583,333	536,666
Cvent, Inc.	Internet Software & Services	First Lien Senior Secured Term Loan (LIBOR + 3.75%, 3.9% Cash, Acquired 07/20, Due 11/24)	666,667	573,334
			666,667	573,334
Endo International PLC	Pharmaceuticals	First Lien Senior Secured Term Loan (LIBOR + 4.25%, 5.0% Cash, Acquired 07/20, Due 04/24)	500,000	481,250
			500,000	481,250
Envision Healthcare Corp.	Health Care Services	First Lien Senior Secured Term Loan (LIBOR + 3.75%, 3.9% Cash, Acquired 07/20, Due 10/25)	650,000	425,750
			650,000	425,750
Fertitta Entertainment Holdings, LLC	Casinos & Gaming	First Lien Senior Secured Term Loan (LIBOR + 2.5%, 3.3% Cash, Acquired 07/20, Due 10/23)	500,000	397,500
			500,000	397,500
Golden Entertainment, Inc.	Casinos & Gaming	First Lien Senior Secured Term Loan (LIBOR + 3.0%, 3.8% Cash, Acquired 07/20, Due 10/24)	500,000	462,500
			500,000	462,500
Graftech International Ltd.	Specialty Chemicals	First Lien Senior Secured Term Loan (LIBOR + 3.5%, 4.5% Cash, Acquired 07/20, Due 02/25)	583,333	569,479
			583,333	569,479
Helix Gen Funding, LLC	Electric Utilities	First Lien Senior Secured Term Loan (LIBOR + 3.75%, 4.8% Cash, Acquired 07/20, Due 06/24)	583,333	571,666
			583,333	571,666
Hoffmaster Group, Inc.	Packaging	First Lien Senior Secured Term Loan (LIBOR + 4.0%, 5.0% Cash, Acquired 07/20, Due 11/23)	1,000,000	820,000
			1,000,000	820,000
Houghton Mifflin Harcourt Co.	Paper Products	First Lien Senior Secured Term Loan (LIBOR + 6.25%, 7.3% Cash, Acquired 07/20, Due 11/24)	500,000	465,000
			500,000	465,000
Husky III Holding Limited	Industrial Machinery	First Lien Senior Secured Term Loan (LIBOR + 3.0%, 3.4% Cash, Acquired 07/20, Due 03/25)	667,667	623,434
			667,667	623,434

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Barings Capital Investment Corporation

Investments as of July 21, 2020 — (Continued)

Portfolio Company	Industry	Type of Investment	Principal Amount	Cost
iHeart Media, Inc.	Broadcasting	First Lien Senior Secured Term Loan (LIBOR + 4.0%, 4.8% Cash, Acquired 07/20, Due 05/26)	$2,500,000	$2,387,500
			2,500,000	2,387,500
Michaels Companies, Inc. (The)	Specialty Stores	First Lien Senior Secured Term Loan (LIBOR + 2.5%, 3.5% Cash, Acquired 07/20, Due 01/23)	583,333	546,875
			583,333	546,875
Mitchell Topco Holdings, Inc.	Diversified Support Services	First Lien Senior Secured Term Loan (LIBOR + 3.25%, 3.4% Cash, Acquired 07/20, Due 11/24)	500,000	473,750
			500,000	473,750
Prime Security Services Borrower, LLC	Security & Alarm Services	First Lien Senior Secured Term Loan (LIBOR + 3.25%, 4.3% Cash, Acquired 07/20, Due 09/26)	500,000	488,750
			500,000	488,750
ProAmpac PG Intermediate LLC	Packaged Foods & Meats	First Lien Senior Secured Term Loan (LIBOR + 3.5%, 4.5% Cash, Acquired 07/20, Due 11/23)	667,667	660,156
			667,667	660,156
Radiology Partners Holdings, LLC	Health Care Technology	First Lien Senior Secured Term Loan (LIBOR + 4.25%, 5.7% Cash, Acquired 07/20, Due 07/25)	500,000	478,750
			500,000	478,750
RadNet Inc.	Health Care Services	First Lien Senior Secured Term Loan (LIBOR + 3.75%, 4.8% Cash, Acquired 07/20, Due 06/23)	667,667	657,652
			667,667	657,652
Solenis UK International Ltd	Specialty Chemicals	First Lien Senior Secured Term Loan (LIBOR + 4.0%, 4.4% Cash, Acquired 07/20, Due 06/25)	583,333	570,004
			583,333	570,004
Surgery Partners, Inc.	Health Care Distributors	First Lien Senior Secured Term Loan (LIBOR + 3.25%, 4.3% Cash, Acquired 07/20, Due 09/24)	667,667	600,900
			667,667	600,900
Tahoe Subco 1 Ltd	Internet Software & Services	First Lien Senior Secured Term Loan (LIBOR + 3.5%, 4.5% Cash, Acquired 07/20, Due 06/24)	666,667	606,667
			666,667	606,667
TIBCO Software, Inc.	Computer Hardware	First Lien Senior Secured Term Loan (LIBOR + 3.75%, 3.9% Cash, Acquired 07/20, Due 06/26)	666,667	646,067
			666,667	646,067
U.S. Anesthesia Partners Holdings,Inc.	Managed Health Care	First Lien Senior Secured Term Loan (LIBOR + 3.0%, 4.0% Cash, Acquired 07/20, Due 06/24)	666,667	606,667
			666,667	606,667
U.S. Silica Company	Metal & Glass Containers	First Lien Senior Secured Term Loan (LIBOR + 4.0%, 5.0% Cash, Acquired 07/20, Due 05/25)	600,000	444,000
			600,000	444,000
Veritas Bermuda Intermediate Holdings Ltd.	Technology Distributors	First Lien Senior Secured Term Loan (LIBOR + 4.5%, 5.5% Cash, Acquired 07/20, Due 01/23)	500,000	477,500
			500,000	477,500
VF Holding Corp.	Systems Software	First Lien Senior Secured Term Loan (LIBOR + 3.25%, 3.4% Cash, Acquired 07/20, Due 07/25)	667,667	642,629
			667,667	642,629
Total Investments, July 21, 2020			$22,089,336	$20,387,922

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Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including changes in interest rates. We plan to invest primarily in illiquid debt securities of private companies. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith by the board of directors in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.”

Item 3. Properties.

We do not own any real estate or other physical properties materially important to our operation or any of our subsidiaries. Our headquarters are currently located at 300 South Tryon Street, Suite 2500 Charlotte, North Carolina 28202, where we occupy office space pursuant to the Administration Agreement with Barings. We believe that our current office facilities are adequate to meet our needs.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

As of August 4, 2020, there were 2,500,000 shares of our common stock outstanding. As of the date of the filing of this Registration Statement, the following table sets our certain ownership information with respect to our common stock for those persons who directly or indirectly own, control or hold with the power to vote five percent or more of our outstanding common stock, each of our directors and officers and all officers and directors as a group.

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Name and Address	Type of Ownership	Shares Owned	Percentage
PDL FL US Holdings LP c/o Alberta Investment Management Corporation 1600 10250 101 Street NW Edmonton, Alberta Canada T5J 2B3	Beneficial	937,625.00	37.505%

Massachusetts Mutual Life Insurance Company c/o Barings LLC 300 South Tryon Street, Suite 2500 Charlotte, North Carolina 28202	Beneficial	890,743.25	35.630%

South Carolina Retirement Systems Group Trust 202 Arbor Lake Drive Columbia, South Carolina 29223	Beneficial	624,750.00	24.990%

C.M. Life Insurance Company c/o Barings LLC 300 South Tryon Street, Suite 2500 Charlotte, North Carolina 28202	Beneficial	46,881.25	1.875%

Michael Freno(1)	N/A	—	—

Eric Lloyd(1)	N/A	—	—

Mark F. Mulhern(1)	N/A	—	—

Thomas W. Okel(1)	N/A	—	—

Jill Olmstead(1)	N/A	—	—

Ian Fowler(1)	N/A	—	—

Jonathan Bock(1)	N/A	—	—

Michael Cowart(1)	N/A	—	—

Jill Dinerman(1)	N/A	—	—

Elizabeth A. Murray(1)	N/A	—	—

All officers and directors as a group (10 persons)(1)	N/A	—	—

(1)	The address for each of our officers and directors is c/o Barings Capital Investment Corporation, 300 South Tryon Street, Suite 2500, Charlotte, NC 28202.

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Item 5. Directors and Executive Officers.

Board of Directors and Executive Officers

Our business and affairs are managed under the direction of our Board. Our Board consists of five directors. The Board appoints our officers, who serve at the discretion of our Board. The responsibilities of the Board include quarterly determinations of the fair value of our assets, corporate governance activities, oversight of our financing arrangements and oversight of our investment activities.

The Board’s role in management of the Company is one of oversight. Oversight of the Company’s investment activities extends to oversight of the risk management processes employed by Barings as part of its day-to-day management of our investment activities. The Board anticipates reviewing risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Investment Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of the Company’s investments.

Our Board has established an Audit Committee and Nominating and Corporate Governance Committee, and the Board may establish additional committees from time to time as necessary. The scope of each committee is discussed in greater detail below.

Our Bylaws require a classified Board with three designated classes: Class I, Class II and Class III with each class of directors serving in such capacity for a term continuing until the annual meeting of stockholders held in the third year following their election and until their successors are elected. To the extent possible, each class shall have the same number of directors.

Directors

Information, as of August 4, 2020, regarding the board of directors is as follows:

Name	Age	Position(s) Held	Director Since	Expiration of Term
Interest Directors
Michael Freno	44	Chairman of the Board of Directors	2020	2023
Eric Lloyd	51	Director	2020	2022
Independent Directors
Mark F. Mulhern	60	Director	2020	2022
Thomas W. Okel	57	Director	2020	2021
Jill Olmstead	56	Director	2020	2021

Officers Who Are Not Directors

Information, as of August 4, 2020, regarding our officers who are not directors is as follows:

Name	Age	Position(s) Held
Ian Fowler	55	President and Chief Executive Officer
Jonathan Bock	38	Chief Financial Officer
Michael Cowart	37	Chief Compliance Officer
Jill Dinerman	43	Chief Legal Officer
Elizabeth A. Murray	43	Principal Accounting Officer

Biographical Information

Our directors have been divided into two groups - interested directors and independent directors. An interested director is an "interested person" as defined in Section 2(a)(19) of the 1940 Act.

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Interested Directors

Michael Freno -- Mr. Freno has served as a director of the Company and Chairman of the Board since April 2020. He brings over 21 years of experience in portfolio management with extensive experience on the buy-side, focusing on both equity and debt investments. He brings a unique perspective to the Board as the recently appointed President of Barings following several years of serving as the Head of Global Markets for Barings, which encompasses all of Barings’ fixed income, public equity and multiasset investment teams. Mr. Freno is the Chairman of the Board for Barings’ BDC, Inc., Chairman of Barings’ Global High Yield Allocation Committee and a member of the Global Distressed Committee. Prior to joining Barings in 2005, he was a research analyst for Mangan & McColl Partners, LLC, where he focused on equity and credit analysis for Barings’ special situations and distressed investments. Prior to that, he was a Manager at PricewaterhouseCoopers. Mr. Freno holds a B.A. from Furman University and an M.B.A. from Wake Forest University.

Eric Lloyd -- Mr. Lloyd has served as a director of the Company since April 2020. Mr. Lloyd brings over 30 years of experience in investment management, investment banking, leveraged finance and risk management to the Board. As the recently appointed Head of Global Private Fixed Income for Barings and the former Head of Barings’ Global Private Finance Group, he is responsible for managing all aspects of Barings' global private fixed income investments. Prior to joining Barings in 2013, Mr. Lloyd served as Head of Market and Institutional Risk for Wells Fargo, was on Wells Fargo’s Management Committee and was a member of the Board of Directors of Wells Fargo Securities. Before the acquisition of Wachovia, Mr. Lloyd worked in Wachovia’s Global Markets Investment Banking division and served on the division’s Operating Committee where he had various leadership positions, including Head of Wachovia’s Global Leveraged Finance Group. Mr. Lloyd holds a B.S. in Finance from the University of Virginia's McIntire School of Commerce.

Independent Directors

Mark F. Mulhern -- Mr. Mulhern has served as an independent director of the Company since June 2020. He brings significant public company experience, both as a senior executive and as a board member. Since September 2014, he has served as Senior Vice President and Chief Financial Officer at Highwoods Properties, Inc., a Raleigh, North Carolina based publicly-traded real estate investment trust. Mr. Mulhern previously served on Highwoods Board of Directors and Audit Committee from January 2012 through August 2014. Prior to joining Highwoods, he served as Executive Vice President and Chief Financial Officer of Exco Resources, Inc. Prior to Exco, he served as Senior Vice President and Chief Financial Officer of Progress Energy, Inc. from 2008 until its merger with Duke Energy Corporation in 2012. He joined Progress Energy in 1996 as Vice President and Controller and served in a number of roles at Progress Energy, including Vice President of Strategic Planning, Senior Vice President of Finance and President of Progress Ventures. He also spent eight years at Price Waterhouse. Mr. Mulhern is a Certified Public Accountant and is a graduate of St. Bonaventure University. He currently serves on the Board of McKim and Creed, a North Carolina based professional engineering services firm.

Thomas W. Okel -- Mr. Okel has served as an independent director of the Company since June 2020. He brings over 20 years of experience in the underwriting, structuring, distribution and trading of debt used for corporate acquisitions, leveraged buyouts, recapitalizations and refinancings. He formerly served as Executive Director of Catawba Lands Conservancy, a non-profit land trust from 2011 to 2019. Prior to joining Catawba Lands Conservancy, he served as Global Head of Syndicated Capital Markets at Bank of America Merrill Lynch, where he managed capital markets, sales, trading and research for the United States, Europe, Asia and Latin America from 1989 to 2010. He currently serves as trustee or director of several public companies and non-profit organizations, including as Trustee of Barings Funds Trust, an open-end investment company and Barings Global Short Duration High Yield Fund, a closed-end investment company (both advised by Barings), Trustee of the Horizon Funds, a mutual fund complex, Trustee of Davidson College, and Director of CrossRoads Corporation for Affordable Housing and Community Development, Inc. Mr. Okel holds a Bachelor of Arts in Economics from Davidson College and a Masters of Management, Finance, Accounting and Marketing from Kellogg School of Management, Northwestern University.

Jill Olmstead - Ms. Olmstead has served as an independent director of the Company since June 2020. She brings over 20 years of senior leadership experience in Human Resources in the financial services industry to her role as the Chair of the Company’s Compensation Committee. She is currently the Chief Human Resources Officer at LendingTree, Inc. and is a Founding Partner of Spivey & Olmstead, LLC, a Talent and Leadership Consulting firm with expertise in the fields of executive development and talent management founded in June 2010. The Board benefits from her experience with C-suite executives as an executive coach and helping lead companies’ efforts on talent strategies such as diversity and inclusion, employee engagement, and succession planning and her strategic and pragmatic approach to talent management with an eye toward bottom line results. In her capacity as Managing Director (2006 to 2009) and Executive Vice President (2000 to 2006) at Wachovia Corporation (now Wells Fargo) she was both the Head of Human Resources for the Corporate and Investment Bank and the Head of Human Resources for the International Businesses. Prior to this, she formed and led the Leadership Practices Group at Wachovia to create and implement a company-wide talent management process that identified, developed, tracked and promoted high potential leaders throughout their careers. Ms. Olmstead received a Bachelor of Science at Clemson University and a Masters in Organization Behavior and Development at Fielding University, Santa Barbara, CA.

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Executive Officers Who are Not Directors

Ian Fowler -- Mr. Fowler has served as the Company’s President and Chief Executive Officer since June 2020. He is Co-head of Barings’ Global Private Finance Group, a member of the group’s North American Private Finance Investment Committee, European Private Finance Investment Committee and Asia-Pacific Investment Committee and President of Barings BDC, Inc. He is responsible for leading a team that originates, underwrites and manages global private finance investments. Ian has worked in the industry since 1988 and his experience has encompassed middle market commercial finance, including originating, underwriting and managing senior secured loans, mezzanine and co-investment transactions. Prior to joining the firm in 2012, he was a Senior Managing Director with Harbour Group and co-founded Freeport Financial LLC where he was a member of the Executive Credit Committee and responsible for all business development and capital market initiatives. While at Freeport, he helped build the company into one of the top 5 non-bank affiliated middle market Sponsor finance companies in the U.S. Before Freeport, Ian was Managing Director and Global Group Leader for GE Capital’s Global Sponsor Finance Group. Prior to GE Capital, Ian held various leveraged finance and investment positions with NationsBank and Mellon Bank. Ian holds a B.A. (Honors) from the University of Western Ontario and is a member of the CFA Institute.

Jonathan Bock -- Mr. Bock has served as the Company’s Chief Financial Officer since June 2020. He is a Managing Director in the Investment Adviser’s Global Private Finance Group. Mr. Bock currently serves as the CFO of Barings BDC, Inc., a publicly traded BDC. Prior to joining the Investment Adviser in 2018, Mr. Bock was a Managing Director and Senior Equity Analyst at Wells Fargo Securities specializing in BDCs. He has actively followed the BDC space since 2006 and was the chief author of a leading BDC quarterly research publication: the BDC Scorecard. His research is often cited by The Wall Street Journal, Barron’s, and other prominent financial publications. Prior to Wells Fargo, Mr. Bock followed the specialty finance space at Stifel Nicolaus & Company and A.G. Edwards Inc. Prior to entering sell-side research in 2006, Mr. Bock was an equity portfolio manager/analyst at Busey Wealth Management in Champaign, Illinois. Mr. Bock holds a BS in finance from the University of Illinois College of Business and is a CFA charterholder.

Jill Dinerman -- Ms. Dinerman has served as the Company’s Chief Legal Officer since June 2020. She is a Managing Director, General Counsel (Head of U.S. Legal) and Global Corporate Secretary at Barings. She is responsible for oversight and management of the U.S. Legal function, corporate and enterprise legal support, and regulatory and trading matters. Ms. Dinerman additionally supports the Barings Board of Managers and related entities and is responsible for building a global corporate governance model to include board management, entity management, regulatory reporting and corporate filings. Before her current positions, she provided legal support to Barings’ U.S. Fixed Income Teams, including U.S. High Yield, Emerging Markets and Investment Grade. She has worked in the industry since 2001. Prior to joining the firm in 2011, Ms. Dinerman was in private practice with major law firms in NYC and Charlotte. Ms. Dinerman holds a B.A. in Psychology from the University of Maryland and J.D., with honors, from The George Washington University Law School.

Michael Cowart -- Mr. Cowart has served as the Company’s Chief Compliance Officer since June 2020. He serves as the Chief Compliance Officer for Barings BDC, Inc., Barings Global Short Duration High Yield Fund, Barings Funds Trust, Barings Securities LLC, Barings Corporate Investors and Barings Participation Investors. Mr. Cowart is a member of Barings’ Compliance Group for which he is responsible for Barings’ Sales Practices, Fund Compliance, and Regulatory Change Management Program. . Prior to joining Barings in 2018, Mr. Cowart held positions in the compliance and legal departments at LPL Financial, the Municipal Securities Rulemaking Board and Goldman Sachs & Co. where his duties included overseeing regulatory inquiries and examinations, overseeing trading, professional qualifications, risk management and assessment, the development and implementation of policies and regulatory rulemaking. Mr. Cowart holds a B.A. in History with honors from the University of Tennessee, a Masters from Vanderbilt University, and an LL.M. in Securities and Financial Regulation from Georgetown University Law Center.

Elizabeth Murray -- Ms. Murray has served as the Company's Principal Accounting Officer since June 2020. She is also the Principal Accounting Officer for Barings BDC, Inc. and previously served as the Vice President of Financial Reporting at Triangle Capital Corporation prior to the externalization of the investment management of the Barings BDC, Inc. to Barings LLC. Prior to joining Triangle Capital Corporation in 2012, she was Manager of Financial Planning and Analysis for RBC Bank, the U.S. retail banking division for Royal Bank of Canada. Prior to RBC Bank, Ms. Murray spent seven years at Progress Energy, Inc. and held various positions in finance, accounting and tax, most recently in Strategy and Financial Planning. Ms. Murray began her career as a Tax Consultant with PricewaterhouseCoopers, where she spent three years serving both public and private companies. Ms. Murray is a graduate of North Carolina State University where she obtained a B.S. degree in Accounting and a Master of Accounting degree. She is also a North Carolina Certified Public Accountant.

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Board Responsibilities

Our Board is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders. Our Board has delegated the management of the business and affairs of the Company to Barings pursuant to an Investment Advisory Agreement and an Administration Agreement. Our Board represents the stockholders’ interest in obtaining meaningful financial returns on their investment and will oversee Barings’ management of the Company’s assets consistent with the investment objective and strategy approved by the Board. Our Board will review and approve Barings’ services and fees and evaluate whether Barings is capably executing its responsibilities. In performing its duties, the primary responsibility of our Board is to exercise its business judgment in the best interests of the Company’s stockholders. The major responsibilities of the Board include:

•	Reviewing and affirming general policies and goals of the Company.

•	Providing general oversight of the business.

•	Approving corporate strategy and major management initiatives.

•	Providing oversight of legal, financial and ethical conduct.

•	Electing and, when necessary, replacing the Chief Executive Officer and other officers of the Company as necessary.

•	Evaluating Board processes and performance.

All major decisions are to be considered by the Board as a whole.

Michael Freno serves as the Chairman of our Board. Mr. Freno is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act because he presently serves as Head of Global Private Investments of Barings. We believe that Mr. Freno’s extensive knowledge of the financial services industry and capital markets in particular qualify him to serve as the Chairman of our Board. We believe that we are best served through this existing leadership structure, as Mr. Freno’s relationship with Barings provides an effective bridge and encourages an open dialogue between management and our Board, ensuring that both groups act with a common purpose.

We recognize that different board leadership structures are appropriate for companies in different situations. We intend to re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.

The Board may establish additional committees in the future. All directors are expected to attend at least 75% of the aggregate number of meetings of our Board and of the respective committees on which they serve. We require each director to make a diligent effort to attend all Board and committee meetings as well as each annual meeting of our stockholders.

Audit Committee

The members of the Audit Committee are Mark Mulhern, Jill Olmstead and Thomas Okel, each of whom is financially literate and meets the independence standards established by the SEC for audit committees and is independent for purposes of the 1940 Act. Mr. Mulhern serves as Chairman of the audit committee. Our Board has determined that Mr. Mulhern is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K.

The purpose of the Audit Committee is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the integrity of the accounting and financial reporting processes of the Company and the audits of the financial statements; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the independent registered public accounting firm’s qualifications and independence; and (v) the performance of the Company’s internal audit function and independent registered public accounting firm. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission including item 407(d)(3)(i) of Regulation S-K, as amended to be included in the Company’s annual proxy statement.

The function of the Audit Committee is oversight. The independent accountants are accountable to the Board and the Audit Committee, as representatives of our stockholders. The Board and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace our independent accountants (subject, if applicable, to stockholder ratification).

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Mark Mulhern, Jill Olmstead and Thomas Okel, each of whom is independent for purposes of the 1940 Act. Mr. Okel serves as Chairman of the nominating and corporate governance committee.

The Nominating and Corporate Governance Committee is responsible for identifying, researching and recommending for nomination directors for election by the Company’s stockholders, recommending for appointment nominees to fill vacancies on the Board of Directors or a committee of the Board of Directors, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of the Board of Directors. The Nominating and Corporate Governance Committee’s policy is to consider nominees properly recommended by the Company’s stockholders in accordance with the Company’s charter, Bylaws and applicable law.

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In addition, any stockholder who wishes to propose a nominee to the Board of Directors or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in the Company’s proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of the Company’s Bylaws, a copy of which is on file with the Securities and Exchange Commission, or the SEC, and may be obtained from the Company’s Secretary upon request. Proposals must be sent to the Company’s Secretary at Barings Capital Investment Corporation, 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202.

Item 6. Executive Compensation.

Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. The Company's day-to-day investment operations are managed by Barings and services necessary for its business, including the origination and administration of its investment portfolio are provided by individuals who are employees of Barings, the investment adviser and administrator, pursuant to the terms of the Advisory Agreement and the Administration Agreement. The Company reimburses the administrator for its allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including its allocable portion of the cost of certain of the Company’s officers and their respective staffs, and the investment adviser for certain expenses under the Investment Advisory Agreement.

Compensation of Directors

Each independent director of the Board is paid an annual board retainer of $60,000, payable in quarterly installments. In addition, the Company reimburses independent directors for any out-of-pocket expenses related to their service as members of the Board of Directors. The independent directors of the Board do not receive any stock-based compensation for their service as members of the Board of Directors. The Company's directors who are employed by Barings do not receive any compensation for their service as members of the Board of Directors.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Various potential and actual conflicts of interest may arise from the overall investment activities of Barings for their own accounts and for the accounts of others. The following briefly summarizes some of these conflicts, but is not intended to be an exhaustive list of all such conflicts.

Conflicts Relating to Barings

Barings, its affiliates, its partners and employees (collectively, “Barings Affiliates”) may engage in any other business and furnish investment management and advisory services and other types of services to others which may include, without limitation, serving as investment manager or sponsor of other collective investment vehicles or managed accounts that acquire interests in, provide financing to or otherwise deal in securities or other investments that would be suitable investments for the Company. Barings Affiliates furnish investment management or advisory services to other persons with investment policies similar or different to those of the Company. Such persons may own securities or other instruments of the same class or type or which may be senior to those held by the Company, and they have incentives, financial or otherwise, to favor certain accounts or vehicles over others. There is no assurance that accounts with similar strategies or investment objectives will hold the same investments or perform in a similar manner. This and other future activities of Barings Affiliates may give rise to additional conflicts of interest.

Situations may occur where the Company could be disadvantaged because of the investment activities conducted by Barings Affiliates for other investment accounts. Barings Affiliates may face conflicts of interest in managing the underlying investments, to the extent that an investment decision that benefits one Barings fund or account (including the Company) may disadvantage another. For example, it may be in the best interest of a co-investing fund or account to sell an investment while being in the best interest of the Company to continue to hold it (and vice versa). In addition, investments by the Company alongside other Barings funds may result in the incurrence of additional investment expense and delays as a result of the greater structural complexity faced by Barings Affiliates in seeking to address the needs of multiple funds and/or accounts, which may have investment objectives and/or sensitivities that conflict or are otherwise at odds with one another.

Subject to 1940 Act restrictions, from time to time, Barings may acquire for other investment accounts, or for its own account or the accounts of employees, securities or other financial instruments of an issuer which are senior or junior to securities or financial instruments of the same issuer that are held by, or acquired for, the Company, and in such capacity, may have interests that are adverse or different to those of the Company. Additionally, the differing investment programs and projected investment horizons of the Company and the investment accounts managed by Barings may result in the Company taking positions in securities that conflict with positions in such securities taken by other accounts managed by Barings Affiliates, including variations in timing of transactions in such securities and the simultaneous holding by the Company and other accounts of Barings Affiliates of long and short positions relating to the same security. Barings Affiliates may have ongoing relationships with issuers whose securities or assets are held by or are being considered for the Company. Due to their various activities, any of the Barings Affiliates may be in possession of confidential information or material, non-public information or be otherwise restricted from effecting transactions for the Company that otherwise might have been initiated. At times, Barings Affiliates, in an effort to avoid such restrictions, may elect not to receive information, even if advantageous to the Company, that other market participants or counterparties have received or are eligible to receive.

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Barings Personnel

Barings’ professional staff will devote such time and effort in conducting activities on behalf of the Company as Barings’ reasonably determines appropriate to perform its duties to the Company. However, our Barings’ employees, including the Investment Team, serve, or may serve, as officers, directors, members, or principals of entities that operate in the same or a related line of business as we do, or of investment funds, accounts, or investment vehicles managed by Barings Affiliates.

Investment Advisory Agreement

In the course of our investing activities, we will pay management and incentive fees to Barings. We have entered into an Investment Management Agreement with Barings that provides that these fees will be based on the value of our gross assets. As a result, investors in our Common Stock will invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in a lower rate of return than one might achieve through direct investments. Because these fees are based on the value of our gross assets, Barings will benefit when we incur debt or use leverage. Additionally, under the incentive fee structure, Barings may benefit when capital gains are recognized and, because Barings will determine when to sell a holding, Barings will control the timing of the recognition of such capital gains. As a result of these arrangements, there may be times when the management team of Barings has interests that differ from those of our stockholders, giving rise to a conflict. Furthermore, there is a risk Barings will make more speculative investments in an effort to receive this payment.

The part of the incentive fee payable to Barings relating to our net investment income will be computed and paid on income that may include interest income that has been accrued but not yet received in cash. This fee structure may give rise to a conflict of interest for Barings to the extent that it encourages Barings to favor debt financings that provide for deferred interest, rather than current cash payments of interest. Barings may have an incentive to invest in deferred interest securities in circumstances where it would not have done so but for the opportunity to continue to earn the incentive fee even when the issuers of the deferred interest securities would not be able to make actual cash payments to us on such securities. This risk could be increased because, under our Investment Management Agreement, Barings is not obligated to reimburse us for incentive fees it receives even if we subsequently incur losses or never receive in cash the deferred income that was previously accrued.

We expect to make many of our portfolio investments in the form of loans and securities that are not publicly traded and for which no market based price quotation is available. As a result, our Board will determine the fair value of these loans and securities in good faith as described in “Item 1A. Risk Factors — Risks Relating to Our Business and Structure-Uncertainty as to the Value of Certain Portfolio Investments.” In connection with that determination, investment professionals from Barings may provide our Board with valuations based upon the most recent portfolio company financial statements available and projected financial results of each portfolio company. While the valuation for each portfolio investment will be reviewed by an independent valuation firm at least once annually, the ultimate determination of fair value will be made by our Board and not by such third-party valuation firm. In addition, each of the Interested Directors has an indirect pecuniary interest in Barings. The participation of Barings’ investment professionals in our valuation process, and the pecuniary interest in Barings by certain members of our Board, could result in a conflict of interest as Barings’ management fee is based, in part, on the value of our gross assets, and our incentive fees will be based, in part, on realized gains and realized and unrealized losses.

Administration Agreement

We have entered into an Administration Agreement with Barings pursuant to which Barings will furnish us with office facilities and equipment and will provide us with the clerical, bookkeeping, recordkeeping and other administrative services necessary to conduct day-to-day operations. Under this Administration Agreement, Barings will perform, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records which we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. Certain of our officers and directors own indirect pecuniary interests in Barings. We will reimburse Barings for the allocable portion (subject to the review and approval of our Board) of overhead and other expenses incurred by it in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions, and our allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer, and any of their respective staff who provide services to us, operations staff who provide services to us, and internal audit staff, if any, to the extent internal audit performs a role in our Sarbanes-Oxley internal control assessment. Our allocable portion of overhead will be determined by Barings, which expects to use various methodologies such as allocation based on the percentage of time certain individuals devote, on an estimated basis, to the business and affairs of the Company, and will be subject to oversight by the Board.

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Barings may enter into one or more agreements with third parties for them to provide certain administrative services to the Company.

Conflicts Relating to the Purchase and Sale of Investments

Allocation of Investment Opportunities

Except as may be required by the terms of any exemptive relief obtained by the Company, none of the Barings Affiliates is under any obligation to offer investment opportunities of which it becomes aware to the Company or to account to the Company or share with the Company or inform the Company of any investments before offering investments to other funds or accounts that Barings manages or advises. Furthermore, Barings Affiliates may make an investment on behalf of any account they manage or advise without offering the investment opportunity to, or making any investment on behalf of, the Company, and Barings Affiliates may make an investment on their own behalf without offering the investment opportunity to the Company. Affirmative obligations exist or may arise in the future, whereby Barings Affiliates are obligated to offer certain investments to funds or accounts that Barings Affiliates manage or advise before or without Barings Affiliates offering those investments to the Company. In addition, Barings may make investments on behalf of the Company in securities or other assets that it has declined to invest in for its own account, the account of any of its affiliates or the account of its other clients.

If it is determined that the amount of an investment opportunity exceeds the amount Barings determines would be appropriate for the Company, such excess may be offered to one or more co-investors on such terms and conditions as Barings determines. Such purchases or investments may be at the same price as the Company acquires its investment, even though such price may not otherwise have been available to the co-investor absent the Company’s investment or the Company could have received additional fees, payments or benefits through sales to other third parties.

In the event Barings determines to offer an investment opportunity to co-investors, there can be no assurance that Barings will be successful in offering a co-investment opportunity to a potential co-investor, in whole or in part, that the closing of such co-investment will be consummated in a timely manner, that the co-investment will take place on the terms and conditions that will be preferable for the Company or that expenses incurred by the Company with respect to the syndication of the co-investment will not be substantial. In the event that Barings is not successful in offering a co-investment opportunity to potential co-investors, in whole or in part, the Company may consequently hold a greater concentration and have exposure in the related investment opportunity than was initially intended, which could make the Company more susceptible to fluctuations in value resulting from adverse economic and/or business conditions with respect thereto.

As a BDC, we are limited in our ability to invest in any portfolio company in which an affiliates’ other client has an investment. We are also limited in our ability to co-invest in a portfolio company with Barings or one or more of its respective affiliates. Some of these co investments are only permitted pursuant to reliance on previous no-action letters or an exemptive order from the SEC.

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Item 8. Legal Proceedings.

We are not currently a party to any material pending legal proceedings.

From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

Market Information

Until the completion of a Liquidity Event, our outstanding Common Stock will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2) and Regulation D. There is no public market for our Common Stock currently, nor can we give any assurance that one will develop.

Because shares of our Common Stock have been acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Such shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, and (ii) the shares are registered under applicable securities laws or specifically exempted from registration (in which case the stockholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Common Stock.

Distribution Policy

We intend to make distributions on a quarterly basis to our stockholders of substantially all of our income, as determined by the Board in its discretion.

We intend to elect to be treated as a RIC under the Code, and intend to make the required distributions to our stockholders as specified therein. In order to qualify and maintain our tax treatment as a RIC and to obtain RIC tax benefits, we must meet certain minimum distribution, source-of-income and asset diversification requirements. If such requirements are met, then we will generally be required to pay income taxes only on the portion of our taxable income and gains we do not distribute (actually or constructively). We can offer no assurance that we will achieve results that will permit the payment of any cash distributions and our ability to make distributions will be limited by the asset coverage requirement and related provisions under the 1940 Act and contained in any applicable indenture and related supplements to any debt we may issue in the future.

The minimum distribution requirements applicable to RICs require us to distribute to our stockholders each year at least 90% of our ICTI, as defined by the Code. Depending on the level of ICTI earned in a tax year, we may choose to carry forward ICTI in excess of current year distributions into the next tax year and pay a 4% U.S. federal excise tax on such excess. Any such carryover ICTI must be distributed before the end of the next tax year through a dividend declared prior to filing the final tax return related to the year which generated such ICTI.

ICTI generally differs from net investment income for financial reporting purposes due to temporary and permanent differences in the recognition of income and expenses. We may be required to recognize ICTI in certain circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments issued with warrants), we must include in ICTI each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in ICTI other amounts that we have not yet received in cash, such as interest income from investments that have been classified as non-accrual for financial reporting purposes. Interest income on non-accrual investments is not recognized for financial reporting purposes, but generally is recognized in ICTI. Because any original issue discount or other amounts accrued will be included in our ICTI for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the minimum distribution requirements, even though we will not have received and may not ever receive any corresponding cash amount. ICTI also excludes net unrealized appreciation or depreciation, as investment gains or losses are not included in taxable income until they are realized.

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Item 10. Recent Sales of Unregistered Securities.

We entered into and expect to enter into additional Subscription Agreements with a number of investors for the private placement of Common Stock of the Company. Under the terms of the Subscription Agreements, investors are required to make capital contributions to purchase shares of our Common Stock at a price at least equal to the net asset value per share as determined by the Board within no more than 48 hours of share issuance up to the amount of their respective Capital Commitments on an as-needed basis as determined by us with a minimum of 10 calendar days’ prior notice.

We issued a Drawdown Notice to investors on July 1, 2020, and on July 13, 2020 sold 2,500,000 shares of our Common Stock at a price of $20.00 per share, resulting in total proceeds to the Company of $50.0 million. On July 31, 2020, we issued a second Drawdown Notice to investors for $50.0 million. We expect to issues shares of our Common Stock in connection with the second Drawdown Notice on August 10, 2020. The sale of our Common Stock pursuant to the Subscription Agreements are exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and Regulation D thereof.

Item 11. Description of Registrant’s Securities to be Registered.

The following description of our capital stock is based on relevant portions of the MGCL and on our charter and bylaws. This summary is not necessarily complete, and we refer you to the MGCL and our charter and bylaws, forms of which are incorporated by reference to the exhibits to this Registration Statement for a more detailed description of the provisions summarized below.

General

Our authorized stock consists of 500,000,000 shares of common stock, par value $0.001 per share. Under our Articles of Incorporation, our Board is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock without obtaining stockholder approval. As permitted by the MGCL, our Articles of Incorporation provides that the Board, without any action by our stockholders, may amend the Articles of Incorporation from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

All shares of our Common Stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of our Common Stock if, as and when authorized by our Board and declared by us out of funds legally available therefor. Shares of our Common Stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except when their transfer is restricted by the Articles of Incorporation, federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our Common Stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our Common Stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our Common Stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of Common Stock can elect all of our directors, and holders of less than a majority of such shares will not be able to elect any directors.

Transfer and Resale Restrictions

Unless and until an IPO, our Common Stock will not be registered under the 1933 Act. Shares of our Common Stock sold in the Private Offerings are exempt from registration requirements pursuant to Section 4(2) of and Regulation D under the 1933 Act.

Because our Common Stock will be acquired by investors in one or more transactions “not involving a public offering,” they will be “restricted securities” and may be required to be held indefinitely. Shares of our Common Stock may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, and (ii) the shares of our Common Stock are registered under applicable securities laws or specifically exempted from registration (in which case the stockholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Common Stock until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Common Stock may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the common shares and to execute such other instruments or certifications as are reasonably required by us.

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Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our Articles of Incorporation contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

Our Articles of Incorporation authorize us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our Bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our Articles of Incorporation and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Maryland law requires a corporation (unless its articles of incorporation provide otherwise, which our Articles of Incorporation do not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We intend to enter into indemnification agreements with our directors and executive officers. The indemnification agreements provide our directors and executive officers the maximum indemnification permitted under Maryland law and the 1940 Act.

As a BDC, we are not permitted to and will not indemnify the Investment Adviser, any of our executive officers and directors, or any other person against liability arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office, or by reason of reckless disregard of obligations and duties of such person arising under contract or agreement.

Maryland Anti-takeover Law

The MGCL and our Articles of Incorporation and Bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise, the material ones of which are discussed below. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We expect the benefits of these provisions to outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

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Classified Board of Directors

Our Board is divided into three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. At each annual meeting of stockholders, directors of the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders following the meeting at which they were elected and until their successors are duly elected and qualified. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies.

Election of Directors

Our bylaws provide that the affirmative vote of a majority of the total votes cast “for” or “against” a nominee for director at a duly called meeting of stockholders at which a quorum is present is required to elect a director in an uncontested election. In a contested election, directors are elected by a plurality of the votes cast at a meeting of stockholders duly called and at which is a quorum is present. Under our bylaws, our Board may amend the bylaws to alter the vote required to elect directors.

Number of Directors; Removal; Vacancies

Our charter and bylaws provide that the number of directors will be set only by the Board. Our bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less one nor more than 12. We have elected to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the Board. Accordingly, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act. Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of us.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or (unless the articles of incorporation provide for stockholder action by less than unanimous written consent, which our Articles of Incorporation do not) by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our Bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board and the proposal of business to be considered by stockholders may be made only by (1) pursuant to the Company’s notice of meeting, (2) by or at the direction of the Board or (3) by any stockholder of the Company who was a stockholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purposes of electing directors, by a stockholder who was a stockholder of record at the time of provision of notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

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The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our Board and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its articles of incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its articles of incorporation for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Articles of Incorporation generally provide for approval of amendments to the Articles of Incorporation and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our Articles of Incorporation also provides that certain amendments to the Articles of Incorporation, any proposal for our conversion, whether by amendment to our Articles of Incorporation, merger or otherwise, from a closed-end company to an open-end company and any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 80% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by a majority of our continuing directors (in addition to approval by our Board), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our Articles of Incorporation as (1) our current directors, (2) those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board or (3) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.

Our Articles of Incorporation and Bylaws provide that the Board will have the exclusive power to make, alter, amend or repeal any provision of our Bylaws.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Control Share Act discussed below, as permitted by the MGCL, Articles of Incorporation provide that stockholders will not be entitled to exercise appraisal rights unless a majority of the Board determines such rights apply.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter (the “Control Share Act”). Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

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A person who has made or proposes to make a control share acquisition may compel the Board of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our Bylaws compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation. Our Bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our Bylaws to be subject to the Control Share Act only if the Board determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Control Share Act does not conflict with the 1940 Act.

Business Combinations

Under the MGCL, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•     any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

•     any affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•     80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•     two-thirds of the votes entitled to be cast by holders of the voting stock of the corporation's common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for it shares

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors may adopt a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the board of directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution, however, may be altered or repealed in whole or in part at any time. The Maryland Business Combination Act may discourage third parties from trying to acquire control of us and increase the difficulty of consummating such an offer.

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Conflict with 1940 Act

Our bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Acquisition Act (if we amend our bylaws to be subject to such Act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Exclusive Forum

Our Articles of Incorporation and Bylaws provide that, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting an internal corporate claim (as defined in the MGCL), or (iii) any other action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine will be the Circuit Court for Baltimore City, Maryland (the “Maryland Circuit Court”) or the state court located within the City of Charlotte in Mecklenburg County, North Carolina (the “NC State Court”), or, if neither of these courts have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division or the United States District Court for the Western District of North Carolina. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company will be deemed, to the fullest extent permitted by law, to have notice of and consented to these exclusive forum provisions and to have irrevocably submitted to, and waived any objection to, the exclusive jurisdiction of such courts in connection with any such action or proceeding and consented to process being served in any such action or proceeding, without limitation, by United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Company, with postage thereon prepaid. With respect to an action or proceeding in the Maryland Circuit Court and the NC State Court governed by this Article, the Company and the stockholders (or beneficial owners of stock) shall be deemed to have consented to the assignment of the action or proceeding to the Business and Technology Case Management Program for the State of Maryland (or any successor program governing complex corporate proceedings) and the North Carolina Business Court, respectively.

Item 12. Indemnification of Directors and Officers.

See “Item 11. Description of Registrant’s Securities to be Registered — Provisions of the MGCL and Our Charter and Bylaws — Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.”

In addition, we have entered into indemnification agreements with each of our directors and officers pursuant to which we are required to indemnify each such director and officer to the maximum extent permitted by Maryland Law unless it is established that (i) the director or officer’s conduct was in bad faith or the result of active and deliberate dishonesty, (ii) the director or officer received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, the director or officers had reasonable cause to believe his or her conduct was unlawful.

We have also obtained directors and officers/errors and omissions liability insurance for our directors and officers.

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Item 13. Financial Statements and Supplementary Data.

Set forth below is an index to our financial statements attached to this Registration Statement.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) List separately all financial statements filed

The financial statements included in this Registration Statement are listed “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits

Number	Exhibit

3.1	Articles of Amendment and Restatement*
3.2	Bylaws*
10.1	Investment Advisory Agreement, dated June 24, 2020, between the Company and the Investment Adviser
10.2	Form of Sub-Advisory Agreement between the Investment Adviser and Sub-Adviser*
10.3	Administration Agreement, dated June 24, 2020, between the Company and the Administrator*
10.4	Trademark License Agreement, dated June 24, 2020, between the Company and the Investment Adviser*
10.5	Dividend Reinvestment Plan*
10.6	Form of Indemnification Agreement for Directors and Officers*
10.7	Master Custodian Agreement, dated August 2, 2018, by and between the Company and State Street Bank and Trust Company*
10.8	Form of Subscription Agreement to be entered into between the Company, the Investment Adviser, and certain other persons in connection with the Private Offering*

* Previously filed as part of the Registrant’s Registration Statement on Form 10 (File No. 000-56180) filed on June 26, 2020 and incorporated herein by reference.

78

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

BARINGS CAPITAL INVESTMENT CORPORATION

Date:	August 5, 2020	By:	/s/ Ian Fowler
		Name:	Ian Fowler
		Title:	Chief Executive Officer and President

79

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors
Barings Capital Investment Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Barings Capital Investment Corporation (the Company) as of June 30, 2020, the related statements of operations, changes in net assets, and cash flows for the period from February 20, 2020 (inception) to June 30, 2020, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020, and the results of its operations, changes in its net assets, and its cash flows for the period from February 20, 2020 (inception) to June 30, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Such procedures also included confirmation of cash held as of June 30, 2020, by correspondence with the custodian. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2020.

Charlotte, NC
August 5, 2020

F-2

Barings Capital Investment Corporation

Balance Sheet

June 30, 2020
Assets:
Cash	$—
Prepaid expenses and other assets	244,880
Total assets	$244,880
Liabilities:
Accounts payable and accrued liabilities	$280,896
Accrued offering costs	244,880
Total liabilities	525,776
Commitments and contingencies (Note 3)
Net Assets:
Common stock, $0.001 par value per share (500,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2020)	—
Total distributable earnings (loss)	(280,896)
Total net assets	(280,896)
Total liabilities and net assets	$244,880
Net asset value per share	NA

See accompanying notes.

F-3

Barings Capital Investment Corporation

Statement of Operations

Period from February 20, 2020 (inception) to June 30, 2020
Investment income	$—
Operating expenses:
Organizational costs	205,896
Other general and administrative expenses	75,000
Total operating expenses	280,896
Net investment loss	(280,896)
Net decrease in net assets resulting from operations	$(280,896)
Net investment loss per share—basic and diluted	NA
Net decrease in net assets resulting from operations per share—basic and diluted	NA
Weighted average shares outstanding—basic and diluted	—

See accompanying notes.

F-4

Barings Capital Investment Corporation

Statements of Changes in Net Assets

	Common Stock		Additional	Total Distributable	Total
Period from February 20, 2020 (inception) to June 30, 2020	Number of Shares	Par Value	Paid-In Capital	Earnings (Loss)	Net Assets
Balance, February 20, 2020	—	$—	$—	$—	$—
Net investment loss	—	—	—	(280,896)	(280,896)
Issuance of common stock to Adviser	1	—	1	—	1
Purchase of common stock from Adviser	(1)	—	(1)	—	(1)
Balance, June 30, 2020	—	$—	$—	$(280,896)	$(280,896)

See accompanying notes.

F-5

Barings Capital Investment Corporation

Statement of Cash Flows

Period from February 20, 2020 (inception) to June 30, 2020
Cash flows from operating activities:
Net decrease in net assets resulting from operations	$(280,896)
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(244,880)
Accounts payable and accrued liabilities	280,896
Accrued offering costs	244,880
Net cash provided by (used in) operating activities	—
Cash flows from financing activities:
Net proceeds related to issuance of common stock	1
Purchases of common stock from Adviser	(1)
Net cash provided by investing activities	—
Net increase (decrease) in cash	—
Cash, beginning of period	—
Cash, end of period	$—

See accompanying notes.

F-6

Barings Capital Investment Corporation

Notes to Financial Statements

1.	ORGANIZATION, BUSINESS AND BASIS OF PRESENTATION

Organization

Barings Capital Investment Corporation (“BCIC” or the “Company”) was formed on February 20, 2020 as a Maryland limited liability company and converted to a Maryland corporation on April 28, 2020. The Company is a newly formed, externally managed, non-diversified closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, the Company intends to elect to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), as of the Initial Drawdown Date (as defined below).

The Company is conducting private offerings (the “Private Offering”) of its common stock to investors in reliance on exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”). At the closing of any Private Offering, each investor will make a capital commitment (a “Capital Commitment”) to purchase shares of the Company's common stock pursuant to a subscription agreement entered into with the Company (a “Subscription Agreement”). Investors will be required to fund drawdowns (“Drawdowns”) to purchase shares of the Company's common stock up to the amount of their respective Capital Commitments on an as-needed basis with a minimum of 10 calendar days’ prior notice to the investors (“Drawdown Notice”). The Company commenced its loan origination and investment activities contemporaneously with the initial closing of the Private Offering, which occurred in the third quarter of 2020.

Description of Business

The Company is a financial services company that primarily lends to and invest in senior secured private debt investments in well-established middle-market businesses that operate across a wide range of industries. The Company is externally managed by Barings LLC (“Barings” or “Adviser”), an investment adviser that is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser, a wholly-owned subsidiary of Massachusetts Mutual Life Insurance Company (“MassMutual”), is a leading global asset management firm, with over $346 billion in assets under management as of June 30, 2020.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to Regulation S-X. The Company is an investment company and, therefore, applies the specialized accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. Financial statements prepared on a GAAP basis require management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

Fiscal Year End

The Company’s fiscal year ends on December 31.

Organizational Costs

Organizational costs include costs relating to the formation and incorporation of the Company, which generally include legal fees. These costs are expensed as incurred.

Offering Expenses

Costs associated with the offering of common stock of the Company are capitalized as deferred offering expenses and included on the Balance Sheet and amortized over a twelve-month period from incurrence. These expenses consist primarily of legal fees and other costs incurred in connection with the Private Offering and the preparation of the Company's registration statement on Form 10.

Income Taxes

The Company also intends to elect to be treated as a RIC under the Code for the taxable year ending December 31, 2020. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its stockholders as dividends. Rather, any tax liability related to income earned by BCIC represents obligations of the Company's investors and will not be reflected in the financial statements of the Company.

F-7

Barings Capital Investment Corporation

Notes to Financial Statements — (Continued)

In order to maintain its tax treatment as a RIC, the Company must meet certain minimum distribution, source-of-income and asset diversification requirements. If such requirements are met, then the Company is generally required to pay taxes only on the portion of its taxable income and gains it does not distribute (actually or constructively). The minimum distribution requirements applicable to RICs require the Company to distribute to its stockholders at least 90% of its investment company taxable income (“ICTI”), as defined by the Code, each year. Depending on the level of ICTI earned in a tax year and net capital gain, if any, the Company may choose to carry forward income in excess of current year distributions into the next tax year and pay a 4% U.S. federal excise tax on such excess. Any such income must be distributed before the end of that next tax year through a dividend declared prior to filing the final tax return related to the year which generated such income.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposit, U.S. government securities, money market fund investments, commercial paper instruments and other similar cash equivalent investments maturing within one year of purchase.

2.	AGREEMENTS AND RELATED PARTY TRANSACTIONS

Investment Advisory Agreement

On June 24, 2020, the Company entered into an investment advisory agreement (the “Investment Advisory Agreement”) with the Adviser. Pursuant to the Investment Advisory Agreement, the Adviser serves as the Company’s investment adviser and manages its investment portfolio. Under the terms of the Investment Advisory Agreement, the Company will pay the Adviser a base management fee and may also pay an incentive fee. The Company’s board of directors unanimously approved the Advisory Agreement on June 24, 2020. The base management fee will be calculated at an annual rate of 0.15% of the Company's gross assets, including assets purchased with borrowed funds or other forms of leverage but excluding (i) cash and cash equivalents and (ii) net unsettled purchases and sales of investments. For services rendered under the Investment Advisory Agreement, the base management fee will be payable quarterly in arrears. The incentive fee will consist of two parts: (i) an incentive fee based on pre-incentive fee net investment income and (ii) an incentive fee based on the net capital gains received on the Company’s portfolio of securities on a cumulative basis for each calendar year, net of all realized capital losses and all unrealized capital depreciation for that same calendar year. The incentive fee based on pre-incentive fee net investment income is subject to a floating “hurdle rate” based on LIBOR (or an alternate “floating” benchmark rate), a “catch-up” feature and an incentive fee cap. As of June 30, 2020, no base management fees or incentive fees have been incurred.

The Investment Advisory Agreement has an initial term of two years. Thereafter, it shall continue automatically for successive one-year periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Company's board of directors, or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the directors who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act. The Investment Advisory Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, (i) by the vote of a majority of the outstanding voting securities of the Company or (ii) by the vote of the Company’s board of directors, or (iii) by the Adviser upon 90 days' written notice. This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

Administration Agreement

On June 24, 2020, the Company entered into an administration agreement (the “Administration Agreement”) with the Adviser. Pursuant to the Administration Agreement, the Adviser will provide administrative services necessary for the Company to operate (in such capacity, the “Administrator”), and the Company will utilize the Administrator’s office facilities, equipment and recordkeeping services. Under the terms of the Administration Agreement, the Company is required to reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities under the Administration Agreement, or such lesser amount as may be agreed to in writing by the Company and the Administrator from time to time. The Company’s board of directors unanimously approved the Administration Agreement on June 24, 2020.

As of June 30, 2020, the Company has not incurred any expenses under the terms of the Administration Agreement.

The Administration Agreement has an initial term of two years and thereafter will continue automatically for successive one-year periods so long as such continuance is specifically approved at least annually by the Company's board of directors, including a majority of the directors who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act. The Administration Agreement may be terminated at any time, without the payment of any penalty, by vote of the Company's board of directors, or by the Adviser, upon 90 days’ written notice to the other party. The Administration Agreement may not be assigned by a party without the consent of the other party.

F-8

Barings Capital Investment Corporation

Notes to Financial Statements — (Continued)

3.	COMMITMENTS AND CONTINGENCIES

As of June 30, 2020, the Company had $337.5 million in total capital commitments from investors ($337.5 million unfunded), of which $5.0 million was from C.M. Life Insurance Company ($5.0 million unfunded), an affiliate of MassMutual and the Adviser, and $95.0 million was from MassMutal ($95.0 million unfunded).

In the normal course of business, the Company may be party to financial instruments with off-balance sheet risk, consisting primarily of unused commitments to extend financing to the Company's portfolio companies. There were no unused commitments to extend credit as of June 30, 2020.

From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business. As of June 30, 2020, the Company is not aware of any pending or threatened litigation.

4.	NET ASSETS

On February 20, 2020, in connection with its formation as a Maryland limited liability company, the Company issued 1 unit for $1 to the Adviser and subsequently converted the 1 unit to 1 share in connection with the Company's conversion to a Maryland corporation on April 28, 2020. On June 26, 2020, the Company repurchased the Advisers' 1 share for $1.

During June 2020, the Company entered into subscription agreements (the “Subscription Agreements”) aggregating $337.5 million with investors providing for the private placement of the Company's common stock. Under the terms of the Subscription Agreements, investors are required to fund Drawdowns to purchase the Company's common stock up to the amount of their respective Capital Commitment on an as-needed basis each time the Company delivers a notice to its investors. The commitments received provide the Company with sufficient liquidity to settle its liabilities and commence its lending activities.

5.	SUBSEQUENT EVENTS

On July 1, 2020 pursuant to the Subscription Agreements, the Company delivered a capital drawdown notice to its investors relating to the issuance of 2,500,000 of common stock for an aggregate offering price of $50.0 million. The shares were issued on July 13, 2020.

F-9